PROSPECTUS

Filed Pursuant to Rule 424(b)(4)

 Registration No. 333-281097

PTL Limited

1,250,000 Ordinary Shares

This is an initial public offering (the “Offering”) of 1,250,000 ordinary shares of no par value (the “Ordinary Shares”), of PTL Limited (“PTL”, the “Company”, “we, “our”, “us”). We are offering 1,250,000 Ordinary Shares of our Company, on a firm commitment basis, representing 10% of the Ordinary Shares following completion of the offering of our Company. The initial public offering price (the “Offering Price”) is US$4.00 per Ordinary Share. Prior to this Offering, there has been no public market for our Ordinary Shares. Our Ordinary Shares have been approved for listing on the Nasdaq Capital Market under the symbol “PTLE”.

Following this Offering, PTLE Limited (“PTLE”) will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, PTLE can control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed a “controlled company” within the meaning of the Nasdaq listing rules and follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — Risks Related to Our Corporate Structure — Our corporate actions will be substantially controlled by our Controlling Shareholder, PTLE Limited, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” on page 37 and “Prospectus Summary — Implication of Being a Controlled Company” on page 13 of this prospectus.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 17 to read about factors you should consider before buying our Ordinary Shares.

PTL Limited, or PTL, is a holding company incorporated in British Virgin Islands (“BVI”). As a holding company with no material operations, PTL conducts all of its operations through its operating entity, Petrolink Energy Limited (the “Operating Subsidiary”), a company incorporated in Hong Kong. Investors in our Ordinary Shares should be aware that they will not and may never directly hold equity interests in the Operating Subsidiary, but rather purchasing equity solely in PTL, the BVI holding company. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities PTL is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States.

All of our operations are conducted by our wholly-owned Operating Subsidiary in Hong Kong, which is a special administrative region of the PRC. We currently do not have any operations in Mainland China. We do not have any operation or maintain an office or personnel in Mainland China, nor currently do we have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. However, since (1) our operations are located in Hong Kong, which is a special administrative region of the PRC, and (2) some of our customers are Mainland China companies, Mainland China individuals, or companies that have shareholders or directors that are Mainland China individuals, we are subject to certain legal and operational risks associated with our Operating Subsidiary being based in Hong Kong, and the legal and operational risks associated with operating in Mainland China may also apply to our operations in Hong Kong. We may be subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the cybersecurity, data security, and the oversight and control over overseas securities offerings by the PRC government. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. The PRC government may intervene or influence the current and future operations in Hong Kong at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers likes us. Such governmental actions:

●	could result in a material change in our operations and/or the value of our Ordinary Shares;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or hinder our ability to offer or continue to offer our Ordinary Shares to investors; and

●	may cause the value of our Ordinary Shares to significantly decline or be worthless.

See “Risk Factors — Risks Related to Doing Business in Hong Kong — All of our operations are in Hong Kong. However, due to the long-arm application of the current Mainland China laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our subsidiary in Hong Kong may be subject to certain PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain” on page 29; and “Risk Factors — Risks Related to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 35.

We are aware that, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Recent Regulatory Development in the PRC.” Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiary’s daily business operation, their ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application.

Furthermore, on February 24, 2023, the CSRC revised the Provisions on Strengthening the Management of Confidentiality and Archives Related to the Overseas Issuance of Securities and Overseas Listing by Domestic Companies which were issued in 2009, or the Archives Rules. The revised Archives Rules came into effect on March 31, 2023 together with the Trial Measures. The revised Archives Rules expand their application to cover indirect overseas offering and listing, by stipulating that a domestic company which plans to publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers and overseas regulators, any documents and materials containing state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level.

According to Article 18 of the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation mandating that the laws in Hong Kong shall be in line with those in the PRC. Despite the foregoing, the legal and operational risks that arise from operating in Mainland China also apply to businesses operating in Hong Kong and Macau.

However, there remains uncertainty as to how the Draft Measures, the Trial Measures and the Draft Rules Regarding Overseas Listing will be interpreted or implemented and whether the PRC regulatory agencies, including the Cyberspace Administration of China (the “CAC”) and CSRC. It is also possible that new PRC laws, regulations, rules, or detailed implementation and interpretation related to the Trial Measures may be adopted in the future, which could impact businesses operating in Hong Kong and Macau that engage in activities covered by these measures. As advised by our PRC Counsel, China Commercial Law Firm, based on PRC laws and regulations and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, neither we, nor our Operating Subsidiary is required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) our Operating Subsidiary was established and operate in Hong Kong, which is not a “domestic company” for the purposes of the Trial Measures, and (iii) businesses conducted by our Operating Subsidiary are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. Neither the CAC, the CSRC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiary’s operations or this Offering. Therefore, the Company or its subsidiary is currently not required to obtain regulatory approval from the CAC, CSRC nor any other PRC authorities for its and its subsidiary’s operations in Hong Kong and this Offering. However, as advised by our PRC Counsel, China Commercial Law Firm, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.” on page 31.

Petrolink Energy Limited, our Operating Subsidiary in Hong Kong may collect and store certain data (including certain personal information) from our customers, some of whom may be individuals in Mainland China, in connection with our business and operations and for “Know Your Customers” purposes. As advised by our PRC Counsel, China Commercial Law Firm, the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations will not have an impact on our business, operations or this Offering, neither we or our Operating Subsidiary, are covered by permission requirements from the CAC that is required to approve our subsidiary’s operations, as our Operating Subsidiary will not be deemed to be an “operator” or a “data processor” that are required to file for cybersecurity review before listing in the United States, because: (i) our Operating Subsidiary is incorporated in Hong Kong and operates in Hong Kong; and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to the offering by a company like ours; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of less than one million individual in Mainland China and we have acquired the our customers’ separate consents for collecting and storing of their personal information and data; (iii) all of the data of our customers that our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (iv) as our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Based on Mainland China laws and regulations and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, neither we, nor our Operating Subsidiary, are currently required to obtain any permission or approval from the PRC authorities, including the CSRC and CAC, to operate our business and offer the securities being registered to foreign investors. Therefore, no application to obtain permission or approval from the PRC authorities are required and no permissions or approvals have been denied.

However, as advised by our PRC Counsel, China Commercial Law Firm, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, we believe that there remains significant uncertainty in the interpretation and enforcement of relevant Mainland China cybersecurity laws and other regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and become applicable to our Operating Subsidiary in Hong Kong, if our Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiary in Hong Kong, the business operation of our Operating Subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.” on page 35.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our Operating Subsidiary’s operations in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong. In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual in order to ensure personal data is collected on a fully-informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Compliance with PDPO and any such other existing or future data privacy related laws, regulations and governmental orders by us may entail significant expenses as we have to process the data in a secured manner by enhancing the security of our IT system from time to time and ensure that all data are properly collected and used; and any breach of PDPO could materially affect our business.

In addition, the Holding Foreign Companies Accountable Act (the “HFCAA”), which prohibits foreign companies from listing their securities on U.S. exchanges if the Company’s auditor has been unavailable for PCAOB inspection or investigation for three consecutive years, became law in December 2020. On December 16, 2021, the PCAOB issued a determination (the “Determination Report”) that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by authorities in those jurisdictions, and the PCAOB included in the Determination Report a list of the accounting firms that are headquartered in the PRC or Hong Kong. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. The SEC adopted final amendments to its rules to implement the HFCAA, which went into effect on January 20, 2022. As part of the SEC’s final rules, identified issuers will need to provide additional disclosures in subsequent filings that prove the issuer is not owned or controlled by a governmental authority in the foreign jurisdiction of the audit firm identified by the PCAOB in the Determination Report.

Our auditor, J&S Associate PLT (“J&S”), the independent registered public accounting firm headquarters in Malaysia, is a firm registered with the PCAOB, that is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess J&S Associate PLT’s compliance with applicable professional standards. J&S Associate PLT is not subject to the Determination Report announced by the PCAOB relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China or Hong Kong because of a position taken by one or more authorities in the Mainland China or Hong Kong. In the event that it is later determined that the PCAOB is unable to inspect or investigate completely our auditor or our work papers because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the applicable stock exchange. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was enacted on December 29, 2022, and amended the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB continues to demand complete access in the Chinese mainland and Hong Kong moving forward and resumed regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the AHFCAA was enacted, which amended the HFCAA by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our common stock may be prohibited from trading or delisted. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 40.

PTL has no operations of its own. It conducts its operations in Hong Kong through our Operating Subsidiary. PTL may rely on dividends or payments to be paid by our Operating Subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If our Operating Subsidiary incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds are transferred from PTL, our holding company incorporated in BVI, to our Operating Subsidiary in Hong Kong, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiary in Hong Kong to PTL.

There are no restrictions or limitations on our ability to distribute earnings from our subsidiaries, including our subsidiary in Hong Kong, to PTL and shareholders and the U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as it thinks fit, if it is satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed our liabilities and PTL will be able to pay our debts as they become due. For the cash transfers between PTL and the Operating Subsidiary, and according to the BVI Act, a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets of exceeds its liabilities, and the company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of PTL’s subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to PTL. Other than the above, we have not adopted, nor do we maintain, any cash management policies and procedures. Additionally, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Furthermore, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between PTL and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to PTL and U.S. investors and amounts owed. As advised by our PRC Counsel, China Commercial Law Firm, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from PTL to the Operating Subsidiary or from the Operating Subsidiary to PTL, our shareholders and the U.S. investors. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Summary — Transfers of cash to and from our subsidiary” and “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.” on page 38 and 39. See “Dividend Policy” for further details.

PTL, our BVI holding company, since its incorporation on December 29, 2023, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between PTL and its subsidiaries, or by the Operating Subsidiary to PTL. For FY 2022 and FY2023, our Operating Subsidiary has not declared any dividends to its then shareholders, before the incorporation of PTL. We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We are an “emerging growth company” and a “foreign private issuer” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an “Emerging Growth Company” and “Implications of Our Being a Foreign Private Issuer” on page 12 for additional information.

	Per Share			Total(4)
Offering price(1)	US$	4.00	US$	5,000,000
Underwriting discounts and commissions(2)	US$	0.28	US$	350,000
Proceeds to the company before expenses(3)	US$	3.72	US$	4,650,000

(1)	Initial public offering price per share is US$4.00.

(2)	We have agreed to pay the underwriters a discount equal to 7% of the gross proceeds of the offering. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 105.

(3)	Excludes fees and expenses payable to the underwriters.

(4)	Assumes that the underwriters do not exercise any portion of their over-allotment option.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares offered by the Company if any such shares are taken. We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to 187,500 additional Ordinary Shares from us at the initial public offering price, less underwriting discounts, within 45 days from the closing of this Offering to cover over-allotments, if any. If the underwriters exercise the option in full, assuming the public offering price per share is US$4.00, the total underwriting discounts payable will be US$402,500, and the total proceeds to us, before expenses, will be US$5,347,500.

We expect our total cash expenses for this Offering to be approximately US$1,408,189, including expenses payable to the underwriters for their reasonable out-of-pocket expenses and non-accountable expense allowance, exclusive of the above discounts.

If we complete this Offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Ordinary Shares against payment as set forth under “Underwriting” on or about October 17, 2024.

The date of this prospectus is October 15, 2024

We and the Underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the BVI. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed Offering, and only the prospectus dated hereof, is authorized by us to be used in connection with our proposed Offering. Our business, financial condition, results of operations, and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this Offering and the distribution of this prospectus applicable to those jurisdictions.

Until and including November 9, 2024 (the 25th days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

i

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

PRESENTATION OF FINANCIAL INFORMATION

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

ii

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Except where the context otherwise requires and for purposes of this prospectus only, references to:

●	“Amended and Restated Memorandum and Articles of Association” refers to the current memorandum and articles of association of PTL (as defined below), as amended on June 11, 2024;

●	“BVI” refers to the British Virgin Islands;

●	“BVI Act” refers to the BVI Business Companies Act, 2020 (as amended);

●	“CAGR” refers to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

●	“Controlling Shareholder” refers to PTLE Limited, a company incorporated under the laws of British Virgin Islands;

●	“Ordinary Shares” refers to the ordinary shares of PTL (as defined below) of no par value;

●	“Frost & Sullivan Industry Information Sheet” or “Industry Information Sheet” refer to the industry sheet commissioned by us and prepared by Frost & Sullivan International Limited, or “Frost & Sullivan,” an independent research firm, titled “Frost & Sullivan Industry Information Sheet”, to provide information regarding our industry and our market position in Hong Kong;

●	“FY2022” and “FY2023” refer to fiscal year ended December 31, 2022 and 2023, respectively;

●	“Hong Kong dollar(s)”, or “HK$” refer to the legal currency of Hong Kong;

●	“Hong Kong” or “HK SAR” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Mainland China” refers to the mainland of the People’s Republic of China; excluding Taiwan, Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only;

●	“MOPS” refers to Mean of Platts Singapore, a common benchmark for pricing marine fuel that is widely used as a standard pricing model by industry participants in the Asia Pacific Region.

●	“PTL” and “Company” refers to PTL Limited, a BVI business company with limited liability incorporated under the laws of BVI, and the holding company of our businesses;

●	“Operating Subsidiary” or “Petrolink Hong Kong” refers to Petrolink Energy Limited, a company with limited liability incorporated under the laws of Hong Kong, and a wholly-owned subsidiary of PTL;

●	“Petrolink Singapore” refers to Petrolink Energy Pte. Ltd., a company with limited liability incorporated under the laws of Singapore, and a wholly-owned subsidiary of PTL;

●	“PRC” refer to the People’s Republic of China, including Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China;

●	“PRC government” are to the government and governmental authorities of Mainland China for the purposes of this prospectus only;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“US$”, “$”, or “U.S. dollar(s)” refer to the legal currency of the United States;

●	“U.S.”, or “United States” refers to the United States of America;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States; and

●	“We”, “Group”, “us”, “or “our” refer to PTL Limited, the BVI holding company that will issue the Ordinary Shares being offered, and its subsidiaries.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

This prospectus contains information derived from various public sources and certain information from an industry report commissioned by us and prepared by Frost & Sullivan, a third-party industry research firm, to provide information regarding our industry and market position. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed.  Industry data, projections and estimates are subject to inherent uncertainty as they necessarily require certain assumptions and judgments. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. Neither we, the Underwriters nor any other party involved in this offering has independently verified such information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

iii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Our Company

Headquartered in Hong Kong, we are an established bunkering facilitator providing marine fuel logistics services for vessel refueling, primarily container ships, bulk carriers, general cargo vessels, and chemical tankers. Targeting and serving the Asia Pacific market, we leverage our close relationships and partnership within our established network in the marine fuel logistic industry, including the upstream suppliers and downstream customers, to provide a one-stop solution for vessel refueling.

Through our Operating Subsidiary, Petrolink Energy Limited, we purchase marine fuel, including low sulfur fuel oil, high sulfur fuel oil and low sulfur marine gas oil, from our suppliers and arrange our suppliers to deliver marine fuel to our customers directly. As the bunkering facilitator, our services mainly involve (i) facilitating with our suppliers to supply fuel for the use by our customers’ vessels at various ports along their voyages in the Asia Pacific region; (ii) arranging vessel refueling activities at competitive pricing to our customers; (iii) offering trade credit to our customers for vessel refueling; (iv) handling unforeseeable circumstances faced by our customers and providing contingency solutions to our customers in a timely manner; and (v) handling disputes, mainly in relation to quality and quantity issues on marine fuel, if any.

Our operations are conducted in Hong Kong and substantially all of our revenue has been generated by our Operating Subsidiary in Hong Kong. We do not require any permits and licenses for the operation of our business, instead, we rely on the permits and licenses of our suppliers for the actual delivery of marine fuel at each port. Geographically, in terms of the delivery locations at which the marine fuel is delivered to our customers, nearly all of our revenue (93.2% and 95.3% of our revenue for the fiscal years ended December 31, 2023 and 2022, respectively) were generated by the marine fuel delivery to customers in Hong Kong ports. Other delivery locations include United Arab Emirates, Singapore, Saudi Arabia, and mainland China, and all of the transactions for marine fuel delivery and vessel refueling activities in these locations have been booked through and concluded by our Operating Subsidiary in Hong Kong. For the fiscal years ended December 31, 2023 and 2022, 0.6% and 3.2% of our revenue were generated by the marine fuel delivery to customers in the mainland China port, respectively, and none of these customers were mainland Chinese companies and all of such transactions are booked through and concluded in Hong Kong, instead of in mainland China.

According to the industrial data provided by F&S, we had an estimated market share of approximately 2.7% and 0.8% respectively in terms of volume of fuel oil and gas oil supplied to operators in Hong Kong for the year ended December 31, 2023. Through strategic utilization of our available working capital resources, we have successfully achieved significant business growth.

For the years ended December 31, 2023 and 2022, our customers mainly consist of end-users and trading houses. Our five largest customers contributed 44.3% and 44.3% respectively to our revenue for the years ended December 31, 2023 and 2022. We recorded an increase in revenue from approximately $74,817,208 for the year ended December 31, 2022 to approximately $102,106,509 for the year ended December 31, 2023, representing an increase of approximately 36.5%, while the volume of marine fuel supplied by us increased from 98,013 metric tons for the year ended December 31, 2022 to approximately 163,738 metric tons for the year ended December 31, 2023. Our cost of revenue mainly represented the marine fuel cost and other costs mainly including the agency fee, barging fee, cancellation charges and survey fee. Our cost of revenue increased by $26,486,642, or 35.9%, from $73,703,892 for the year ended December 31, 2022 to $100,190,534 for the year ended December 31, 2023, which was mainly due to the increase in our marine fuel costs and in line with the increase in our revenue.

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	Proven track record and the trusted reputation of smooth and reliable marine fuel logistics service

●	Strong presence in Hong Kong with geographically diverse operations

●	Strong relationships with suppliers; and

●	Economies of scale as a bulk purchaser

Business Strategies

We plan to grow our business by upgrading our current operations and expand our operations to markets outside Hong Kong by pursuing the following business strategies:

●	Enhancing our sales network globally and establishing our presence in Singapore;

●	Acquisitions of bunkering tankers;

●	Use our increased capital base to accelerate growth and enhance profitability;

●	Establish risk hedging policy and mechanism; and

●	Pursue strategic alliances and select acquisition opportunities.

Corporate History and Structure

We are offering 1,250,000 Ordinary Shares, representing 10% of the Ordinary Shares issued and outstanding following completion of the Offering, assuming the underwriter do not exercise the over-allotment option. Following this Offering, assuming that the underwriters do not exercise their over-allotment option, 10% of the Ordinary Shares of the Company will be held by public shareholders. The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities (assuming no exercise of the over-allotment option by the underwriters):

PTL Limited (“PTL”) was incorporated as a BVI business company with limited liability on December 29, 2023 under the laws of the BVI. In connection with the incorporation, on the same date of its incorporation, PTL Limited issued a total of 1 share of its Ordinary Shares to its sole shareholder, PTLE Limited, at the consideration of US$1. On July 11, 2024, the Company effectuated a share split of its issued and outstanding shares at a ratio of 11,250,000 for one (the “Share Split”), so that there were 11,250,000 Ordinary Shares issued and outstanding post-Share Split. From a British Virgin Islands legal perspective, the Share Split does not have any retroactive effect on our shares prior to the effective date. However, references to our Ordinary Shares in this prospectus are presented on a post-Share Split basis, or as having been retroactively adjusted and restated to give effect to the Share Split, as if the Share Split had occurred by the relevant earlier date.

PTL is authorized to issue unlimited shares of single class with no par value, of which 11,250,000 Ordinary Share is currently issued and outstanding. PTL has no material operation of its own, and we conduct operations through its wholly-owned Operating Subsidiary, namely Petrolink Energy Limited.

Petrolink Energy Limited (“Petrolink Hong Kong”) was incorporated on June 21, 2013, under the laws of Hong Kong. Petrolink Energy Limited is a wholly owned subsidiary of PTL and is our main operating entity.

Petrolink Energy Pte. Ltd. (“Petrolink Singapore”) was incorporated on February 5, 2024, under the laws of Singapore. Petrolink Singapore is a wholly owned subsidiary of PTL, for the purpose of establishing a representative office in Singapore to conduct marketing and sales support in Singapore. Since its incorporation, Petrolink Singapore has not had any operation.

Transfers of Cash to and from Our Subsidiary

PTL has no operations of its own. It conducts its operations in Hong Kong through our Operating Subsidiary. PTL may rely on dividends or payments to be paid by our Operating Subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If our Operating Subsidiary incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds are transferred from PTL, our holding company incorporated in BVI, to our Operating Subsidiary in Hong Kong, our intermediate holding company, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiary in Hong Kong to PTL.

There is no restriction under the BVI Act on the amount of funding that PTL may provide to its subsidiary in Hong Kong (i.e., PTL to Operating Subsidiary) through loans or capital contributions, provided that such provision of funds is in the best interests of, and of commercial benefit to, PTL. The Operating Subsidiary is also permitted under the laws of Hong Kong, to provide funding to PTL, through dividend distributions or payments, without restrictions on the amount of the funds.

There are no restrictions or limitation on our ability to distribute earnings by dividends from our Operating Subsidiary in Hong Kong to the Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolutions of directors, authorize and declare a dividend to shareholders from time to time and of an amount they deem fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets will exceed our liabilities, and we will be able to satisfy our debts as they fall due. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between PTL and its subsidiary, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiary, to PTL and U.S. investors and amounts owed. See “Regulations” on page 75 and “Dividend Policy” on page 51.

As further advised by our PRC Counsel, China Commercial Law Firm, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from PTL to the Operating Subsidiary or from the Operating Subsidiary to PTL, our shareholders and the U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Furthermore, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

PTL, our BVI holding company, since its incorporation on December 29, 2023, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between PTL and its subsidiaries, or by the Operating Subsidiary to PTL. For FY 2022 and FY2023, our Operating Subsidiary has not declared any dividends to its then shareholders, before the incorporation of PTL.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiary by way of dividend payments. We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.” on page 38 for more information.

Risk Factors Summary

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors”. The following is a summary of what we view as our most significant risk factors:

Risks Relating to Our Business and Operations

●	We are materially dependent on our suppliers for the supply of marine fuel during FY2023 and FY2022, and any disruption, non-performance and delayed performance of these suppliers may adversely affect our operations and substantially impact our financial results.

●	We rely on our suppliers from which we purchase marine fuel to provide trade credit terms to adequately fund our on-going operations, any reduction or termination of trade credit from our suppliers would adversely affect our business.

●	We are susceptible to the fluctuations in marine fuel price. Any volatility in marine fuel price may adversely affect our working capital requirements and financial condition.

●	The industry in which we operate is competitive, and there can be no assurance that we can compete successfully in the future and adequately address the downward pricing pressure.

●	Our profitability is susceptible to the volatility and uncertainties in demand and supply for marine fuel. We may fail to aggregate sufficient demand from our customers to negotiate a favorable price of marine fuel from our suppliers and this would adversely affect our business, financial condition and results of operations.

●	We generally do not enter any long-term contracts with our customers, we may not be able to maintain a stable source of revenue generated, and we cannot assume that our customers will continue to use our vessel refueling services, nor can we accurately forecast future orders from our customers.

●	We derive a significant portion of our revenue from few major customers with whom we do not enter into long-term contracts, and therefore, any significant changes in our relationships with our major customers, the loss of one or more of which, or significant decrease in the number of our engagement may materially and adversely affect our business, financial condition, and results of operations.

●	We extend trade credit to most of our customers. As such, we may be exposed to the credit risks of our customers while remaining subject to satisfying payment obligations to our suppliers, and our financial position and results of operations may diminish if we are unable to collect trade receivable.

●	The failure of delivery of marine fuel timely to our customers, which would adversely affect our reputation, business, financial condition, and results of operations.

●	Material disruptions in the availability or supply of marine fuel would have an adverse effect on our business, financial condition, and results of operations.

●	The marine fuel that we purchase from our suppliers may fail to meet the contractual specifications that we have agreed to supply to our customers and, as a result, we could lose business from those customers and be subject to claims or other liabilities, and it would have an adverse effect on our business, financial condition and results of operations.

●	Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

●	We are dependent on our senior management team and other key employees, and the loss of any such personnel could materially and adversely affect our business, operating results and financial condition.

●	Any negative publicity with respect to the Company, the Operating Subsidiaries, our directors, officers, employees, shareholders, or other beneficial owners, our peers, business partners, or our industry in general, may materially and adversely affect our reputation, business, and results of operations.

●	We may be subject to disputes, legal proceedings, and proceedings and may not always be successful in defending ourselves against such claims or proceedings.

●	Fluctuations in foreign exchange rates could materially affect our financial condition and results of operations.

●	Laws, regulations, technological, political, and scientific developments regarding climate change and fuel efficiency may decrease demand for the fuels we distribute, and the failure to adapt to market trends in the bunkering industry would adversely affect our business.

●	Our business is subject to various laws and regulations around the world; failure to comply with these provisions, as well as any adverse changes in applicable laws and regulations in relation to us, our suppliers and customers, may restrict or prevent us from doing business in certain countries or jurisdictions, require us to incur additional costs in operating our business or otherwise materially adversely affect our business.

●	Information technology failures and data security breaches would have an adverse effect on our business, financial condition and results of operations.

●	Natural disasters, acts of God, wars, epidemics and other events may adversely affect our business operations, financial condition and results of operations.

●	The demand for our services is easily affected by unpredictable factors, and our results of operations can be affected by critical factors associated with the demand for marine fuel, such as the changes in the global and regional economic, financial and political conditions and the level of international trade. A decline in international trade would adversely affect our business, financial condition and results of operations.

●	Our business operations may be materially adversely affected by negative impacts on the global economy, capital markets, or other geopolitical conditions resulting from the recent invasion of Ukraine by Russia and subsequent sanctions against Russia, Belarus, and related individuals and entities. Current volatility remains in the crude oil, fuel, and the marine fuel markets around the globe.

Risks Relating to Doing Business in Hong Kong

●	All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to certain PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, laws, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.

●	There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

●	Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

●	If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

●	The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

●	The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’s operations and/or the value of the securities we are offering.

●	There are political risks associated with conducting business in Hong Kong.

●	Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Risks Relating to Our Corporate Structure

●	Our corporate actions will be substantially controlled by our Controlling Shareholder, PTLE Limited, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

●	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law.

Risks Relating to our Ordinary Shares and this Offering

●	Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

●	There has been no public market for our Ordinary Shares prior to this Offering, and you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

●	Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

●	You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

●	Shares eligible for future sale may adversely affect the market price of our Ordinary Shares, as the future sale of a substantial amount of issued and outstanding Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares.

●	We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

●	Our existing shareholders that are not included in this registration statement will be able to sell their Ordinary Shares after completion of this Offering subject to restrictions under the Rule 144.

●	If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Ordinary Shares and your ability to sell them.

●	We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Ordinary Shares less attractive to investors.

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

●	We are a “foreign private issuer” and a BVI company, and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

Regulatory Development in the PRC

We are a holding company incorporated in the BVI with all of the operations conducted by our Operating Subsidiary in Hong Kong. We currently do not have, nor do we currently intend to establish, any subsidiary nor do we plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, we believe that the PRC laws and regulations on cybersecurity, data security, and the oversight and control over overseas securities offerings do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future.

We are aware that, in recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. This indicated the PRC government’s intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, its ability to accept foreign investments, and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors.

Cybersecurity review

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (i) such processing is for the purpose of providing products or services for natural persons within Mainland China, (ii) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that Overseas Issuance and Listing shall complete the filing procedures of and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review, and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. The publication of the Measures expands the application scope of the cybersecurity review to cover data processors and indicates greater oversight by the CAC over data security, which may impact our business and this Offering in the future.

Our Operating Subsidiary may collect and store data (including certain personal information) from their customers, some of whom may be individuals in Mainland China, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). As advised by our PRC Counsel, China Commercial Law Firm, we do not expect the Measures to have an impact on our business, operations or this Offering, given that (i) our Operating Subsidiary is incorporated in Hong Kong (ii) we have no subsidiary, VIE structure nor any direct operations in Mainland China, and (iii) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the Mainland China shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). As further advised by our PRC Counsel, China Commercial Law Firm, we believe that our Operating Subsidiary will not be deemed to be an “Operator” required to file for cybersecurity review before listing in the United States, because (i) our Operating Subsidiary was incorporated in Hong Kong and operates in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures, the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of less than one million users; (iii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (iv)  our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. Therefore, we do not believe we are covered by the permission requirements from CSRC or CAC.

Data Security Law

The PRC Data Security Law (the “Data Security Law” or “DSL”), which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, DSL applies to data processing activities within the territory of Mainland China as well as data processing activities conducted outside the territory of Mainland China which jeopardize the national interest or the public interest of PRC or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties. We do not have any operation or maintain any office or personnel in Mainland China, and we have not conducted any data processing activities which may endanger the national interest or the public interest of PRC or the rights and interest of any PRC organization and citizens. Therefore, as advised by our PRC Counsel, China Commercial Law Firm, we do not believe that the Data Security Law is applicable to us.

CSRC Filing or approval

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations currently in effect at the time of this prospectus, we will not be required to submit an application to the CSRC for its approval of this Offering and the listing and trading of our Ordinary Shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities (“Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by PRC-based companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. No official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities.

On December 24, 2021, the CSRC, together with other relevant PRC government authorities issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations requires that Overseas Issuance and Listing shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (1) on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (2) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six-month transition period, they shall file with the CSRC according to the requirements; and (3) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies.

Since recent statements, laws and regulatory actions by the PRC government are newly published, their interpretation, application and enforcement of unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. It also remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

We have no operations in Mainland China. Our Operating Subsidiary is located, and operates, in Hong Kong, a special administrative region of the PRC. As advised by our PRC Counsel, China Commercial Law Firm, we believe that the PRC government does not exert direct influence and discretion over the manner we conduct our business activities in Hong Kong, outside of Mainland China. We do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, particularly, on listed overseas using VIE structure as we do not currently have any VIE or contractual arrangements in Mainland China.

However, as advised by our PRC Counsel, China Commercial Law Firm, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. In light of PRC’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers likes us. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Permission required from Hong Kong and PRC authorities

We have been advised by David Fong & Co., our counsel as to the laws of Hong Kong, that based on their understanding of the current Hong Kong laws, PTL and our Operating Subsidiary are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. Apart from business registration certificates, PTL and our Operating Subsidiary are not required to obtain any permission or approval from Hong Kong authorities to operate our business. Our Hong Kong Operating Subsidiary has received all requisite permissions or approvals from the Hong Kong authorities to operate their business in Hong Kong, including but not limited to their business registration certificates.

As advised by our PRC Counsel, China Commercial Law Firm, based on PRC laws and regulations effective currently, the Company is not required to obtain permissions or approvals from any PRC authorities before listing in the United States, including the filings under the Trial Measure, and to issue our Ordinary Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) our Operating Subsidiary was established and operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. As further advised by China Commercial Law Firm, PTL and our Operating Subsidiary, are not required to obtain any permissions or approvals from any Chinese authorities to operate their business. No permissions or approvals have been applied for by us or denied by any relevant authority.

In the event that the operation of us or our Operating Subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Uncertainties still exit, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. In the event that the operation of us or our Operating Subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in Mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies. Any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We will be required to file an annual report on Form 20-F within four months of the end of each financial year. As a foreign private issuer, we are not generally required to provide quarterly financial information to the shareholders. However, once listed on Nasdaq, we will be required to file an interim balance sheet and income statement as of the end of our second quarter. These interim financial statements are not required to reconcile to US GAAP, but they must be provided no later than 6 months following the end of our second quarter. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer. Although we are permitted to follow certain corporate governance rules that conform to BVI requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Implications of Being a Controlled Company

We are and will continue, following this offering, to be a “controlled company” within the meaning of the Nasdaq Listing Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market, or Nasdaq, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

As at the date of this prospectus, 100% of the issued share capital of the Company is owned by PTLE Limited, which in turn is owned 70% by Mr. Tak Wing, Ho (our Director, Chief Financial Officer, and the Chairman of the Board) and 30% by Ms. Ying Ying, Chow (our Director and Chief Executive Officer). After the IPO, PTLE Limited, will own 90.0% of our total issued and outstanding Ordinary Shares, representing 90.0% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 88.7% of our total issued and outstanding Ordinary Shares, representing 88.7% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rules because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors.

As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed.

Our auditor, J&S Associate PLT (“J&S”), the independent registered public accounting firm headquarters in Malaysia that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess J&S Associate PLT’s compliance with applicable professional standards. J&S Associate PLT is not subject to the Determination Report announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China or Hong Kong because of a position taken by one or more authorities in the Mainland China or Hong Kong. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Ordinary Shares and this Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 40.

Corporate Information

Our principal executive office is located at 111 North Bridge Road, #23-06A, Peninsula Plaza, Singapore 179098. The telephone number of our principal executive office is +65-90573550.  Our registered office and our registered agent’s office in the BVI are both located at Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

We maintain a website at www.petrolinkhk.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The Offering

Offering Price per Ordinary Share:	US$4.00 per Ordinary Share.

Shares Offered by the Company:	1,250,000 Ordinary Shares, excluding exercise of the over-allotment discussed below

Over-Allotment:	PTL has granted to the underwriters the option, exercisable for 15 days from the effective date of the registration statement, to purchase up to 15% of the total number of Ordinary Shares to be offered by us pursuant to this Offering.

Shares Issued and Outstanding Prior to the Offering:	11,250,000 Ordinary Shares

Shares Issued and Outstanding after the Offering:	12,500,000 Ordinary Shares (or 12,687,500 Ordinary Shares if the underwriters exercise the over-allotment option in full)

Lock-up

We, each of our Directors and Executive Officers and 5% or greater shareholders, have agreed, subject to certain exceptions, for a period of 180 days from the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares. See “Shares Eligible for Future Sale” and “Underwriting — Lock-Up Agreements.”

Trading market and symbol:	Our Ordinary Shares have been approved for listing on the Nasdaq Capital Market under the symbol “PTLE”.

Transfer Agent:	Transhare Corporation, with its offices located at Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.

Risk Factors:	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our Ordinary Shares.

Use of Proceeds:

Based upon the initial public offering price of US$4.00 per Ordinary Share, the net proceeds to us from this offering will be US$3.29 million (or US$3.98 million if the underwriters exercise the option to purchase additional Ordinary Shares in full), after deducting the underwriting discounts, commissions and estimated offering expenses payable by us. We intend to use the proceeds from this Offering for:

● Approximately 60% for the acquisition of vessels;

● Approximately 30% for working capital purpose in order to increase inventory position to secure more favorable volume discounts and credit terms with our suppliers, and to establish a price hedging mechanism and policy;

● The balance, approximately 10%, to fund other general corporate purposes.

See “Use of Proceeds” for more information.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and, in the documents, referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Relating to Our Business and Operations

We are materially dependent on our suppliers for the supply of marine fuel during FY2023 and FY2022, and any disruption, non-performance and delayed performance of these suppliers may adversely affect our operations and substantially impact our financial results.

For the fiscal years ended December 31, 2023 and 2022, the amount of purchases from our five largest suppliers accounted for approximately 82.2% and 85.2%, respectively, of our total cost of revenue; and the purchases from our largest supplier accounted for approximately 42.2% and 55.5% of total cost of revenue, respectively. Accordingly, we are heavily dependent on the relationships with our five largest suppliers, which are all marine fuel suppliers.

We cannot assure that there will be no deterioration in our relationships with our current suppliers, especially the top five largest suppliers, which would have an impact on our ability to secure future purchases of marine fuel. Disruptions in the business activities of our suppliers may have negative impacts on our operations.

There are operational risks inherent to the business activities of our suppliers, such as labor strikes, severe outbreaks of contagious diseases, epidemics, or pandemics, not least the COVID-19 pandemic, or financial difficulties which our suppliers may face. We may also encounter the risks associated with non-performance, unsatisfactory, or delayed performance by our suppliers. Material disruptions in the availability or supply of oil may have an adverse effect on our suppliers. In addition, any political instability, natural disasters, terrorist activity, piracy, military action or other similar conditions may disrupt the availability or supply of oil and consequently decrease the supply of marine fuel. Decreased availability or supply of marine fuel may reduce our operating results, revenues and results of operations. There is no assurance that our suppliers, our business partners and other service providers will at all times perform at a satisfactory level. Any shortage of or delay in the supply of marine fuel by our suppliers would affect our ability to fulfil our customers’ demand.

We cannot assure that the fuels or the service provided by our suppliers will always meet our customers’ fuel delivery requirement. In case there is any error or delay due to various reasons, including but not limited to weather condition, natural disaster, trade restrictions, embargo and human negligence, the marine may not be delivered to the assigned destination within the expected schedule, quality and condition. If our suppliers and service providers are unable to meet our customers’ standards and requirements and we are unable to find suitable alternatives promptly, our reputation within the industry and therefore our business, sales performance and results of operations could be adversely affected.

In the event of occurrence of the above, we may have to source cargo fuels from other existing or new suppliers for our customers within a tight time constraint. If our suppliers are unable to meet our customers’ delivery and fueling requirement, or if we are unable to find suitable alternatives promptly in the event of disruptions in the business activities of our suppliers, our reputation and therefore our business, sales performance and results of operations could be adversely affected. If we are not able to maintain or expand our relationships with our major suppliers, our ability to deliver our products and services in a timely manner may be impaired and we could be required to incur additional expenses to secure alternative suppliers. The disruption in our supply or the need to find alternative suppliers could impact the costs and/or timing associated with procuring necessary products and services.

We rely on our suppliers from which we purchase marine fuel to provide trade credit terms to adequately fund our on-going operations, any reduction or termination of trade credit from our suppliers would adversely affect our business.

Our business is impacted by the availability of trade credit provided by to fund marine fuel purchases. We are generally required by our suppliers to settle the full payment of our orders with payment terms up to 30 days. In general, the trade credit and its payment term provided to us by the suppliers would be reviewed and assessed by our suppliers from time to time. There is no assurance that our suppliers would maintain the trade credit and/or credit terms offered to us. An actual or perceived downgrade in our liquidity or operations could cause our suppliers to seek credit support in the form of additional collateral, limit the extension of trade credit, or otherwise materially modify their payment terms. Any material changes in our payment terms, or availability of trade credit provided by our suppliers, especially those major oil companies, could impact our liquidity, results of operations, financial condition and ability to make distributions to our customers.

Furthermore, our trade credit is granted by different suppliers in different ports. In the event that our customers request us to provide vessel refueling services at designated ports, at which the local suppliers can only provide limited trade credit, we may need to settle the cost of purchases to those suppliers with payment in advance. This will adversely affect our working capital, business, financial condition and results of operations.

We are susceptible to the fluctuations in marine fuel price. Any volatility in marine fuel price may adversely affect our working capital requirements and financial condition.

We are subject to risks associated with the availability and price of marine fuel, and the fuel prices have fluctuated dramatically over recent years. Future fluctuations in the availability and price of fuel could adversely affect our results of operations. Marine fuel prices may fluctuate due to factors out of our control. These factors include, among others, global economic conditions, natural or man-made disasters, adverse weather conditions, general political conditions, acts of war or terrorism and instability in oil producing regions, particularly in the Middle East, Russia, Africa and South America, changes in global crude oil prices, expected and actual supply of and demand for marine fuel, changes in laws and regulations related to environmental matters (including those mandating or incentivizing alternative energy sources or otherwise addressing global climate change), changes in pricing or production controls by oil producing countries and cartels or the Organization of the Petroleum Exporting Countries (“OPEC”), economic sanctions imposed against oil-producing countries or specific industry participants, technological advances affecting energy consumption and supply, energy conservation efforts, price and availability of alternative fuels, terrorist activities, armed conflict, tariffs, sanctions, other changes to trade agreements and world supply and demand imbalance.

In addition, the supply of fuel and our costs could be adversely affected in the event of a shortage or oversupply of product, which could result from, among other things, the Russian invasion of Ukraine and the sanctions imposed on Russia and other countries, interruptions of fuel production at oil refineries, new supply sources, sustained increases or decreases in global demand and have no guarantee an uninterrupted, unlimited supply of marine fuels. As such, our revenues and gross profit can increase or decrease significantly and rapidly over short periods of time and potentially adversely impact our business, financial condition, and results of operations. The volatility in crude oil and fuel costs and sales prices makes it difficult to forecast future gross profits or predict the effect that costs and sales price fluctuations will have on our operating results and financial condition.

Fuel shortages, changes in fuel prices and the potential volatility may adversely impact our results of operations and overall profitability. Our profitability is correlated with the fluctuation of refueling fee charged to our customers. As the market prices of crude oil, and, correspondingly, the market prices of marine fuels, experience significant and rapid fluctuations, we attempt to pass along wholesale price changes to our customers; however, we are not always able to do so immediately. If we cannot pass on the cost in full to our customers, our results of operations may be materially and adversely affected.

The fluctuations in marine fuel price may also affect our working capital requirements. Since our operation scale is limited by our working capital, for a given period of time, if the marine fuel prices increase substantially as a result of policies or controls imposed by the relevant regulatory authorities, we could purchase less marine fuel from our suppliers with the same level of financial resources and same trade credit offered by our suppliers. In the event that there is a significant increase in the price of marine fuel, we might require additional working capital in order to fulfil our customers’ need. If the marine fuel price increases significantly and we cannot obtain sufficient financial resources and improve our cash flow in time to ensure we can procure similar amount of marine fuel from our suppliers, we may not be able to deliver as much marine fuel to customers as we could when the marine fuel price is at a relatively low level and our profitability may be adversely affected, and the requirement for additional working capital may tighten our operating cash flows, which may in turn adversely affect our financial condition.

The industry in which we operate is competitive, and there can be no assurance that we can compete successfully in the future and adequately address the downward pricing pressure.

According to the F&S, the bunkering industry in the Asia Pacific region is highly competitive and fragmented, with approximately 100 companies offering similar services in the region Not only we have to compete with other bunkering facilitators, but we also face competition from local physical distributors that supply marine fuel directly to ship operators, and the bunkering arms of oil majors or traders may also directly engage in provision of vessel refueling services to vessels across the Asia Pacific.

Our competitors range from small marine fuel logistics service providers that operate within a limited geographic area to larger companies with substantially greater financial and other resources. Competitions within the bunkering industry remain intensive, and if we fail to maintain our competitive advantages, we could lose market share, which would have an adverse effect on our business, financial condition and results of operations. In addition, some of our suppliers, such as major fuel suppliers or oil companies, have also set up subsidiaries to offer bunkering facilitator services, which directly compete with our business. We also cannot guarantee that our customers would not bring in-house some of the services we provide to them, and as a result, the demand for our services could drop.

Competition within the industry may adversely affect our customer base and market share. Many of our competitors periodically reduce their rates to unusually low levels in order to gain business, especially in an economic downturn, as a strategic attempt to undercut one another and capture greater market share. Although such pricing strategy is usually considered unsustainable in the long-term, it may adversely affect our business in the short-term. Furthermore, the vessel refueling industry continues to consolidate. As a result of such consolidation, our competitors may increase their market share and improve their financial capacity and strengthen their competitive positions.

Besides, business combinations could also result in competitors providing a wider variety of services at competitive prices, which could adversely affect our financial performance. We may lose key members of our management team and experienced employees (in particular those who have established relationships with our customers) to our competitors. A major driver for our customers to use third-party bunkering service providers is the high cost and degree of difficulty associated with developing in-house vessel refueling expertise and operational efficiencies. If, however, our customers are able to develop their own solutions, increase utilization of their in-house compatibility, reduce their service spending on us, or otherwise choose to terminate our services, our business and operating results may be materially and adversely affected.

As a result, we may not be able to compete effectively with our existing or potential competitors. The competitive pressures may cause a decrease in our volume and compel us to adopt a more competitive pricing strategy by lowering our profit margin in order to maintain our customer base and market share. There can be no assurance that we can compete successfully over other industry players for customers in the future. If we are unable to maintain our customer base, our business, financial condition and results of operations could be adversely affected.

Our profitability is susceptible to the volatility and uncertainties in demand and supply for marine fuel. We may fail to aggregate sufficient demand from our customers to negotiate a favorable price of marine fuel from our suppliers and this would adversely affect our business, financial condition and results of operations.

We procure the supply of marine fuel, based on our estimation regarding the existing and anticipated customer demand. Then, we aggregate the demand of marine fuel from our customers in different ports over a period of time and in turn, we negotiate with our suppliers for bulk purchases. In the event that we do not aggregate sufficient demand from our customers, we may not be able to have the bargaining power to negotiate a favorable pricing of marine fuel from our suppliers which, in turn, we are not able to offer competitive price to our customers. Our inability to provide competitive prices to our customers would have a detrimental effect on our business, financial condition and results of operations.

We do not maintain any inventory since our role and operation is facilitating and arranging our suppliers to make direct delivery of marine fuel to our customers’ vessels. However, we could be subject to inventory risks if the ownership of marine fuel is passed to us before it is transferred to our customers. Even though we have entered into contracts with our suppliers, such contracts are not related to any of our contracts with our customers, and as such there is no guarantee that any marine fuel purchased under such contracts with our suppliers will be sold to our designated customers. Pursuant to the arrangement or agreement with our supplier, we are committed to paying the agreed volume of the marine fuel irrespective of whether we are able to sell those marine fuel in full to our customers. If we fail to do so, we may not be able to fully recover the costs of the relevant fuel acquired, and our results of operations may suffer. Furthermore, if we are unable to consume sufficient marine fuel from our suppliers to meet the base quantity under contracts with our suppliers, our suppliers have the right to file a claim against us, which, in turn, will adversely affect our business, financial condition and results of operations. In addition, in the event that the marine fuel supplied to our customers don’t satisfy the specifications (i.e., quantities and qualities) of the requested marine fuel as defined in a purchase contract with our customers, our customers may reject the nonconforming marine fuel and seek remedies from us, which, in turn, will adversely affect our business, financial condition and results of operations as well.

Also, the unanticipated changes in the price of oil and gas may also negatively affect our business. A rapid decline in fuel prices could decrease our profitability because if we were to purchase the fuel from the suppliers when fuel prices are high without having a corresponding sales contract in place, we may not be able to resell it at a profit. Conversely, increases in fuel prices can adversely affect our customers’ businesses, and consequently increase our credit losses. Increases in fuel prices could also affect the credit limits extended to us by our suppliers and our working capital requirements, potentially affecting our liquidity and profitability. In addition, increases in oil prices will make it more difficult for our customers to operate and could reduce demand for our services.

We generally do not enter into any long-term contracts with our customers, we may not be able to maintain a stable source of revenue generated, and we cannot assume that our customers will continue to use our vessel refueling services, nor can we accurately forecast future orders from our customers.

We generally do not enter into long-term agreements with our customers. Our customers place orders with us based on their specific needs and arrangements of their shipping routes and schedules. They place orders with us based on term contracts (i.e., agreements for purchase of our vessel refueling service, where the premium is fixed over the entire duration of the contract, which has a typical length of three months), or spot contracts (i.e., agreements for immediate purchase of our vessel refueling service, which has a typical length of one day). Our customers are not obliged to continue to use our vessel refueling services at a level similar to that in the past or at all. As a result, our future business depends on our ability to secure orders from existing customers and procuring orders from new customers, and we cannot guarantee that our current customers will continue to utilize our services or that they will continue at the same levels.

Customer’s demand could be affected by unpredictable factors, such as regional and global political and economic conditions. The volume of their orders and booking might vary significantly, and it is difficult for us to forecast future orders accurately. Our customers’ level of demand may fluctuate due to factors out of our control, such as changes in their business strategies, purchasing preferences and product trends. Our revenue is therefore susceptible to fluctuations in the demand for our service and product from our customers and the cancellations of existing customer contracts.

For fiscal years ended December 31, 2023 and 2022, approximately $45,205,250 and $33,154,572 of our revenues were generated from our existing customers, representing 44.3% and 44.3% of our total revenue, respectively. We strive to maintain good relationships with our existing customers and develop new relationships with potential customers. There is no assurance that our existing customers will not engage other bunkering facilitator whom they perceive to offer lower prices or better services than ours. If any of our major customers terminates its business relationship with us, and we fail to secure new customers or new orders from other existing customers in a timely manner, our business operations, financial performance and profitability would be adversely affected. There is no certainty that we will continue to generate a stable revenue from our customers, any significant reduction of orders from our customers could materially affect our business, financial condition and results of operations.

We derive a significant portion of our revenue from few major customers with whom we do not enter into long-term contracts, and therefore, any significant changes in our relationships with our major customers, the loss of one or more of which, or significant decrease in the number of our engagement may materially and adversely affect our business, financial condition, and results of operations.

A substantial portion of our revenue was derived from a relatively small number of customers during the last two years. For the fiscal years ended December 31, 2023 and 2022, the revenue from our five largest customers accounted for approximately 44.3% and 44.3%, respectively, of our total revenue; and the revenue attributable to our largest customer accounted for approximately 20.3% and 11.3% of our total revenue, respectively. Accordingly, we are heavily dependent on the relationships with our five largest customers. There is no assurance that our major customers will continue to use our vessel refueling services or that we can successfully maintain our relationships with them in the future. If we were to either lose one of our major customers or have a major customer significantly reduce its volume of business with us, our business, our results of operations and financial condition could be materially and adversely affected, unless we are able to promptly secure suitable projects of a comparable size and quantity as replacements from other existing and new customers.  We expect that we will continue to depend on a relatively small number of customers for a significant portion of our net revenue and may continue to experience fluctuations in the distribution of the revenue among our largest customers. The volume of sale from specific customers is likely to vary from year to year, especially since we do not have long-term commitments from any of our customers to purchase our services. A major customer in one year may not provide the same level of revenues for us in any subsequent year. Furthermore, if we experience difficulties in the collection of our accounts receivables from our major customers, our results of operation may be materially and adversely affected. These customers could choose to divert all or a portion of their business with us to one of our competitors, demand pricing concessions for our services, require us to provide enhanced services that increase our costs, or develop their own vessel refueling capabilities. Therefore, our business, financial condition, and results of operations could be materially and adversely affected, given our dependence on our major customers.

We extend trade credit to most of our customers. As such, we may be exposed to the credit risks of our customers while remaining subject to satisfying payment obligations to our suppliers, and our financial position and results of operations may diminish if we are unable to collect trade receivable.

We extend trade credit to most of our customers. To stay competitive, sometimes we need to attract business by extending trade credit to our customers. Our credit procedures and policies do not fully eliminate customer credit risk. Our financial position and profitability depend largely on the credit worthiness of our customers and their ability to settle the outstanding amount owed to us in accordance with the credit periods we have granted to them. Any credit losses, if significant, would diminish our financial position and results of operations. Furthermore, the adverse changes in credit markets in Asia or globally may cause these numbers to increase if our customers cannot borrow money and are illiquid. We may not be able to collect on the outstanding balances of our customers if any of our customers enter bankruptcy proceedings.

During FY2023 and FY2022, the payment terms of our customers who are international container liner operators are generally up to 30 days. Meanwhile, the payment terms to our suppliers are generally up to 30 days. As of December 31, 2023 and 2022, our accounts receivables amounted to approximately $7,916,288 and $9,191,785, respectively. Payment delays, cancellations or defaults by our customers may be caused by its insolvency or bankruptcy, or insufficient financing or working capital due to late payments by their respective customers. If we are not able to collect our trade receivables on time, while remaining obligated to satisfy our ongoing payment obligations to our suppliers, we may be required to consider alternative sources of financing and/or defer on our own payment obligations. This may have a negative impact on our cash flow and we may have insufficient working capital to run our day-to-day operations.

We cannot assure that we will collect all our trade receivables on time and that our customers will be able to fulfil their payment obligations. In some instances, we may not be able to enforce our contractual rights to receive payment through legal proceedings. Should we experience any unexpected delay or difficulty in collections from our customers, our operating results and financial condition may be adversely affected as well. In addition, if our trade receivables increase significantly from current levels, our bank financing and interest expenses would increase, adversely affecting our profitability. We cannot assure you that the risk of default by our customers will not occur in the future.

The failure of delivery of marine fuel timely to our customers, which would adversely affect our reputation, business, financial condition and results of operations.

We arrange third party suppliers to handle the physical distribution of marine fuel to vessels. The failure of third parties to physically deliver the marine fuel in accordance with the contractual terms would arise from various causes, including but not limited to, interruption of their business, such as, bunker barge engine failure with no alternative bunker barges available. We might need to arrange another supplier to handle the physical delivery of marine fuel, which may cause delay in meeting our customer’s requirements. In the event that no other supplier is available to handle the physical delivery, our relationships with our customers may be adversely affected and we may be subject to claims and other liabilities, which, in turn, would have an adverse effect on our business, financial condition and results of operations.

We believe that the reputation we have built over the years serves a significant role in attracting customers and securing our customers’ orders. Whether or not we can maintain or promote our reputation depends largely on our ability to provide vessel refueling services to our customers in a timely manner. If we fail to meet their needs or are unable to deliver marine fuel requested by them at the designated port in a timely manner, our customers may no longer perceive our services to be of a high quality and our reputation would be adversely affected. This will, in turn, adversely affect our business, financial condition and results of operations.

Material disruptions in the availability or supply of marine fuel would have an adverse effect on our business, financial condition and results of operations.

Our business depends on our ability to successfully source and arrange physical delivery of marine fuel for refueling our customers’ vessels. There are a number of factors out of our control that would materially disrupt the availability or supply of marine fuel or our ability to arrange physical delivery in a timely manner. In certain ports, we use one or a limited number of suppliers for the provision of vessel refueling services. If our suppliers do not have sufficient supply of marine fuel at designated ports to meet our customers’ needs and we cannot find any alternative suppliers, we may lose our customers, which may adversely affect the profitability of our business.

The marine fuel that we purchase from our suppliers may fail to meet the contractual specifications that we have agreed to supply to our customers and, as a result, we could lose business from those customers and be subject to claims or other liabilities, and it would have an adverse effect on our business, financial condition and results of operations.

We source marine fuel from various suppliers. Although we take measures to ensure the quality of the marine fuel that we supply, if the marine fuel that we arrange for refueling our customers’ vessels fails to meet the specifications we have agreed to with our customers, we would incur significant liabilities should a customer initiate a claim or a lawsuit against us. In addition, our relationship with our customers may be adversely affected or we could lose our customers. Our insurance policies that protect us against most of the risks involved in the conduct of our business may not be adequate and we may not always have effective remedies available to us against our suppliers if they supply marine fuel that fails to meet contractual specifications, and any attempt to enforce our rights would be costly and time consuming. As a result, our financial condition and results of operations would be adversely affected.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we were a private company mainly operating our businesses in Hong Kong. As a result of this offering, our company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

We are dependent on our senior management team and other key employees, and the loss of any such personnel could materially and adversely affect our business, operating results and financial condition.

We believe that our performance and success is, to a certain extent, attributable to the extensive industry knowledge and experience of our key executives and personnel. Our management team led by Mr. Tak Wing, Ho, our Chief Financial Officer and the Chairman of the Board, and Ms. Ying Ying, Chow, our Director and Chief Executive Officer, are essential to our success due to their substantial experiences and connections in the bunkering industry, market development skills and expertise in managing our operations. In addition, the relationships and reputation that our management team have established and maintained with our customers and suppliers contribute to our ability to maintain good business relationships with them.

If any of our directors or our senior management is unable or unwilling to continue in the present position and we are unable to find suitable replacement with similar knowledge, skills, experience and expertise in a timely manner, there could be an adverse impact to our business, results of operations and profitability of our business. Even if replacement could be made, additional expenses may be incurred in recruiting, training or retaining such personnel, and strategic objectives at a similar cost may not be achieved. Moreover, it would be detrimental to us if any of our key personnel or senior management joins our competitors or forms a company that competes with us. Under such circumstances, our competitive position and business prospects may be materially and adversely affected. As a result, the departure of any of our key management members would be disruptive to our business development and would have an adverse effect on our business and financial condition. We cannot guarantee that the services of such personnel will continue to be available to us or that we will be able to promptly recruit qualified and competent replacements.

Additionally, our continued success depends on our ability to attract and retain new talents. Given that the competition for these key personnel in our industry is intense, any failure to attract and retain such skilled personnel may affect our business operations, financial performance and future prospects of our Company.

We have not obtained any “key-person” life insurance policies on any member of our senior management or key personnel. As a result, we would not be protected against the associated financial loss if we were to lose the services of members of our senior management team.

Our growth prospects may be limited if we do not successfully implement our future plans and growth strategy.

We devise our future plans as set out in the sections headed “Business — Growth Strategies” and “Use of Proceeds” based on circumstances currently prevailing and bases and assumptions that certain circumstances will or will not occur, as well as the risks and uncertainties inherent in various stages of implementation. The successful implementation of our business strategies is subject to various uncertainties and contingencies, such as the growth of the market, availability of funds, competition and government policies. Our growth is based on assumptions of future events which include (a) the relationships with our existing customers and suppliers; (b) our ability to develop our industry network with upstream marine fuel supplier and downstream customers; (c) the effectiveness of our management effort in overseeing our expansion; (d) continuous growth of the marine transportation in Asia Pacific; and (e) our ability to retain key staff in the management and the operational departments.

Furthermore, our future business plans may be hindered by other factors that are beyond our control, such as the availability of sufficient working capital and cash flows, the threat of competitors and substitutes, new market entrants, an economic downturn or changes in market conditions or performance, all of which may delay or impede the implementation of our business strategies. Therefore, there is no assurance that any of our future business plans will materialize or result in the conclusion or execution of any agreement within the planned timeframe, or that our objectives will be fully or partially accomplished. Any delay or failure to successfully implement our business strategies may result in the loss in sales and failure to meet profit projections, any of which may adversely affect our business, operating results and financial condition.

Our prospects must be considered in light of the risks and challenges which we may encounter in various stages of the development of our business. If the assumptions which underpin our future plans prove to be incorrect, our future plans may not be effective in enhancing our growth, in which case our business, financial condition and results of operations may be adversely affected.

Any negative publicity with respect to the Company, the Operating Subsidiaries, our directors, officers, employees, shareholders, or other beneficial owners, our peers, business partners, or our industry in general, may materially and adversely affect our reputation, business, and results of operations.

Our reputation and brand recognition play an important role in earning and maintaining the trust and confidence of our existing and prospective customers. Our reputation and brand are vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Negative publicity about us, such as alleged misconduct, other improper activities, or negative rumors relating to our business, shareholders, or other beneficial owners, affiliates, directors, officers, or other employees, can harm our reputation, business, and results of operations, even if they are baseless or satisfactorily addressed. These allegations, even if unproven or meritless, may lead to inquiries, investigations, or other legal actions against us by any regulatory or government authorities. Any regulatory inquiries or investigations and lawsuits against us, and perceptions of conflicts of interest, inappropriate business conduct by us or perceived wrongdoing by any key member of our management team, among other things, could substantially damage our reputation regardless of their merits, and cause us to incur significant costs to defend ourselves. Moreover, any negative media publicity about our industry in general or service quality problems of other firms in the industry in which we operate, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain customers, third-party partners, and key employees could be harmed and, as a result, our business, financial position, and results of operations would be materially and adversely affected.

We may grow, in part, through acquisitions, which involve various risks, and we may not be able to identify or acquire companies consistent with our growth strategy or successfully integrate acquired businesses into our operations.

We may intend to pursue opportunities to expand our business by acquiring other companies in the future. Acquisitions involve risks, including those relating to:

●	identification of appropriate acquisition candidates;

●	negotiation of acquisitions on favorable terms and valuations;

●	integration of acquired businesses and personnel;

●	integration of information technology systems;

●	implementation of proper business and accounting controls;

●	ability to obtain financing, at favorable terms or at all;

●	diversion of management attention;

●	retention of employees and customers;

●	non-employee driver attrition;

●	unexpected liabilities;

●	detrimental issues not discovered during due diligence.

Acquisitions also may affect our short-term cash flow and net income as we expend funds, potentially increase indebtedness and incur additional expenses. If we are not able to identify or acquire companies consistent with our growth strategy, or if we fail to successfully integrate any acquired companies into our operations, we may not achieve anticipated increases in revenue, cost savings and economies of scale, our operating results may actually decline and acquired goodwill and intangibles may become impaired.

We may be subject to disputes, legal proceedings, and proceedings and may not always be successful in defending ourselves against such claims or proceedings.

We may be subject to claims and litigation related to labor and employment, contractual claims with customers, suppliers and other parties, business practices, environmental liability and other matters, including with respect to claims asserted under various other theories of agency or employer liability. Claims against us may exceed the amount of insurance coverage that we have or may not be covered by insurance at all. There is no assurance that we may be able to resolve every instance of a dispute by way of negotiation and/or mediation with the relevant parties. If we fail to do so, it may lead to legal and other proceedings against us, and consequently we may have to incur significant expenses for defending ourselves or initiate proceedings against other parties to protect our interest. Furthermore, if we fail to obtain favorable outcomes in such proceedings, we may be liable to pay significant amounts of damages which may adversely affect our operations and financial results.

We cannot assure that the insurance policies we have taken out are always able to cover all losses we sustain during the course of our business operations, and any uninsured losses incurred, may be substantial and therefore adversely affect our operations and financial results.

We also maintain insurance coverage of employee’s compensation, and public liability insurance. Because of these significant self-insured exposures, insurance and claims expense may fluctuate significantly from period-to-period. Additionally, our ability to obtain and maintain adequate insurance and the cost of such insurance may be affected by significant claims and conditions in the insurance market over which we have no control.

We cannot assure that the insurance policies we have taken out are always able to cover all losses we sustain during the course of our business operations as it is not always possible to accurately predict and quantify how much loss we will suffer from potential claims. We may fail to establish sufficient insurance reserves and adequately estimate for future insurance claims. In the case of an uninsured loss or a loss in excess of insured limit, we may be required to pay for losses, damages and liabilities out of our own funds. The occurrence of an event that is not fully covered by insurance, the loss of insurance coverage or a material increase in the cost of insurance could have a material adverse effect on our business, financial condition, results of operations and cash flows.

With respect to losses which are covered by our insurance policies, it may be a difficult and lengthy process to recover such losses from insurers. In addition, we may be unable to recover the amount from the insurer. Even we are able to recover certain losses from our insurers, our premiums might increase and it might be hard for us to renew our insurance policies. Therefore, if we are held liable for uninsured losses or amounts and claims for insured losses exceeding our insurance coverage, our operations and financial results may be adversely affected.

Fluctuations in foreign exchange rates could materially affect our financial condition and results of operations.

The majority of our business transactions are denominated in U.S. dollars. In certain markets, however, payments to some of our fuel suppliers and from some of our customers are denominated in local currency. We also have certain liabilities, primarily for local transaction outside of Hong Kong, including income and transactional taxes, which are denominated in foreign currencies. This subjects us to foreign currency exchange risk. Although we generally use hedging strategies to manage and minimize the impact of foreign currency exchange risk when available, these hedges may be costly and at any given time, only a portion of this risk may be hedged. Accordingly, our exposure to this risk may be substantial and fluctuations in foreign exchange rates could adversely affect our profitability.

In addition, many of our customers are based outside of the Hong Kong and may be required to purchase U.S. dollars to pay for our products and services. A rapid depreciation or devaluation in currency that affects our customers could have an adverse effect on their operations and their ability to convert local currency to U.S. dollars in order to make required payments to us. This could, in turn, increase our credit losses and adversely affect our business, financial condition, results of operations and cash flows.

Laws, regulations, technological, political and scientific developments regarding climate change and fuel efficiency may decrease demand for the fuels we distribute, and the failure to adapt to market trends in the bunkering industry would adversely affect our business.

Laws, regulations, technological, political and scientific developments regarding climate change and fuel efficiency may decrease demand for the marine fuels, and the trends in the bunkering industry can have a significant impact on our business and operation. These trends include but not limited to shifts in fuel preferences, technological advancements, regulatory changes, and growing environmental awareness. We must constantly monitor the industry trends and stay abreast of the latest trends, however, there is no guarantee that we will be able to respond effectively and adapt to these changes in time.

Technological advancements can affect the demand for fuels and the overall fuel consumption patterns. New technologies that increase fuel efficiency or laws or regulations to increase fuel efficiency, reduce consumption or offer alternative fuel sources for ships (such as liquefied natural gas (the LNG), are sulfur free and can be used alone or either in combination with conventional fuel oil to achieve decarbonization of shipping transportation and the enhancement of environmental protection) may result in decreased demand for marine fuel. These developments could potentially have a material adverse effect on our business, financial condition, results of operations and future prospects. Our failure to invest in new infrastructure and capabilities to support emerging fuel technologies would have an adverse impact on our business. Developments aimed at reducing greenhouse gas emissions’ contribution to climate change may decrease the demand or increase the cost for the marine fuels we distribute and sell. Attitudes toward these products and their relationship to the environment may significantly affect our effectiveness in marketing and sales. There is no guarantee that we can adjust our offering of products efficiently to meet our customers’ demands. And if we fail to implement sustainable practices or provide eco-friendly fuels that our customers prefer, our business would be adversely affected.

In addition, governments could enact legislation or regulations that attempt to control or limit greenhouse gas emissions such as carbon dioxide. Such laws or regulations could impose costs tied to carbon emissions, operational requirements or restrictions, or additional charges to fund energy efficiency activities. They could also provide a cost advantage to alternative fuels, impose costs or restrictions on end users of marine fuel, or result in other costs or requirements, such as costs associated with the adoption of new infrastructure and technology to respond to new mandates. The options to comply with tightened environmental protection laws may include switching to alternative fuels such as LNG. If alternative fuels such as LNG become the major marine fuel in the future, there is no assurance that we would be able to adapt to such trend and our business and financial results would be adversely affected.

A climate-related decrease in demand for crude oil could negatively affect our business.

Supply and demand for marine fuel is dependent upon a variety of factors, many of which are beyond our control. These factors include, among others, the potential adoption of new government regulations, including those related to fuel conservation measures and climate change regulations, technological advances in fuel economy and energy generation devices. For example, legislative, regulatory or executive actions intended to reduce emissions of Green House Gas could increase the cost of consuming marine fuel, thereby potentially causing a reduction in the demand for this product. A broader transition to alternative fuels or energy sources, whether resulting from potential new government regulation, carbon taxes or consumer preferences could result in decreased demand for products like crude oil. Any decrease in demand could consequently reduce demand for our services and could have a negative effect on our business.

Our business is subject to various laws and regulations around the world; failure to comply with these provisions, as well as any adverse changes in applicable laws and regulations in relation to us, our suppliers and customers, may restrict or prevent us from doing business in certain countries or jurisdictions, require us to incur additional costs in operating our business or otherwise materially adversely affect our business.

We provide marine fuel logistic services regionally throughout the Asia Pacific region. We could be affected by any changes in laws and regulations in countries and regions where we provide our services and where our suppliers and customers operate or being registered. In addition, due to the regional nature of our activities and the number of countries in which our services involve, we must continually monitor our compliance with anti-corruption law, trade control and sanctions laws and regulations (including those promulgated and enforced by the Office of Foreign Assets Controls and by other national and supranational institutions). A failure to comply with applicable laws and regulations and maintain appropriate authorizations could result in substantial fines, operational restrictions or possible revocations of authority to conduct operations, which could have a material adverse impact on our business, results of operations and financial condition.

Future regulations or changes in existing regulations, or in the interpretation or enforcement of regulations, could require us, our suppliers, and our customers to incur additional capital or operating expenses or modify business operations to achieve, obtain various permits and/or licenses and maintain compliance with, amongst others, the updated applicable criteria set by the relevant governmental departments or organizations. As such, we may be required to suspend our operations and may not be able to deliver vessel refueling services due to the inability of our suppliers and customers to obtain and maintain the relevant permits and/or licenses in time based on new laws and regulations. There are circumstances which are out of our control may affect our suppliers and customers’ ability to obtain and/or maintain such permits and/or licenses or lead to a suspension or demotion of such permits, licenses and/or qualifications. Furthermore, the validity of these permits and/or licenses may last for a limited period of time and may be subject to periodic reviews and renewal by the relevant governmental departments or organizations. The failure for our suppliers and customers to obtain and maintain the relevant permits and/or licenses will, in turn, indirectly adversely affect our business.

Lastly, various national government agencies may have specific product quality specifications for fuels, including commodities that we distribute. Changes in product quality specifications, such as reduced chemical content in fuel, or other more stringent requirements for fuels, could reduce our ability to procure product, require us to incur additional handling costs and/or require the expenditure of capital. If we are unable to procure product or recover these costs through increased selling price, we may not be able to meet our financial obligations. Failure to comply with these regulations could result in substantial penalties.

Information technology failures and data security breaches would have an adverse effect on our business, financial condition and results of operations.

Our operation and services are heavily dependent on our ability to communicate and manage the information related to the operation of our business effectively, including order management, order monitoring and tracking, logistics and route optimization, documentation management, invoicing, reporting, and communication. Thus, the efficient operation of these systems is critical to our business. While we take measures to ensure the security of our IT systems, our systems are susceptible to outages from fire, floods, power loss, telecommunications failures, data leakage, virus, human error by our employees, service providers or vendors, hacking and break-ins, cyber-attacks and similar events. A significant disruption in the functioning of these systems could damage our reputation, impair our ability to conduct our business, impact our credit and risk exposure decisions, cause us to lose customers, subject us to litigation and/or require us to incur significant expense to address and remediate or otherwise resolve these issues, which would have an adverse effect on our business, financial condition and results of operations.. In addition, we may be required to incur significant costs to protect against damage caused by the possible disruptions or security breaches in the future.

Our business and our reputation could be adversely affected by the failure to protect sensitive customer, employee or vendor data, whether as a result of cyber security attacks or otherwise, or to comply with applicable regulations relating to data security and privacy.

In the normal course of our business as a wholesale fuel distributor, we obtain personal and business data from our customers. While we believe that we maintain adequate security controls over individually identifiable customer, employee and vendor data provided to us, a breakdown or a breach in our systems that results in the unauthorized release of individually identifiable customer or other sensitive data could nonetheless occur and have a material adverse effect on our reputation, operating results and financial condition. Such a breakdown or breach could also materially increase the costs we incur to protect against such risks. Also, a material failure on our part to comply with regulations relating to our obligation to protect such sensitive data or to the privacy rights of our customers, employees and others could subject us to fines or other regulatory sanctions and potentially to lawsuits. Cyber-attacks are rapidly evolving and becoming increasingly sophisticated. A successful cyber-attack resulting in the loss of sensitive customer, employee or vendor data could adversely affect our reputation, results of operations, financial condition and liquidity, and could result in litigation against us or the imposition of penalties. Moreover, a security breach could require that we expend significant additional resources to upgrade further the security measures that we employ to guard against cyber-attacks.

Natural disasters, acts of God, wars, epidemics and other events may adversely affect our business operations, financial condition and results of operations

Natural disasters, acts of God, wars, terrorist attacks, piracy activity or military action epidemics, material interruptions in service or stoppages in transportation and other events which are beyond our control may adversely affect local economies, infrastructures, port facilities and international trade. They may also cause casualty to our employees, closure of ports and disruptions to cargo flows, any of which could materially and adversely affect our results of operations and financial position. Harsh weather could also reduce our ability to transport freight, which could result in decreased revenues.

Our market area is located in a region susceptible to severe typhoon. A severe typhoon could damage the facilities of our suppliers or our customers, as well as interfere with our ability to distribute fuel to our customers or our customers’ ability to operate their locations. If warmer temperatures, or other climate changes, lead to changes in extreme weather events, including increased frequency, duration or severity, these weather-related risks could become more pronounced. Any weather-related catastrophe or disruption could have a material adverse effect on our business, financial condition and results of operations, potentially causing losses beyond the limits of the insurance we currently carry.

Any of such occurrences of natural disasters or the outbreak of avian influenza, severe acute respiratory syndrome, the influenza A (H1N1), H7N9 or another epidemic could cause severe disruption to our daily operations, and may even require a temporary closure. Such closures may disrupt our business operations and adversely affect our results of operations. If any of our employees is suspected of having contracted a contagious disease, we may be required to apply quarantines or suspend our operations. Our operation could also be disrupted if our suppliers, customers or business partners were affected by such natural disasters or health epidemics. Furthermore, any future outbreak may restrict economic activities in affected regions, resulting in reduced business volume, the temporary lack of an adequate work force, and the temporary disruption in the transport of goods to or from overseas which could prevent, delay or reduce freight volumes and could have an adverse impact on consumer spending and confidence levels, all of which could adversely affect our results of operations.

The demand for our services is easily affected by unpredictable factors, and our results of operations can be affected by critical factors associated with the demand for marine fuel, such as the changes in the global and regional economic, financial and political conditions and the level of international trade. A decline in international trade would adversely affect our business, financial condition and results of operations.

Global and regional demands for marine fuel are primarily driven by trade and economic activity as well as the trends and activities in the marine transportation industry, in particular the number of vessels active at sea and the size of order books for new vessels. The marine transportation and bunkering industry has historically experienced cyclical fluctuations due to economic recession, level of international trade activities, downturns in business cycles of our customers, interest and currency rate fluctuations, inflation, trade restrictions, economic sanctions, trade disputes, boycotts, outbreak of wars, changes in regulatory regimes and extreme weather conditions, all of which are beyond our control and the nature, timing and degree of which are largely unpredictable. Any decrease in demand for our services due to cyclical downturns could adversely affect our business, financial condition and results of operations. We are particularly sensitive to changes in regional and/or global political and economic conditions that impact our customers’ transportation volumes and shipping routes.

Economic downturns in one or more countries or regions, particularly in Asia, the European Union, the United States and other countries and regions with consumer-oriented economies, have in the past, and could in the future, reduce international trade volumes, which directly affects the demand for shipping services, and, in turn, the demand for marine fuel. Any reduction in demand for marine fuel would adversely affect our business, financial condition and results of operations.

A tightening of credit in the financial markets or an increase in interest rates may make it more difficult for wholesale customers and suppliers to obtain financing and, depending on the degree to which it occurs, may cause a material increase in the non-payment or other non-performance by our customers and suppliers. Even if our credit review and analysis mechanisms work properly, we may experience financial losses in our dealings with these third parties. A material increase in the non-payment or other non-performance by our customers and/or suppliers could adversely affect our business, financial condition, and results of operations.

Examples of other general economic, financial and political risks include:

●	a general or prolonged decline in, or shocks to, regional or broader macro-economics;

●	regulatory changes that could impact the markets in which we operate, which could reduce demand for our goods and services or lead to pricing, currency, or other pressures; and

●	deflationary economic pressures, which could hinder our ability to operate profitably in view of the challenges inherent in making corresponding deflationary adjustments to our cost and payment structure.

The nature of these types of risks, which are often unpredictable, makes them difficult to plan for, or otherwise mitigate, and they are generally uninsurable, which compounds their potential impact on our business. Any such event could have a material adverse effect on our business, financial condition and results of operations.

Our business operations may be materially adversely affected by negative impacts on the global economy, capital markets, or other geopolitical conditions resulting from the recent invasion of Ukraine by Russia and subsequent sanctions against Russia, Belarus, and related individuals and entities. Current volatility remains in the crude oil, fuel, and the marine fuel markets around the globe.

The Hong Kong, Asia and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the recent invasion of Ukraine by Russia in February 2022. In response to such an invasion, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe. The United States, the United Kingdom, the European Union, and other countries have announced various sanctions and restrictive actions against Russia, Belarus, and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. The invasion of Ukraine by Russia and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing military conflict in Ukraine are highly unpredictable, the conflict could lead to market disruptions, including significant volatility in commodity prices (including the price of crude oil), credit and capital markets, as well as supply chain interruptions. Additionally, Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the abovementioned factors, or any other negative impact on the global economy, capital markets, or other geopolitical conditions resulting from the Russian invasion of Ukraine and subsequent sanctions, could adversely affect our business operations. The volatility and the rise in the price of crude oil has increased our costs and prices of our services and the prices we charge to our customers for the marine fuel. We have not experienced any decrease in orders from our customers, but increases in the price of refined oil products could have an adverse impact on demand and result in lower revenues and higher costs for us which could have a material adverse impact to our results of operations, financial condition and prospects.

The extent and duration of the Russian invasion of Ukraine, resulting sanctions and any related market disruptions are impossible to predict, but could be substantial, particularly if current or new sanctions continue for an extended period of time or if geopolitical tensions result in expanded military operations on a global scale. Any such disruptions may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities, or our ability to raise equity or debt financing. If these disruptions or other matters of global concern continue for an extensive period of time, our ability to continue business operations may be materially adversely affected.

Risks Relating to Doing Business in Hong Kong

All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to certain PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, laws, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.

We have no operations in Mainland China. Our Operating Subsidiary is located and operates its business in Hong Kong, a special administrative region of the PRC. Pursuant to the Basic Law of Hong Kong (“Basic Law”), national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation of certain PRC laws and regulations to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of Mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our Operating Subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political arrangement, or other unforeseeable reasons.

In the event that we or our Operating Subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations in Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives in Mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention;

●	cause devaluation of our securities or delisting; and,

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Based on our understanding of the PRC laws and regulations currently in effect, as our Operating Subsidiary is located and operates in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this Offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded.

The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and the Operating Subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law,” or the “PIPL,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing.

Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Although our Operating Subsidiary in Hong Kong may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals in Mainland China, in connection with our business and operations for “Know Your Customers” purpose, as advised by our PRC Counsel, China Commercial Law Firm, we and our Operating Subsidiary will not be deemed to be an “operator of critical information infrastructure,” any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for this Offering or required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiaries’ operations Hong Kong, since (i) our Operating Subsidiary is incorporated and operating in Hong Kong only without any subsidiary or variable interest entity structure in Mainland China, and it is unclear whether the Measures for Cybersecurity Review (2021) shall be applied to a Hong Kong company; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China only and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (iii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; (v) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong; and (vi) neither we or our Operating Subsidiary has been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Furthermore, based on laws and regulations currently in effect in the PRC, as advised by our PRC Counsel, China Commercial Law Firm, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Ordinary Shares can be listed or offered in the U.S since neither we, nor our subsidiaries, are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Operating Subsidiary in Hong Kong, none of our business activities are conducted in Mainland China, and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (v) pursuant to the Basic Law of Hong Kong, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, as further advised by our PRC Counsel, China Commercial Law Firm, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary and the listing of our Ordinary Shares on the U.S. or other foreign exchanges. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements, or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. There remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with ours. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our Operating Subsidiary in Hong Kong, our operation and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our Operating Subsidiary’s operations in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so. See “Regulation” on page 75.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Operating Subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Administrative Measures published by CSRC on February 17, 2023, which came into effect on March 31, 2023, also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed into law the Hong Kong Autonomy Act (“HKAA”), into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’s operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC accepted conditions such as Hong Kong’s Basic Law. According to Article 18 of the Basic Law, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. The Basic Law guaranteed a high degree of autonomy for Hong Kong which ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system. However, if there are any changes in relation to the political arrangements which allows Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiary’s business and operations. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with our customers.

There are political risks associated with conducting business in Hong Kong.

All of our operations are in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we derive all of our revenue from operations in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiary will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Hong Kong National Security Law that was passed in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump issued an executive order and signed into law the HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, Mainland China, and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Since our business is conducted in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, our Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Risks Relating to Our Corporate Structure

Our corporate actions will be substantially controlled by our Controlling Shareholder, PTLE Limited, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders

As at the date of this prospectus, 100% of the issued share capital of the Company is owned by our Controlling Shareholder, PTLE Limited, which in turn is owned 70% by Mr. Tak Wing, Ho (our Director, Chief Financial Officer, and the Chairman of the Board) and 30% by Ms. Ying Ying, Chow (our Director and Chief Executive Officer). Immediately following this Offering, PTLE Limited will beneficially own 90.0% of our total issued and outstanding Ordinary Shares, representing 90.0% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 88.7% of our total issued and outstanding Ordinary Shares, representing 88.7% of the total voting power, assuming that the over-allotment option is exercised in full. Accordingly, PTLE Limited will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, election of directors and other significant corporate actions.

The interests of our Controlling Shareholder may differ from the interests of our other shareholders. The concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Ordinary Shares in this Offering. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees must be selected or recommended solely by independent directors; and

●	the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

PTL is a holding company incorporated in the BVI, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between PTL and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiaries, to PTL and U.S. investors and amounts owed.

Currently, the PRC law and regulations and foreign currency control in Mainland China do not currently have any material impact on the transfer of cash between PTL and our Operating Subsidiary, or vice versa. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, our Operating Subsidiary’s operations are conducted outside the United States, and all of our assets are located outside the United States. All of our directors and officers reside outside of the United States, and a substantial portion of their assets are located in Hong Kong outside the United States. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law.

We are a BVI business company with limited liability incorporated under the laws of the BVI. Our corporate affairs are governed by our Memorandum and Articles, the BVI Act and the common law of the BVI. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England and the wider Commonwealth, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the BVI. The rights of our shareholders and the fiduciary duties of our directors under the BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI. In addition, the BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a shareholder. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

Certain corporate governance practices in the BVI, where our holding company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. We can rely on home country practice with respect to our corporate governance after we complete this Offering. If we choose to follow the BVI’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulties in protecting their interests in the face of actions taken by our management, or members of our board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital.”

Risks Relating to our Ordinary Shares and this Offering

Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed.

Our auditor, J&S Associate PLT (“J&S”), the independent registered public accounting firm headquarters in Malaysia that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess J&S Associate PLT’s compliance with applicable professional standards. J&S Associate PLT is not subject to the Determination Report announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China or Hong Kong because of a position taken by one or more authorities in the Mainland China or Hong Kong. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCAA Act are uncertain. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCAA. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Ordinary Shares, which could materially impair the market for and market price of our Ordinary Shares.

There has been no public market for our Ordinary Shares prior to this Offering, and you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

Prior to this Offering, there has been no public market for our Ordinary Shares. Although we have applied to have our Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid public market for our Ordinary Shares will develop. If an active public market for our Ordinary Shares does not develop following the completion of this Offering, the market price of our Ordinary Shares may decline and the liquidity of our Ordinary Shares may decrease significantly.

The initial public offering price for our Ordinary Shares will be determined by negotiation between us the Underwriters and may vary from the market price of our Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their Ordinary Shares due to insufficient or a lack of market liquidity of our Ordinary Shares.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

The trading prices of our Ordinary Shares are likely to be highly volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based U.S.–listed companies, which consequently may affect the trading performance of our Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Mainland Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Mainland Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Ordinary Shares.

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us or our industry;

●	variations in our revenues, profit, and cash flow;

●	the general market reactions and financial market fluctuation due to the continuous Russo-Ukraine conflicts;

●	changes in the economic performance or market valuations of other marine transportation services providers or bunkering facilitators; and political, social and economic conditions in the PRC, Hong Kong and Asia;

●	actual or anticipated fluctuations in our financial results of operations and changes or revisions of our expected results;

●	fluctuations of exchange rates among Hong Kong dollar, Renminbi, and the U.S. dollar;

●	changes in financial estimates by securities research analysts;

●	detrimental negative publicity about us, our services, our officers, directors, other beneficial owners, professional parties we partner with, or our industry;

●	announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers, or directors;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

●	sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Shares have been approved for listing on Nasdaq Capital Market, however, our Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Ordinary Shares may not develop or be sustained.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The public offering price of our shares is substantially higher than the pro forma net tangible book value per share of our Ordinary Shares. Assuming no exercise of the over-allotment option by the underwriters, if you purchase shares in this Offering, you will incur immediate dilution in the pro forma net tangible book value per share from the price per Ordinary Share that you pay for the shares. Accordingly, if you purchase shares in this Offering, you will incur immediate and substantial dilution of your investment. See “Dilution”.

You must rely on price appreciation of our Ordinary Shares for return on your investment because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium, and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial conditions, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. We cannot assure you that our Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares. Please refer to the section titled “Dividend Policy” section for more information.

Shares eligible for future sale may adversely affect the market price of our Ordinary Shares, as the future sale of a substantial amount of issued and outstanding Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act of 1933 (the “Securities Act”). The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

Our existing shareholders will be able to sell their Ordinary Shares after completion of this Offering subject to restrictions under the Rule 144.

Our existing shareholders may be able to sell their Ordinary Shares under Rule 144 after completion of this Offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this Offering, when they are able to sell their pre-offering shares under Rule 144, they may be more willing to accept a lower sales price than the Offering Price. This fact could impact the trading price of our Ordinary Shares following completion of the Offering, to the detriment of participants in this Offering. Under Rule 144, before our existing shareholders can sell their Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of such Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this Offering.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrades us, the price of our Ordinary Shares would likely decline. If one or more of these analysts ceases coverage of our Company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this Offering) the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — Material United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Ordinary Shares and on the receipt of distributions on our Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Ordinary Shares. For more information see “Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company Considerations”.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities may meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including, but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities, and Nasdaq had concerns that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small. The insiders of our Company will still hold a large portion of the Company’s listed securities following the consummation of the Offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Ordinary Shares and your ability to sell them.

Our Ordinary Shares have been approved for listing on the Nasdaq Capital Market under the symbol “PTLE”. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our Ordinary Shares are listed on the Nasdaq Capital Market, we cannot assure you that our Ordinary Shares will continue to be listed on the Nasdaq Capital Market.

In addition, following this Offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our Ordinary Shares could be subject to delisting.

If the Nasdaq Capital Market delists our Ordinary Shares from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our Ordinary Shares;

●	reduced liquidity with respect to our Ordinary Shares;

●	a determination that our Ordinary Share is a “penny stock” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more, (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt, or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this Offering.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

After our IPO, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the New York Stock Exchange detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are a “foreign private issuer” and a BVI company, and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. In addition, we will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

The information we are required to file with or furnish to the SEC will be less extensive and less timely as compared to that required to be filed with the SEC by U.S. domestic issuers.

As a British Virgin Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq Capital Market corporate governance listing standards. However, Nasdaq Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is deemed our home country, may differ significantly from the Nasdaq Capital Market corporate governance listing standards. For example:

●	our independent directors do not need to hold regularly scheduled meetings in executive session (rather, all board members may attend all meetings of the board of directors);

●	the compensation of our executive officers is recommended but not determined by an independent committee of the board or by the independent members of the board of directors; and our Chief Executive Officer is not prevented from being present in the deliberations concerning his compensation;

●	related party transactions are not required to be reviewed and we are not required to solicit member approval of stock plans, including: those in which our officers or directors may participate; share issuances that will result in a change in control; the issuance of our shares in related party acquisitions or other acquisitions in which we may issue 20% or more of our issued and outstanding shares; or below market issuances of 20% or more of our issued and outstanding shares to any person; and

●	we are not required to hold an in-person annual meeting to elect directors and transact other business customarily conducted at an annual meeting (rather, we complete these actions by written consent of holders of a majority of our voting securities).

Although we do not currently plan to utilize the home country exemption for corporate governance matters, to the extent that we choose to do so in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq Capital Market corporate governance listing standards applicable to U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer after our IPO. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this Offering, we may cease to qualify as a foreign private issuer in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us and our industry. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our need to raise additional financing to fund daily operations and successfully grow;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our growth strategies;

●	current and future economic and political conditions;

●	expected changes in our revenues, costs or expenditures;

●	the trends in, and size of, the bunkering market in the Asia Pacific;

●	our expectations regarding demand for, and market acceptance of, our products and services;

●	our expectations regarding our relationships with customers, suppliers, third-party service providers, strategic partners and other stakeholders;

●	our expectations regarding our customer base;

●	our ability to obtain, maintain or procure all necessary government certifications, approvals, and/or licenses to conduct our business, and in the relevant jurisdictions in which we operate;

●	competition in our industry;

●	relevant laws, regulations, and policies relating to the bunkering industry in the Asia Pacific;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to hire and retain qualified management personnel and key employees;

●	overall industry, economic and market performance;

●	volatility of fuel prices and the effects of the Russian invasion of Ukraine and actions by, or disputes among or between, oil producing countries with respect to matters related to the price or production of oil; and

●	the other factors described in “Risk Factors.”.

This prospectus also contains certain market data relating to the bunkering industry in the Asia Pacific region that are based on industry publications and reports. This information involves a number of assumptions, estimates and limitations. These industry publications, surveys and forecasts generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Nothing in such data should be construed as advice. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The bunkering industry in the Asia Pacific region may not grow at the rates projected by market data, or at all. The failure of these markets to grow at the projected rates may have a material adverse effect on our business and the market price of the ordinary shares. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we have referred to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

The initial public offering price is US$4.00 per Ordinary Share. We will receive net proceeds from this Offering, after deducting the underwriting discounts and the estimated offering expenses payable by us, of approximately US$3.29 million (or US$3.98 million if the underwriters exercise its over-allotment option).

We plan to use the net proceeds we will receive from this Offering as follows:

●	Approximately 60% for vessels acquisition, in particular, bunkering tankers acquisition;

●	Approximately 30% for working capital purpose in order to increase inventory position to secure more favorable volume discounts and credit terms with our suppliers, and to establish a price hedging mechanism and policy;

●	The balance, approximately 10%, to fund other general corporate purposes.

We have not identified any specific investment or acquisition opportunities.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this Offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

PTL, our BVI holding company, since its incorporation on December 29, 2023, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between PTL and its subsidiaries, or by the Operating Subsidiary to PTL. For FY 2022 and FY2023, our Operating Subsidiary has not declared any dividends to its then shareholders, before the incorporation of PTL.

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do currently have no plan to declare or pay any dividends in the near future on our shares. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable BVI laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our Operating Subsidiary to us, and such other factors as our board of directors may deem relevant. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors.

Subject to the BVI Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolution of directors, declare and authorize a distribution (which includes a dividend) to our shareholders from time to time and of an amount they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution (a) the company will be able to pay its debts as they fall due; and (b) the value of our assets exceeds its liabilities.

Our holding company rely on dividends paid by our Operating Subsidiary for its cash requirements, including funds to pay any dividends and other cash distributions to its shareholders, service any debt it may incur and pay its operating expenses. Our holding company’s ability to pay dividends to its shareholders will depend on, among other things, the availability of dividends from our Operating Subsidiary.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

CORPORATE HISTORY AND STRUCTURE

We are offering 1,250,000 Ordinary Shares, representing 10% of the Ordinary Shares issued and outstanding following completion of the Offering, assuming the underwriter do not exercise the over-allotment option. Following this Offering, assuming that the underwriters do not exercise their over-allotment option, 10% of the Ordinary Shares of the Company will be held by public shareholders.

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities (assuming no exercise of the over-allotment option by the underwriters):

PTL Limited (“PTL”) was incorporated as a BVI business company with limited liability on December 29, 2023 under the laws of the BVI. In connection with the incorporation, on the same date of its incorporation, PTL Limited issued a total of 1 share of its Ordinary Shares to its sole shareholder, PTLE Limited, at the consideration of US$1. On July 11, 2024, the Company effectuated a share split of its issued and outstanding shares at a ratio of 11,250,000 for one (the “Share Split”), so that there were 11,250,000 Ordinary Shares issued and outstanding post-Share Split. From a British Virgin Islands legal perspective, the Share Split does not have any retroactive effect on our shares prior to the effective date. However, references to our Ordinary Shares in this prospectus are presented on a post-Share Split basis, or as having been retroactively adjusted and restated to give effect to the Share Split, as if the Share Split had occurred by the relevant earlier date.

PTL is authorized to issue unlimited shares of single class with no par value, of which 11,250,000 Ordinary Share is currently issued and outstanding. PTL has no material operation of its own, and we conduct operations through its wholly-owned Operating Subsidiary, namely Petrolink Energy Limited.

Petrolink Energy Limited (“Petrolink Hong Kong”) was incorporated on June 21, 2013, under the laws of Hong Kong. Petrolink Energy Limited is a wholly owned subsidiary of PTL and is our main operating entity.

Petrolink Energy Pte. Ltd. (“Petrolink Singapore”) was incorporated on February 5, 2024, under the laws of Singapore. Petrolink Singapore is a wholly owned subsidiary of PTL, for the purpose of establishing a representative office in Singapore to conduct marketing and sales support in Singapore. Since its incorporation, Petrolink Singapore has not had any operation.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023 on a pro forma as adjusted basis giving effect to the completion of the firm commitment offering at the public offering price of $4.00 per share and to reflect the application of the proceeds after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses (including accountable expenses) payable by us. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Ordinary Shares”.

As of December 31, 2023
(All amounts in thousands of US$, except for share and per share data, unless otherwise noted)

	Actual	Pro Forma As Adjusted(1)
	US$	US$

Ordinary Share of no par value, unlimited number of ordinary shares authorized; 11,250,000 shares issued and outstanding(2)	1	3,291,812

Retained earnings	1,350,032	1,350,032
Total shareholders’ equity	1,350,033	4,641,844
Total capitalization	1,350,033	4,641,844

(1)

Reflects the sale of Ordinary Shares in this Offering (excluding any over-allotment shares that may be sold pursuant to the over-allotment option) at the initial public offering price of US$4.00 per share, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and other estimated offering expenses (including accountable expenses) payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance, and other estimated offering expenses (including accountable expenses) payable by us. We estimate that such net proceeds will be approximately US$3,291,811.

(2)	The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Ordinary Shares” for more details.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2023 was approximately $0.116 per Ordinary Share.

Net tangible book value per Ordinary Share as of December 31, 2023 represents the amount of total assets less intangible assets and total liabilities, divided by the number of total Ordinary Shares outstanding.

We will have 12,500,000 Ordinary Shares issued and outstanding after the IPO or 12,687,500 Ordinary Shares assuming the full exercise of over-allotment option. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2023 will be approximately US$0.367 per Ordinary Share. This would result in dilution to investors in this Offering of approximately US$3.633 per Ordinary Share or approximately 90.8% from the offering price of US$4.00 per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by US$0.251 per share attributable to the purchase of the Ordinary Shares by investors in this Offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Ordinary Shares” for more details.

	Offering Without Over-Allotment	Offering With Over-Allotment
Offering Price per Ordinary Share	$4.00	$4.00
Net tangible book value per Ordinary Share before the offering	$0.116	$0.116
Increase per Ordinary Share attributable to payments by new investors	$0.251	$0.300
Pro forma net tangible book value per Ordinary Share after the offering	$0.367	$0.416
Dilution per Ordinary Share to new investors	$3,633	$3.584

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

PTL Limited is a business company limited by shares and established under the laws of the British Virgin Islands on December 29, 2023. It is a holding company with no business operation. Headquartered in Hong Kong, we are an established bunkering facilitator providing marine fuel logistics services for vessel refueling, primarily container ships, bulk carriers, general cargo vessels, and chemical tankers. Targeting and serving the Asia Pacific market, we leverage on our close relationships and partnership within our established network in the marine fuel logistic industry, including the upstream suppliers and downstream customers, to provide a one-stop solution for vessel refueling. Through our Operating Subsidiary, Petrolink Energy Limited, we purchase marine fuel from our suppliers and arrange our suppliers to deliver marine fuel to our customers directly. As the bunkering facilitator, our services mainly involve (i) facilitating with our suppliers to supply fuel for the use by our customers’ vessels at various ports along their voyages in the Asia Pacific region; (ii) arranging vessel refueling activities at competitive pricing to our customers; (iii) offering trade credit to our customers for vessel refueling; (iv) handling unforeseeable circumstances faced by our customers and providing contingency solutions to our customers in a timely manner; and (v) handling disputes, mainly in relation to quality and quantity issues on marine fuel, if any.

In connection with this Offering, we have undertaken a reorganization of our legal structure. The Reorganization was completed on February 21, 2024. Prior to the Reorganization, Petrolink Hong Kong, the operating subsidiary of the Company, was controlled by Mr. Tak Wing, Ho. As part of the Reorganization, PTLE Limited, being the immediate holding company of the Company, was first incorporated under the laws of the British Virgin Islands on December 21, 2023 and was controlled by Mr. Tak Wing, Ho. Subsequently, the Company was incorporated as a wholly owned subsidiary of PTLE Limited. On February 5, 2024, Petrolink Singapore was incorporated in Singapore as a wholly-owned subsidiary of the Company. On February 21, 2024, Mr. Tak Wing, Ho transferred his all ordinary shares in Petrolink Hong Kong to the Company. Consequently, the Company became the holding company of Petrolink Hong Kong on February 21, 2024. The Company and its subsidiaries resulting from the Reorganization has always been under a common control of the same controlling shareholders before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions. As a result of the Reorganization, the Company owns 100% equity interest of Petrolink Hong Kong and Petrolink Singapore.

We generate revenues from the sale of the marine fuel. For the fiscal years ended December 31, 2023 and 2022, total revenue was $102,106,509 and $74,817,208, respectively. Our gross profit and net profit were $1,915,975 and $936,120, respectively, for the fiscal year ended December 31, 2023, as compared to our gross profit and net profit of $1,113,316 and $391,109, respectively, for the fiscal year ended December 31, 2022.

We will continue to adhere to our business principles of providing a one-stop solution for vessel refueling in high standard. We believe that our pursuit of goal will lead us to sustainable growth, solidify our position in the industry, and create long-term value for our shareholders. We aim to achieve this goal by implementing the following strategies through our subsidiaries:

●	Enhancing our sales network and establishing our position in Singapore; and

●	Purchasing our own vessel with the proceeds to provide a more competitive pricing and bigger flexibility to our customers, so as to increase our market shares in our existing markets.

Impact of COVID-19 on Our Business

The outbreak of COVID-19, which was declared a pandemic by the World Health Organization in March 2020, has created significant volatility, uncertainty and disruption in the global economy.

Despite the decline of trading and slowdown of economic growth during the first half of 2020 as a result of COVID-19 outbreak, the business and financial performance of major international container liner operators have improved the profitability of international container liner operators has seen a significant growth since the third quarter of 2020 amid COVID-19 outbreak.

The bunkering industry, particularly distributions in certain ports, were also adversely affected. Nonetheless, given the nature of our business of providing refueling services through our supply network, our flexibility to respond to emergencies occurred in individual ports prevents us from being severely affected by COVID-19 in the fulfilment of our contractual obligations.

As our major business operations are managed in Hong Kong, and all our employees in Hong Kong are able to continue our communication and cooperation with our customers and suppliers through electronic media, telephone and remote access to our information technology system, there is no material interruption to our business, daily operations, employees and payment settlement from our customers or to our suppliers. In case our customers experience port disturbance, we can re-arrange refueling of the vessel to the next feasible port under our extensive supply network in the Asia Pacific.

Currently, there is no more COVID-19 pandemic-related restrictions and measures placed in Hong Kong. We have not noticed that the COVID-19 pandemic has created any imminent and adverse impact on our business, as well as our financial position, indebtedness or prospect, and revenue structure or cost structure. In the longer-term, if there is any resurgence of COVID-19 pandemic in Hong Kong due to the spread of new variants, it is likely to adversely affect the economies and financial markets of many countries and could result in a global economic downturn and a recession. This would likely adversely affect our business, and, in turn negatively impact our business and results of operations.

Key Factors that Affect Operating Results

We believe the following key factors may affect our financial condition and results of operations:

Materially dependent on our suppliers for the supply of marine fuel

For the fiscal years ended December 31, 2023 and 2022, the amount of purchases from our five largest suppliers accounted for approximately 82.2% and 85.2%, respectively, of our total cost of revenue; and the purchases from our largest supplier accounted for approximately 42.2% and 55.5% of total cost of revenue, respectively. Accordingly, we are heavily dependent on the relationships with our five largest suppliers, which are all marine fuel suppliers.

There is no assurance that there will be no deterioration in our relationships with our suppliers, especially the top five largest suppliers, which would have an impact on our ability to secure future purchases of marine fuel. Disruptions in the business activities of our suppliers may have negative impacts on our business. There are operational risks inherent to the business activities of our suppliers, such as labor strikes, suspension or cancellation of flight lines due to technical failures, severe outbreaks of contagious diseases or epidemics (such as the COVID-19 pandemic), or financial difficulties which our suppliers may face. We may also encounter the risks associated with non-performance, unsatisfactory, or delayed performance by our suppliers. There is no assurance that our suppliers, our business partners and other service providers will at all times perform at a satisfactory level. Any shortage of or delay in the supply of marine fuel by our suppliers would affect our ability to fulfil our customers’ demand.

We cannot assure that the fuels or the service provided by our suppliers will always meet our customers’ fuel delivery requirement. In case there is any error or delay due to various reasons, including but not limited to weather condition, natural disaster, trade restrictions, embargo and human negligence, the marine may not be delivered to the assigned destination within the expected schedule, quality and condition. If our suppliers and service providers are unable to meet our customers’ standards and requirements and we are unable to find suitable alternatives promptly, our reputation within the industry and therefore our business, sales performance and results of operations could be adversely affected.

In the event of occurrence of the above, we may have to source marine fuels from other suppliers for our customers within a tight time constraint. If our suppliers are unable to meet our customers’ delivery and fueling requirement, or if we are unable to find suitable alternatives promptly in the event of disruptions in the business activities of our suppliers, our reputation and therefore our business, sales performance and results of operations could be adversely affected. If we are not able to maintain or expand our relationships with our major suppliers, our ability to deliver our products and services in a timely manner may be impaired and we could be required to incur additional expenses to secure alternative suppliers. The disruption in our supply or the need to find alternative suppliers could impact the costs and/or timing associated with procuring necessary products and services.

Fluctuation in marine fuel price

We are subject to risks associated with the availability and price of marine fuel. Fuel prices have fluctuated dramatically over recent years. Future fluctuations in the availability and price of fuel could adversely affect our results of operations. Marine fuel prices may fluctuate due to factors out of our control. These factors include, among others, global economic conditions, natural or man-made disasters, adverse weather conditions, political events, changes in global crude oil prices, expected and actual supply of and demand for marine fuel, political conditions, changes in laws and regulations related to environmental matters (including those mandating or incentivizing alternative energy sources or otherwise addressing global climate change), changes in pricing or production controls by oil producing countries and cartels or the Organization of the Petroleum Exporting Countries (“OPEC”), economic sanctions imposed against oil-producing countries or specific industry participants, technological advances affecting energy consumption and supply, energy conservation efforts, price and availability of alternative fuels, terrorist activities, armed conflict, tariffs, sanctions, other changes to trade agreements and world supply and demand imbalance.

Fuel shortages, changes in fuel prices and the potential volatility may adversely impact our results of operations and overall profitability. Fluctuation in the price of marine fuel will affect our total cost of revenue directly and thus the vessel refueling services fee charged to our customers as our pricing for our services is determined on a cost-plus approach, i.e. we are able to obtain a premium, being the difference between the selling price per metric ton of marine fuel sold to our customers and the corresponding purchase cost from our suppliers, which in turn affects our gross profit. Our profitability is correlated with the fluctuation of refueling fee charged to our customers. If we cannot pass on the cost in full to our customers, our results of operations may be materially and adversely affected. The fluctuations in marine fuel price may also affect our working capital requirements. Since our operation scale is limited by our working capital, for a given period of time, if the marine fuel prices increase substantially as a result of policies or controls imposed by the relevant regulatory authorities, we could purchase less marine fuel from our suppliers with the same level of financial resources and same trade credit offered by our suppliers. In the event that there is a significant increase in the price of marine fuel, we might require additional working capital in order to fulfil our customers’ need. If the marine fuel price increases significantly and we cannot obtain sufficient financial resources and improve our cash flow in time to ensure we can procure similar amount of marine fuel from our suppliers, we may not be able to deliver as much marine fuel to customers as we could when the marine fuel price is at a relatively low level and our profitability may be adversely affected, and the requirement for additional working capital may tighten our operating cash flows, which may in turn adversely affect our financial condition.

We generally do not enter into any long-term contracts with our customers

We do not enter into long-term agreements with our customers. They place orders with us based on term contracts (i.e., agreements for purchase of our vessel refueling service, where the premium is fixed over the entire duration of the contract, that has a typical length of three months) or spot contracts (i.e., agreements for immediate purchase of our vessel refueling service that has a typical length of one day). Our customers are not obliged to continue to use our vessel refueling services at a level similar to that in the past or at all. As a result, we cannot guarantee that our current customers will continue to utilize our services or that they will continue at the same levels.

Customer’s demand could be affected by unpredictable factors, such as regional and global political and economic conditions. The volume of their orders and booking might vary significantly, and it is difficult for us to forecast future orders accurately. Our customers’ level of demand may fluctuate due to factors out of our control, such as changes in their business strategies, purchasing preferences and product trends. Our revenue is therefore susceptible to fluctuations in the demand for our service and product from our customers and the cancellations of existing customer contracts. We strive to maintain good relationships with our existing customers and develop new relationships with potential customers. There is no assurance that our existing customers will not engage other bunkering facilitator whom they perceive to offer lower prices or better services than ours. If any of our major customers terminates its business relationship with us, and we fail to secure new customers or new orders from other existing customers in a timely manner, our business operations, financial performance and profitability would be adversely affected. There is no certainty that we will continue to generate a stable revenue from our customers, any significant reduction of orders from our customers could materially affect our business, financial condition and results of operations.

Being exposed to liquidity risk and the credit risks of its customers

We are an established marine fuel logistics company providing one-stop solution for vessel refueling to our customers that are voyaging in the Asia Pacific region. We constantly receive inquiries from customers for quotations and orders. We are generally required by our suppliers to settle the full payment of our orders with payment terms up to 30 days. However, due to limited trade credit offered by our and our suppliers’ resources, we can only accept orders which are commercially viable to us.

In general, the trade credit would be reviewed and assessed by our suppliers from time to time. There is no assurance that our suppliers would maintain the trade credit and/or credit terms offered to us. In the event that our suppliers decide to reduce or terminate the trade credit and/or credit terms offered to us, our cash flow would be adversely affected and we may have insufficient working capital to run our day-to-day operations.

Our financial position and profitability are dependent to a large extent on the credit worthiness of our customers and their ability to settle the outstanding amount owed to us in accordance with the credit periods we have granted to them. During the fiscal years ended December 31, 2023 and 2022, the payment terms of our customers and suppliers are generally up to 30 days.

Should we experience any delays or difficulties in collecting payments from our customers, while remaining obligated to satisfy our ongoing payment obligations to our suppliers, we may be required to consider alternative sources of financing and/or defer on our own payment obligations. This may have a negative impact on our cash flow and we may have insufficient working capital to run our day-to-day operations.

Results of Operations

Comparison of Fiscal Years Ended December 31, 2023 and 2022

The following table sets forth key components of our results of operations for the fiscal years ended December 31, 2023 and 2022:

	For the Fiscal Years Ended December 31,			% of
	2023	2022	Variance	variance
Revenue	$102,106,509	$74,817,208	$27,289,301	36.5%
Cost of revenue	(100,190,534)	(73,703,892)	(26,486,642)	35.9%
Gross profit	1,915,975	1,113,316	802,659	72.1%

Selling, general and administrative expenses	(828,321)	(746,169)	(82,152)	11.0%

Profit from operations	1,087,654	367,147	720,507	196.2%

Other income (expense)
Interest income	1,201	126	1,075	853.2%
Other income	9,789	32,698	(22,909)	(70.1)%
Currency exchange loss	(3,184)	(2,299)	(885)	38.5%
Total other income, net	7,806	30,525	(22,719)	74.4%

Income before provision for income taxes	1,095,460	397,672	697,788	175.5%
Income tax expense	(159,340)	(6,563)	(152,777)	2327.9%
Net income	$936,120	$391,109	$545,011	139.4%

Revenue

The following table sets forth the breakdown of our revenue by geographical location (in terms of the oil delivery location) for the fiscal years ended December 31, 2023 and 2022, respectively:

	For the Fiscal Years Ended December 31,
	2023		2022		Variance
	(US$)	% of revenue	(US$)	% of revenue	Amount	%
Revenue
Hong Kong	$95,186,597	93.2%	$71,331,173	95.3%	$23,855,424	33.4%
United Arab Emirates	3,026,682	3.0%	558,075	0.8%	2,468,607	442.3%
Singapore	1,724,319	1.7%	549,221	0.7%	1,175,098	214.0%
Saudi Arabia	780,000	0.8%	-	-%	780,000	N/A
China	671,962	0.6%	2,378,739	3.2%	(1,706,777)	(71.8)%
Others	716,949	0.7%	-	-%	716,949	N/A
Total revenue	$102,106,509	100.0%	$74,817,208	100.0%	$27,289,301	36.5%

Our revenue increased by $27,289,301, or 36.5%, from $74,817,208 for the fiscal year ended December 31, 2022 to $102,106,509 for the fiscal year ended December 31, 2023, primarily because of (i) the increase in number of our customers which we provided marine fuel to them for the fiscal year ended December 31, 2023, as compared with the fiscal year ended December 31, 2022; and (ii) the increase in our sales volume of approximately 98,013 metric tons for the fiscal year ended December 31, 2022 to approximately 163,738 metric tons for the fiscal year ended December 31, 2023.

Cost of revenue

The following table sets forth the breakdown of our cost of revenue for the financial years ended December 31, 2023 and 2022:

	For the Fiscal Years Ended December 31,
	2023		2022		Variance
	(US$)	% of cost of revenue	(US$)	% of cost of revenue	Amount	%
Cost of revenue
Marine fuel costs	$100,015,267	99.8%	$73,668,846	100%	$26,346,421	35.8%
Others	175,267	0.2%	35,046	0%	140,221	400.1%
Total cost of revenue	$100,190,534	100.0%	$73,703,892	100.0%	$26,486,642	35.9%

Our cost of revenue mainly represented the marine fuel cost and other costs mainly including the agency fee, barging fee, cancellation charges and survey fee. Our cost of revenue increased by $26,486,642, or 35.9%, from $73,703,892 for the fiscal year ended December 31, 2022 to $100,190,534 for the fiscal year ended December 31, 2023, which was mainly due to the increase in our marine fuel costs and in line with the increase in our revenue.

Gross profit

Our gross profit from our major revenue type is summarized as follows:

	For the Fiscal Years Ended December 31,			% of
	2023	2022	Variance	variance
Gross profit	$1,915,975	$1,113,316	$802,659	72.1%
Gross profit margin	1.9%	1.5%	0.4%

Our gross profit increased by $802,659, or 72.1%, from $1,113,316 for the fiscal year ended December 31, 2022 to $1,915,975 for the fiscal year ended December 31, 2023. The increase in gross profit was mainly due to the increase in revenue for the fiscal year ended December 31, 2023, as compared to the fiscal year ended December 31, 2022. Our gross profit margin remained relatively stable at 1.9% and 1.5% for the fiscal years ended December 31, 2023 and 2022, respectively.

Selling, general and administrative expenses

Our selling, general and administrative expenses mainly represented the staff costs, agency commission, legal and professional fee, bank charges, utilities expenses, travelling and transportation costs and office supplies. Our selling, general and administrative expenses increased by $82,152, or 11.0%, from $746,169 for the fiscal year ended December 31, 2022 to $828,321 for the fiscal year ended December 31, 2023, which was mainly due to the increase in staff cost and professional fees such as audit, legal and consulting service expenses we incurred for the application for the listing of becoming a publicly traded company in the United States during the fiscal year ended December 31, 2023, as compared to the fiscal year ended December 31, 2022. We expect our selling, general and administrative expenses, including, but not limited to, staff costs, to increase in the foreseeable future, as our business further grows. We expect our legal and professional fees for legal, audit, and advisory services will increase as we will incur the audit fee, legal fee and advisory fee for this Offering and subsequently become a public after the IPO.

Other income (expenses)

Other income (expenses) mainly includes interest income, other income and currency exchange loss.

Interest income.    We recorded our interest income of $1,201 and $126 for the fiscal years ended December 31, 2023 and 2022, respectively.

Other income mainly represents the government subsidies and other miscellaneous income.

Government subsidies.    Government subsidies primarily related to non-recurring entitlements granted by the Hong Kong government pursuant to the Employment Support Scheme under the Anti-epidemic Fund. We received government subsidies that totaled nil and $26,398 for the fiscal years ended December 31, 2023 and 2022, respectively, and recognized as other income when they were received because they were not subject to any past or future conditions.

Income tax expense.    Our company, PTL Limited, was incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, PTL Limited is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

Petrolink Energy Limited is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to $256,410 (HK$2,000,000), and 16.5% on any part of assessable profits over $256,410 (HK$2,000,000). For the fiscal years ended December 31, 2023 and 2022, Petrolink Energy Limited had assessable profits arising in Hong Kong and, hence, the provision of current tax of $159,340 and $6,563, respectively, has been made in these periods.

Net income.    As a result of the foregoing, we reported a net income of $936,120 and $391,109 for the fiscal years ended December 31, 2023 and 2022, respectively.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations and loans from banks and related parties, if necessary. We plan to support our future operations primarily from cash generated from our operations and our initial public offering proceeds.

As reflected in our audited consolidated financial statements, we had net income of $936,120 and $391,109 for the fiscal years ended December 31, 2023 and 2022, respectively. As of December 31, 2023, we had cash of $1,144,737 compared to $92,042 as of December 31, 2022. We had positive working capital that amounted to $1,300,033 and $413,913 as of December 31, 2023 and 2022, respectively. Our working capital requirements are influenced by the size of our operations, the volume and dollar value of our sales orders and the timing for collecting accounts receivable, and repayment of accounts payable.

We believe that our current cash and cash flows provided by operating activities, and the estimated net proceeds from this Offering will be sufficient to meet our working capital needs in the next 12 months from the date the audited consolidated financial statements are issued. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we determine to accelerate our growth, then additional financing may be required. No assurance can be given, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

We do not plan to pay any further dividends out of our retained earnings.

We intend to raise additional fund through our initial public Offering and use these funds to grow our business primarily by:

●	approximately 60% for vessels acquisition, in particular, bunkering tankers acquisition;

●	approximately 30% for working capital purpose in order to increase inventory position to secure more favorable volume discounts and credit terms with our suppliers, and to establish a price hedging mechanism and policy; and

●	approximately 10%, to fund other general corporate purpose.

We intend to utilize part of the proceeds for the acquisition of vessels as we aim to (i) increase our sales by offering our customers better flexibility in terms of refueling schedule without relying on our suppliers; and (ii) increase our gross profit margin by lowering our purchase costs of marine fuel as we would be able to purchase the marine fuel directly from refineries and major oil producers, which outweighs the additional costs from operating vessels, mainly including the depreciation of vessels, repair and maintenance costs for vessels, fuel costs and crew’s salaries, when the sales volume reaches an optimal level, where the contribution margins (the increased sales deducting the increased variable costs (i.e. purchase costs of marine fuel)) start to outweigh the additional costs from operating vessels as mentioned above which are relatively fixed. For the fiscal years ended December 31, 2023 and 2022 and up to the date of this prospectus, our suppliers are mainly local distributors and our purchase costs of marine fuel from them absorbs their additional costs from operating vessels, which are higher than which if we can purchase directly from refineries and major oil producers. Despite the above additional costs from operating vessels which are relatively fixed, owning the vessels would increase our sales volume by offering our customers with better flexibility in terms of refueling schedule without relying on our suppliers. The lower purchase costs of marine fuel would enable us to offer a more competitive price to our customers in order to capture more market shares. It would also increase our gross profit margin and maximize our profit level when the sales volume reaches an optimal level as mentioned above. Nevertheless, acquisition of vessels would require a significant amount of capital investment and decrease our working capital as well as having a significant impact on our overall cash flow position if we could not obtain funding. As the acquisition of vessels would be funded by part of the proceeds, it would not have significant impact on our overall cash flow position as the cash used in acquiring vessels under investing activities would be offset by the cash generated from the proceeds under financing activities. We expect to maintain sufficient supply of fuel inventory for loading into vessels to supply customers and it would decrease our operating cashflow when we purchase the fuel inventory for the operation of our vessels. In the long term, it would enhance our operating cashflow as the cashflow impact of the increase in our sales would outweigh that of the increase in our inventory.

The following table sets forth a summary of our cash flows for the fiscal years ended December 31, 2023 and 2022:

	For the Fiscal Years Ended December 31,
	2023	2022
Net cash provided by (used in) operating activities	$1,092,320	$(642,339)
Net cash used in investing activities	$-	$-
Net cash used in financing activities	$(39,625)	$(103,124)
Net increase (decrease) in cash	$1,052,695	$(745,463)
Cash at the beginning of fiscal year	$92,042	$837,505
Cash and restricted cash at the end of fiscal year	$1,144,737	$92,042

Operating Activities

Net cash provided by operating activities amounted to $1,092,320 for the fiscal year ended December 31, 2023, mainly derived from (i) net income of $936,120 for the fiscal year ended December 31, 2023; (ii) a decrease in accounts receivable of $1,275,497, due to more settlements by the customers closer to the end of the fiscal year ended December 31, 2023, as compared to that of the fiscal year ended December 31, 2022; and (iii) an increase in accrued expenses and other current liabilities of $252,436, due to more billings from the service providers on services requested closer to the end of the fiscal year ended December 31, 2023, as compared to that of the fiscal year ended December 31, 2022, which was offset by an increase in prepayments and other current assets of $1,581,430, due to the advance to suppliers for the purchase of marine fuel closer to the end of the fiscal year ended December 31, 2023, as compared to that of the fiscal year ended December 31, 2022.

Net cash used in operating activities amounted to $642,339 for the fiscal year ended December 31, 2022, mainly derived from the increase in accounts receivable of $5,920,637, due to more billing to customers based on marine fuel sold closer to the end of the fiscal year ended December 31, 2022, as compared to that of the fiscal year ended December 31, 2021, which was partially offset by (i) net income of $391,109 for the fiscal year ended December 31, 2022; and (ii) an increase in accounts payable of $5,104,136 due to more billings from the suppliers on marine fuel purchased closer to the end of the fiscal year ended December 31, 2022, as compared to that of the fiscal year ended December 31, 2021.

Investing Activities

No net cash was provided by/(used in) investing activities for the fiscal years ended December 31, 2023 and 2022.

Financing Activities

Net cash used in financing activities amounted to $39,625 for the fiscal year ended December 31, 2023, which included the payments of offering costs related to the initial public offering of $50,000, netting off the repayment from a director of $10,375 during the fiscal year ended December 31, 2023.

Net cash used in financing activities amounted to $103,124 for the fiscal year ended December 31, 2022, which included the advance to a director of $103,124 during the fiscal year ended December 31, 2022.

Trend Information

We are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Capital Expenditures

No material capital expenditures were incurred during the fiscal years ended December 31, 2023 and 2022.

Subsequent to December 31, 2023 and as of the date of this prospectus, we did not purchase any material property and equipment for operational use. We do not have any other material commitments to capital expenditures as of December 31, 2023 or as of the date of this prospectus.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

The nature of our business does not appear to be affected by seasonal variations.

Critical Accounting Policies and Critical Accounting Judgments and Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP. These accounting principles require us to make judgments, estimates and assumptions on the reported amounts of assets and liabilities at the end of each fiscal period, and the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

Critical accounting policies

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, including revenue recognition, accounts receivable, and income taxes, of which the details are set out in our consolidated financial statements.

Recently Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

Critical accounting estimates

You should also consider the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements.

Allowance for expected credit loss

We have adopted the loss rate methodology to estimate historical losses on accounts receivable. The Company has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. No credit loss was made for the years ended December 31, 2023 and 2022.

INDUSTRY

The information presented in this section has been derived from an industry report commissioned by us and prepared by Frost & Sullivan, an independent research firm, regarding our industry and our market position in China. We refer to this report as the “F&S report.” We believe that the sources of such information are appropriate, and we have taken reasonable care in extracting and reproducing such information. We have no reason to believe that such information is false or misleading in any material respect or that any fact has been omitted that would render such information false or misleading in any material respect. However, neither we nor any other party involved in this offering has independently verified such information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

Overview of shipping industry in Hong Kong and Singapore

The shipping industry is resilient to the economic impact brought by the COVID-19 pandemic. With the impact of COVID-19 pandemic, according to F&S, the seaborne cargo throughput volume in Hong Kong and Singapore experienced a drop at a CAGR of approximately -7.2% and -1.3%, respectively from 2018 to 2023 whereas the same is expected to recover at a CAGR of approximately 3.9% and 2.9%, respectively from 2024 to 2028.

Overall, according to United Nations Conference on Trade and Development (“UNCTAD”), the global container throughput volume in 2021 has regained the momentum at 159.9 million TEUs and estimated to have achieved 172.2 million TEUs in 2023 by F&S. It is also anticipated that the global container throughput volume will continue to grow at a CAGR of approximately 0.9% from 2024 to 2028.

The Asia Pacific region, being a major driver of global trade with strong manufacturing base and growing consumer markets, contribute to its economic importance in global shipping. The Asia Pacific region has witnessed increased regional cooperation and collaboration in the shipping industry. Organizations such as the Association of Southeast Asian Nations (ASEAN), Asia-Pacific Economic Cooperation (APEC), and the Asian Shipowners’ Association (ASA) facilitate dialogue, cooperation, and coordination among member countries. According to F&S, 9 out of the top 10 container ports located in the Asia Pacific in 2023.

Of which, we supplied marine fuel in 5 of the aforesaid container ports during the year ended December 31, 2023, which include Hong Kong, being our primary focus, and Singapore, where we intend to enhance our sales network. We consider Singapore as a major stepping stone to our international expansion within the Asia Pacific. In order to tap into this key region in the Asia Pacific, on February 5, 2024, we incorporated Petrolink Energy Pte. Ltd. (“Petrolink Singapore”). Petrolink Singapore is a wholly owned subsidiary of PTL, for the purpose of establishing a representative office in Singapore to conduct marketing and sales support in Singapore. Since its incorporation, Petrolink Singapore has not had any operation.

Overview of bunkering industry in Hong Kong and Singapore

Bunkering refers to the process of supplying fuel to ships or vessels. It involves the transfer of marine fuel, such as fuel oil or gas oil, from a fuel source to the storage tanks or fuel systems of the ship. Bunkering is a crucial operation in the maritime industry, ensuring that vessels have an adequate supply of fuel for their voyages. The process of supplying marine fuel can be carried out through ship-to-ship bunkering using bunker barges or terminal-to-ship bunkering through pipelines at berths. The three main types of bunkers commonly used in maritime operations are: (i) low sulfur fuel oil (“LSFO”), which contains significantly reduced sulfur content to comply with strict environmental regulations to mitigate air pollution; (ii) high sulfur fuel oil (“HSFO”), which contains a higher sulfur content and complies with more lenient regulations; and (iii) low sulfur marine gas oil (“LSMGO”) which is a cleaner-burning alternative with lower sulfur levels, suitable for use in engines that require a purer fuel source.

Bunkering operations require compliance with strict safety and environmental regulations to prevent accidents, spills, and pollution. Quality control measures, including testing and sampling procedures, are implemented to ensure that the fuel meets the required specifications. Efficient and well-coordinated bunkering is essential for the smooth operation of vessels, especially for those engaged in long-haul voyages or frequent port calls. It is a critical aspect of vessel management and logistics, enabling ships to maintain their schedules, meet regulatory requirements, and ensure the uninterrupted operation.

Bunkering facilitator works closely with shipowners, operators, and fuel suppliers to coordinate bunkering operations. They schedule and plan the timing, location, and quantity of fuel required for bunkering, taking into account vessel schedules, fuel availability, and logistical considerations. They also help shipowners and operators select reliable and reputable fuel suppliers by assessing suppliers based on factors such as fuel quality, pricing, availability, and compliance with regulatory standards.

As bunkering operations involve various administrative documentation and compliance requirements, bunkering facilitators assist in preparing and reviewing the necessary paperwork, such as bunker delivery notes, fuel quality certificates, and compliance reports and ensuring that all required documentation is in order and compliant with relevant regulations and industry standards.

Bunkering facilitators also monitor and ensure fuel quality throughout the bunkering process by conducting fuel sampling, testing, and analysis to verify that the fuel being supplied meets the required standards. They work closely with fuel suppliers and surveyors to address any quality issues and ensure that the fuel delivered to the vessel is of the desired quality. Bunkering facilitators, with the economies of scale as they can aggregate the demand of their customers for bargaining power to negotiate with the suppliers, are often able to optimize bunkering costs for their customers.

Consumption volume of marine fuel oil and gas oil in Hong Kong and Singapore

Hong Kong is situated on the southeastern coast of the Pearl River Delta in China and is strategically positioned at the crossroads of major international shipping routes, making it a vital hub for trade and maritime activities in the Asia Pacific region. According to the Census and Statistics Department of Hong Kong (“CSD”), Hong Kong recorded approximately 5.3 and 1.4 million tonnes of marine fuel oil and gas oil consumed in 2023, respectively. With the development of the Greater Bay Area, the PRC and increasing frequent business activities with other countries, such figures are expected to increase from 2024, at a CAGR of approximately 1.0% and 7.5%, respectively, up to approximately 5.6 and 2.0 million tonnes in 2028, respectively, according to F&S.

Singapore is strategically located at the southern tip of the Malay Peninsula, along the busiest shipping lanes in the world. It serves as a gateway to Southeast Asia and is a key hub for global maritime trade. According to the Maritime & Port Authority of Singapore (“MPA”), Singapore has consumed approximately 47.3 and 3.8 million tonnes of marine fuel oil and gas oil consumed in 2023, respectively. With the agreement on the Trans-Pacific Partnership between Singapore and other major countries, such figures are expected to increase from 2024, at a CAGR of approximately 4.5% and 3.7%, respectively, up to approximately 59.1 and 5.2 million tonnes in 2028, respectively, according to F&S.

Market drivers and opportunities of bunkering industry in Hong Kong and Singapore

Strategic Location - Hong Kong and Singapore are both strategically located along the busiest shipping routes in the world, making both cities vital hubs for global maritime trade. As a result, vessels passing through the region rely on Hong Kong and Singapore for refueling, resulting in a steady demand for bunkering services.

Busiest Ports in the World - Hong Kong and Singapore are both top 10 container ports in the world by cargo throughout. High volume of vessel traffic translates into robust demand for bunkering services in both cities.

Growing Demand - Hong Kong and Singapore are both expected to experience growth in seaborne cargo throughput according to F&S in the coming years, with CAGR of approximately 3.9% and 2.9%, respectively, from 2024 to 2028. Driven by the economic expansion and rising consumer demand that translates into rapid growth in maritime trade in the region, Hong Kong and Singapore’s bunkering industry will be able to capture the increasing demand for marine fuel generated by the vessels passing through Hong Kong and Singapore.

Government policies - The Singapore government has also been actively updating its bunkering standards, such as the SS660 in 2022, which minimize uncertainties and disputes during bunkering operations and garner market confidence on undertaking bunkering in the area. The Hong Kong government is also actively laying out its Action Plan on Maritime and Port Development Strategy which covers its plan for the bunkering industry to promote the industry’s development.

BUSINESS

Overview

Headquartered in Hong Kong, we are an established bunkering facilitator providing marine fuel logistics services for vessel refueling, primarily container ships, bulk carriers, general cargo vessels, and chemical tankers. Targeting and serving the Asia Pacific market, we leverage our close relationships and partnership within our established network in the marine fuel logistic industry, including the upstream suppliers and downstream customers, to provide a one-stop solution for vessel refueling.

Through our Operating Subsidiary, Petrolink Energy Limited, we purchase marine fuel, including low sulfur fuel oil, high sulfur fuel oil and low sulfur marine gas oil, from our suppliers and arrange our suppliers to deliver marine fuel to our customers directly. As the bunkering facilitator, our services mainly involve (i) facilitating with our suppliers to supply fuel for the use by our customers’ vessels at various ports along their voyages in the Asia Pacific region; (ii) arranging vessel refueling activities at competitive pricing to our customers; (iii) offering trade credit to our customers for vessel refueling; (iv) handling unforeseeable circumstances faced by our customers and providing contingency solutions to our customers in a timely manner; and (v) handling disputes, mainly in relation to quality and quantity issues on marine fuel, if any.

Our operations are conducted in Hong Kong and substantially all of our revenue has been generated by our Operating Subsidiary in Hong Kong. We do not require any permits and licenses for the operation of our business, instead, we rely on the permits and licenses of our suppliers for the actual delivery of marine fuel at each port. Geographically, in terms of the delivery locations at which the marine fuel is delivered to our customers, nearly all of our revenue (93.2% and 95.3% of our revenue for the fiscal years ended December 31, 2023 and 2022, respectively) were generated by the marine fuel delivery to customers in Hong Kong ports. Other delivery locations include United Arab Emirates, Singapore, Saudi Arabia, and mainland China, and all of the transactions for marine fuel delivery and vessel refueling activities in these locations have been booked through and concluded by our Operating Subsidiary in Hong Kong. For the fiscal years ended December 31, 2023 and 2022, 0.6% and 3.2% of our revenue were generated by the marine fuel delivery to customers in the mainland China port, respectively, and none of these customers were mainland Chinese companies and all of such transactions are booked through and concluded in Hong Kong, instead of in mainland China.

According to F&S, we had an estimated market share of approximately 2.7% and 0.8%, respectively, in terms of volume of fuel oil and gas oil supplied to operators in Hong Kong for the year ended December 31, 2023. Through strategic utilization of our available working capital resources, we have successfully achieved significant business growth.

For the years ended December 31, 2023 and 2022, our customers mainly consist of end-users and trading houses. Our five largest customers contributed 44.3% and 44.3%, respectively, to our revenue for the years ended December 31, 2023 and 2022. We recorded an increase in revenue from approximately $74,817,208 for the year ended December 31, 2022 to approximately $102,106,509 for the year ended December 31, 2023, representing an increase of approximately 36.5%, while the volume of marine fuel supplied by us increased from 98,013 metric tons for the year ended December 31, 2022 to approximately 163,738 metric tons for the year ended December 31, 2023. Our cost of revenue mainly represented the marine fuel cost and other costs mainly including the agency fee, barging fee, cancellation charges and survey fee. Our cost of revenue increased by $26,486,642, or 35.9%, from $73,703,892 for the year ended December 31, 2022 to $100,190,534 for the year ended December 31, 2023, which was mainly due to the increase in our marine fuel costs and in line with the increase in our revenue.

Competitive Strengths

We believe the following competitive strengths contribute to our success and differentiate us from our competitors:

Proven track record and the trusted reputation of smooth and reliable marine fuel logistics service

We believe that we have established a solid and trustworthy reputation within the industry. Our commitment to excellence and customer satisfaction has allowed us to provide reliable and timely bunkering services to our customers. We ensure that the marine fuels we offer are of the high quality, meeting international standards such as ISO 8217. Our quality control measures and adherence to industry regulations guarantee that our customers receive fuels that meet the required specifications. Our ability to deliver timely bunkering services is a testament to our operational efficiency and strong supply chain network. We understand the importance of prompt fuel supply to keep vessels running smoothly, and we have implemented robust logistics and coordination processes to ensure on-time deliveries. Our experienced team works closely with suppliers, ports, and customers to streamline operations and minimize any potential disruptions.

Strong presence in Hong Kong with geographically diverse operations

According to the F&S data, we have captured an estimated market share of approximately 2.7% and 0.8%, respectively, in terms of volume of fuel oil and gas oil supplied to operators in Hong Kong for the year ended December 31, 2023. Based on the location at which the marine fuel is delivered to our customer, most of our revenue were generated in Hong Kong. Meanwhile, we also have a diverse footprint and ability to distribute and deliver fuels to our customers in the United Arab Emirates, Singapore, and various ports of the PRC. Due to our experience in providing these services and our understanding of the network, we are able to provide our customers with highly effective and flexible pricing and refueling solutions as well.

Strong relationships with suppliers

We have established stable relationships with major integrated oil companies and independent refiners in Asia Pacific. This diverse mix of major fuel suppliers helps to ensure sufficient fuel supply during market disruptions and to maintain competitive fuel costs. Our strong relationships with our suppliers and the extensive network with our business partner also enable us to continue to secure a stable supply of fuel for our customers, which in turn further encourages customer loyalty, thereby strengthening our sales performance. By leveraging our relationships with our suppliers, we have been able to negotiate supply agreements with what we believe to be competitive terms and intend to continue to maintain such relationships in the future. In addition, the fact that we are not dependent on any single brand provides us leverage in negotiating pricing terms with major oil suppliers.

Economies of scale as a bulk purchaser

Through our scale of purchase and distribution, and strong relationships with suppliers, we have the advantage of being able to order a substantial amount of marine fuel. This is made possible by aggregating the demand from our customers’ orders, allowing us to make significant purchases on their behalf. In contrast, if our customers were to transact directly with the suppliers on an individual basis, they would not have the same purchasing power or leverage to secure large quantities of marine fuel.

With our customers’ orders, we are able negotiate more favorable terms with our suppliers, allowing us to benefit from economies of scale. This enables us to secure competitive pricing and favorable contractual arrangements. By focusing on customer service, offering a wide variety of fuel sources, competitive pricing, surety and promptness of supply of fuel, we have established strong relationships with our customers. The steady volume from our customers also in turn secure our relationships with our suppliers, we have been able to negotiate supply agreements with what we believe to be competitive terms and intend to continue to maintain such relationships in the future.

Growth Strategies

We aspire to maximize our scale of operations and become a leading one-stop vessel refueling logistics provider in Asia, by expanding our supply network and customer base and expanding worldwide.

Enhancing our sales network globally and establishing our presence in Singapore

According to the F&S data, Singapore is one of the key regions of marine fuel consumption with a market share of approximately 14.3% of the global fuel consumption volume in 2023 driven by its significant share in the global trade and frequent business activities Asia Pacific. We consider Singapore as a major stepping stone to our international expansion within the Asia Pacific. In order to tap into this key region in the Asia Pacific, on February 5, 2024, we incorporated Petrolink Singapore. Currently, our Singapore subsidiary serves as a representative office and does not have any operation. In foreseeable future, we are relocating our management personnel to Singapore to commence its operations, in service of the Southeast Asia and Middle East regional market. After establishing our Singapore operation, we also plan to further expand the reach of our business through opening new offices in selected locations globally, potentially in India, Malaysia and Taiwan, with the focus on the Asia Pacific Region, in the next several years.

We will enhance our cooperation and network amongst the supplier and customers, and link-up with local services providers in marine transportation industry of respective regions, such as oil companies, ocean freight services providers, fleet owners, to tap into new pool of customers and to provide one-stop service. We believe our Singapore presence will increase sales to existing customers, optimizing our distribution and sales network, enhancing our geographical service coverage, providing more extensive customer support, and acquiring new customers.

Acquisitions of bunkering tankers

We aspire to become a one-stop marine fuel logistics company that physically supplies and markets marine fuel to ships in port and at sea. A one-stop physical supplier will be able to deliver fuels using the bunkering tankers to a broad base of end users, after purchasing the marine fuel directly from refineries, major oil producers and other sources at a lower cost and resell and deliver these fuels. Therefore, as the initial step, we intend to acquire high quality bunkering tankers, and the lower purchase costs of marine fuel would enable us to provide a more competitive pricing and bigger flexibility to our customers, so as to increase our market shares. Currently, we do not have our own vessels and rely on our suppliers to refuel our customers’ vessels. We intend to utilize part of the proceeds for the acquisition of vessels to offer our customers better flexibility to in terms of refueling schedule without relying on our suppliers, and to offer our customers a more competitive pricing and also to ensure more stable profit margin when we can supply of marine fuel to our customers directly as we aim to increase our sales. Although there will be certain additional costs from operating vessels occurred, mainly including the depreciation of vessels, repair and maintenance costs for vessels, fuel costs and crew’s salaries, in the long run, our management is of the view that acquiring our own vessel can lower the purchase costs of marine fuel as we would be able to purchase the marine fuel directly from refineries and major oil producers, which outweighs the additional costs from operating vessels and would be able to maximize our profit level and enhance our operating cashflow.

Use our increased capital base to accelerate growth and enhance profitability.

Our relationships with suppliers of marine fuels are crucial to the operation of our business. We rely on our suppliers from which we purchase marine fuel to provide trade credit terms to fund our on-going operations, and these suppliers generally require us to provide collaterals or letters of credit and to pay on strict terms. Major oil companies continue to raise the minimum volume, scale and credit requirements for their fuel distribution partners. As a result, working capital limitations have constrained our growth. We intend to use the proceeds of this Offering to increase our working capital in order to secure more favorable volume discounts and credit terms with our suppliers or long-term supply arrangements with our suppliers, to satisfy the demand for our services and maintain future growth. We also believe that proceeds from this offering will increase our ability to pay cash for marine fuel when we deem it appropriate and thus obtain discounts generally available to cash customers, which in turn grow our fuel sales volume.

Establish risk hedging policy and mechanism

We intend to establish a robust marine fuel price risk hedging policy and mechanism to manage and mitigate potential price fluctuations in the market, and to protect us from sudden and significant increases in marine fuel prices, which can have a substantial impact on our operational costs and profitability.

Currently, our limited financial resources have restricted our ability to make use of an inventory position at large terminals, since terminals require a user to purchase and maintain agreed upon amounts of inventory with the terminal, and a large purchases are required by most terminals. Therefore, we intend to use our working capital to increase the inventory positions to maintain approximately a 2 to 30 day supply inventory seeking fuel inventory positions, while maintaining a position that is substantially balanced between purchases and sales. This inventory could assist us in potentially hedging against future price increases, thus raising our profit margins where the price we paid is less than the current market price. We also plan to enter into forward contracts with reputable financial institutions, which allow us to lock in fuel prices at predetermined levels for a specific period of time. By doing so, we can secure a fixed price for a portion of our fuel requirements, shielding us from potential price spikes during that period.

Pursue strategic alliances and select acquisition opportunities

We aim to selectively form additional strategic alliances with overseas logistics companies and other partners that bring synergies with our business. We also plan to selectively pursue acquisitions, investments, joint ventures and partnerships that are complementary to our business and operations. We will continue to work with domestic and international partners to grow our globally coverage and broaden our service offerings in international markets. We target to further penetrate our existing markets by expanding our service offerings with the aim of becoming an one-stop marine fuel logistics company that physically supplies and markets marine fuel, and expand into other countries and regions.

Our Services

We provide high quality and professional bunkering facilitating services to our customers. With our industry knowledge, extensive network, and close business relationships with parties amongst our supply network in the value chain, we are able to provide a comprehensive one-stop solution for vessel refueling to our customers. Our one-stop solution consists of the following services:

Providing the vessel refueling options for our customers’ vessel refueling needs at various ports along voyages of their vessels in the Asia Pacific.

We coordinate with our suppliers at different ports to provide tailored and flexible refueling solutions to our customers, according to their specific requirements. With our stable and sustainable relationship with our suppliers, and our established fuel supply network in the Asia, especially in Hong Kong, we offer a variety of vessel refueling options to our customers in terms of different refueling locations, pricing, time, fuels and product types and quantity. We offer our customer with various types of marine fuel products, including low sulfur fuel oil, high sulfur fuel oil and low sulfur marine gas oil, which come with different specifications, such as varying sulfury levels. For the marine fuel quantities, our customers can also specify a base quantity with certain allowances or a fixed quantity. For pricing options, our customers can determine the marine fuel price based on prices with reference to MOPS on certain dates prior to the physical delivery at various ports over a period of time or a fixed price at the date of the contract for a specific date of physical delivery at a designated port.

Arranging vessel refueling at competitive pricing to meet our customers’ schedule for our customer’s refueling needs during their port visits in the Asia Pacific

Being a bunkering facilitator, we aggregate the demand of marine fuel from our customers in different ports over a period of time and negotiate with our suppliers for bulk purchase as it is not economically viable for our suppliers to deal with our customers directly. Due to the larger volume we ordered from our supplier, our close connections with our suppliers, and our knowledge and experience of the vessel refueling, we are able to leverage on our bargaining power with them, thus allow us provide a competitive pricing to our customers. Due to our experience in providing these services and our understanding of the network, we are able to provide our customers with highly effective and flexible pricing and payment solutions as well.

For the years ended December 31, 2023 and 2022, we mainly supplied marine fuel to our customers in Hong Kong. Based on the location at which the marine fuel is delivered to our customer, nearly all of our revenue were generated in Hong Kong as well. The table below sets out our volume of marine fuel supplied by ports (in terms of metric tons):

	Year ended December 31,
	2022		2023
Ports	Metric tons	%	Metric tons	%
Hong Kong	93,918	95.8	152,525	93.2
Khor Fakkan, United Arab Emirates	999	1.0	5,861	3.6
Singapore	458	0.5	1,979	1.2
Jeddah, Saudi Arabia	-	-	992	0.6
Qingdao, the PRC	-	-	756	0.5
Shanghai, the PRC	546	0.6	670	0.4
Zhoushan, the PRC	2,092	2.1	225	0.1
Others	-	-	730	0.4
Total	98,013	100.0	163,738	100.0

The following map indicates the location of the major ports where we supplied marine fuel during the years ended December 31, 2023 and 2022:

Providing trade credit to our customers in relation to vessel refueling

As the industry norm, we may provide credit term of payment to selected customers for vessel refueling while we also receive payment credit from our suppliers. To our management’s knowledge, offering of trade credit is one of the important considerations when selecting a bunkering facilitator for vessel refueling services. Generally speaking, we will consider increasing the trade credit to our customers after considering (i) their satisfactory payment history and credit worthiness; and (ii) expectation of business increasing over time.

Handling unforeseeable circumstances faced by our customers and providing contingency solutions to our customers in a timely manner

Some of the vessels of our customers may experience adverse weather conditions, port operation disturbances or sudden changes in the vessel schedule which results in the vessels not being able to refuel as originally planned. Therefore, in the event of unforeseen circumstances that result in changes to our customers’ vessel schedules or routes such as the above, by leveraging on our close business relationships with our suppliers, we have the capability to offer contingency solutions through our extensive supply network. This allows us to adapt quickly and provide alternative options to meet our customers’ needs, such as offering our customers with another date for vessel refueling, to refuel other vessels of similar schedules, or offer other alternate ports to our customers for vessel refueling. Our flexibility allow our customers to conduct rearrangements, minimize disturbances and mitigate costs. We believe that our ability to resolve unforeseeable issues faced by our customers will further enhance our relationships with them.

Handling disputes, mainly in relation to quality and quantity issues on marine fuel, if any

We follow up on quality issues after the physical delivery of marine fuel, if required by our customers. In the event of any disputes regarding the quantity of marine fuel delivered, we have a thorough process in place. We conduct investigation which includes testing the retained samples obtained during the delivery process (if any), which to be carried out by independent third-party laboratories. We will examine all relevant documents, including the bunker delivery notes and/or surveyor reports, to assess the accurate measurement of the delivered marine fuel and aim to resolve any quantity disputes in a fair and transparent manner.

OPERATION FLOWS

The following diagram illustrates the major steps of our business operation before entering into contracts with our customers:

Our sales trader receives request from our customers, who will usually specify the type and quantity of fuel required and the expected bunkering port at a specific time. Once we receive the request, our sales trader will liaise with our suppliers relaying our customer’s request. Our suppliers will normally quote a price which will only be valid for a short period of time. After our management determines an acceptable profit margin, we will provide our quote to our customers. This negotiation process normally takes place within a day as the marine fuel price fluctuates. Once the customer confirms on our quotation, we will enter into relevant contracts with our customers and suppliers simultaneously.

After finalizing the necessary contracts with our customers, we will promptly issue an order confirmation to them. Such confirmation will include important details such as the marine fuel price and the specifics of the actual delivery. Simultaneously, on the same day, we will confirm the marine fuel price with our suppliers and proceed to issue a nomination to them, which also serve as confirmation of our request for vessel refueling services, as well as the agreed purchase price.

After issuing the order confirmation to our customers and the nomination to our suppliers, and further with the confirmation of the fuel purchase details, we will coordinate with our suppliers for the actual delivery. Generally speaking, the lead time between entering into the contract and the date of actual delivery spans from 0 to 30 days, with most orders being fulfilled within 1 to 2 weeks from entering into of the contract. Upon the vessel’s arrival at the designated port on the scheduled delivery date, it is the responsibility of our supplier to carry out the physical delivery of the marine fuel to our customers.

Marine refueling procedures

The following diagram illustrates the main steps of our operations for the delivery of the marine fuel:

1. Prepare order documents based on contracts entered into with our customers and suppliers
Pending confirmation from the customer and supplier
2. Monitor vessel status and port and weather situations
Should there be disturbance, we will liaise with our customer and supplier to offer alternative plans or cancel the order
3. Monitor bunkering operations and arrange sampling of marine fuel (if requested)
Should there be any disbute, we will arrange testing of fuel samples (if retained) and liaise with our customer and supplier
4. Delivery of marine fuel to customers' vessel by the supplier
Should there be any disbute, we will conduct our investigation and examine relevant doucments
5. Prepare and delivery bunker delivery note and invoice to the customer
6. Payment from the customer to us and arrange payment from us to the supplier

Following the physical delivery of the marine fuel, the bunker barge officers will promptly issue the bunker delivery note on behalf of our suppliers, which includes details such as the quantity and provide a brief description of the quality of the supplied marine fuel, and the chief engineer of the receiving vessels will then acknowledge the bunker delivery note. Subsequently, our finance department will issue invoices to our customers after receiving copies of the bunker delivery notes. Our customers will settle the outstanding payments based on the payment terms indicated on the invoices. Similarly, our suppliers will issue their invoices to us upon the completion of the marine fuel delivery. We will then settle the payment to our suppliers based on their invoices.

Customers

For the years ended December 31, 2023 and 2022, our largest customer contributed approximately 20.3% and 11.3% to our total revenue, respectively, while our five largest customers, in aggregate, contributed to approximately 44.3% and 44.3% to our total revenue, respectively. We have maintained stable relationships with our five largest customers with period of business relationships ranging from approximately two to three years.

Our Operating Subsidiary does not enter into any long-term agreements with our customers. Our customers place bunker orders with us, in the form of bunker order confirmation, either on term contracts (i.e., agreements for purchase of our vessel refueling service, where the premium is fixed over the entire duration of the contract, that has a typical length of three months), or spot contracts (i.e., agreements for immediate purchase of our vessel refueling service that has a typical length of one day). Our business with our customers has been, and we expect it will continue to be, conducted based on the actual orders received from time to time.

Typical terms contained in contracts with our customers:

Purchase quantity:	Fixed when entering into contracts

Pricing:	Fixed when entering into contracts upon agreement with our customers, usually based on (i) marine fuel price with reference to relevant indices; and (ii) premium charged by us.

Deliver details:	Delivery locations, delivery date and manner of delivery are agreed between our customers and us. Our suppliers are responsible for delivering the marine fuel.

Payment term:	We issue sales invoices to our customers after three (3) days after the delivery of marine fuel setting out the delivery date, delivery location, purchase quantity. The payment terms of our customers are generally up to 30 days. If any customer is in default of payment, a default interest may be charged to the customer of the outstanding amount. Generally, the payment is settled by bank transfer.

Suppliers

For the years ended December 31, 2023 and 2022, our total aggregated purchases from our largest supplier amounted to approximately 42.2% and 55.5%, respectively, while our aggregated total purchases from our five largest suppliers amounted to approximately 82.2% and 85.2%, respectively.

As of December 31, 2023, there were approximately 25 suppliers included in our list of suppliers. We did not enter into any long-term agreements with our suppliers. We place orders for marine fuels from our suppliers, in the form of purchase order, on an order-by-order basis after seeking and confirming quotations from the suppliers. Our purchase order includes order information such as price, quantity, delivery schedule, and payment details. We mainly source marine fuel through local physical distributors, and we aggregate the demand of marine fuel from various customers, and we negotiate with our local suppliers at various ports for bulk purchase based on the aggregated orders from our customers. Our purchase quantity with our suppliers will match the purchase quantity of our customers as we enter into purchase orders with our suppliers based on a base quantity with reference to the aggregated orders from our customers.

We have maintained strong business relationships with our suppliers to meet our customer’s needs in an effective and efficient manner. We select our suppliers based on their past performances, prices, quality, payment terms and timeliness of delivery. During the years ended December 31, 2023 and 2022, we did not experience any material difficulties in sourcing marine fuel nor any material delays in delivery of vessel refueling.

Our purchases are mainly denominated in U.S. Dollars. During the years ended December 31, 2023 and 2022, all of our purchases were negotiated in Hong Kong, while a small amount of relevant vessel refueling services were completed in different ports.

In terms of the purchase of marine fuel, the main factors contributing to our bargaining power over our suppliers are that, among others, (i) being able to order a substantial amount as a bulk purchaser, we benefit from the marine fuel demand aggregated from our customers’ orders and purchase significant amount of marine fuel, as compared to our customers transacting with the suppliers directly on individual basis; (ii) we save time and resources for our suppliers in assessing credit worthiness of individual clients as well as simplifying day-to-day communications in relation to the supply of marine fuel for vessel refueling; and (iii) through the partnerships with us, our local suppliers will be able to seize business opportunities from us as we serve as a bulk purchaser in the bunkering industry and reap benefits associated from our business with them.

We can streamline logistics and ensure efficient delivery of marine fuel to our customers through coordinating with our suppliers. Such further enhances our ability to provide reliable and timely marine fuel supply to our customers.

Sales and Marketing

We believe that based on our proven track record, our relationships with our customers, our reputation and our years of experience in vessel refueling, we do not rely heavily on marketing and promotional activities. The primary role of our management team entails facilitating and nurturing customer relationships, staying updated on market trends, and identifying potential business prospects.

Competition

The marine fuel supply and bunkering industry in the Asia Pacific region is highly competitive and fragmented, with approximately 100 companies offering similar services in the region, according to F&S. While there are 37 bunker operators published under the Hong Kong Shipping Directory on the website of the Marine Department, HKSAR, the major players include Bunker Holding Group, Banle and Fratelli Cosulich S.p.A.. In addition to us, other bunkering facilitators and the bunkering divisions of oil majors or traders are also involved in providing vessel refueling services to ships throughout the Asia Pacific region. We consider our main competitors to be other bunkering facilitators.

The followings are the key factors relevant to the competition in the bunkering industry:

-	established relationships with stakeholders: in light of the voyage characteristics of vessels traveling across multiple ports, bunkering facilitators are required to establish their regional presence by engaging actively with multiple suppliers to cater to the dynamic ordering requirements from vessels;

-	capital requirement: substantial working capital is often required for bunkering facilitators to source marine fuel from suppliers; and

-	professionalism and technical know-how: bunkering facilitators with capability to offer value-added solutions in relation to vessel refueling in a timely manner and in compliance to international and local standards are highly preferred by customers.

Inventory

We do not maintain any inventories as we facilitate the direct delivery of marine fuel from our suppliers to our customers’ vessels on our behalf. At the point of physical delivery, the inventory (i.e. the marine fuel) will be simultaneously passed from our suppliers to our customers. As such, during the years ended December 31, 2023 and 2022, no inventory was recognized as at the dates of our financial statements. However, we bear inventory risk at the instance when the ownership of marine fuel passed to us and right before they are transferred to our customers.

Quality Assurance

We mainly source from reputable suppliers to ensure the overall quality and consistency of marine fuel. To ensure that the technical specifications and quality of the marine fuel supplied consistently meet our customers’ requirements, we request our suppliers to periodically provide us with technical reports detailing the specifications of the marine fuel. These reports serve as a means of verifying that the supplied marine fuel aligns with international standards, such as ISO 8217, which is a widely recognized and adopted in the global bunkering industry as a benchmark for marine fuel quality.

At the request of our customers, we may coordinate and facilitate pre-delivery quality tests of the marine fuel with our suppliers to ensure its adherence to the desired standards. We will coordinate with independent third-party laboratories to conduct testing of the marine fuel in accordance with the applicable international standards upon request. Besides, our suppliers and our customers may collect samples during the delivery of the marine fuel. In case of any disputes regarding the quality of the marine fuel, we will conduct an investigation by testing the retained samples that have been collected. We also engage independent third-party laboratories to conduct these tests. If the test results reveal that the supplied marine fuel does not meet the quality requirements specified by our customers, our customers will request compensation from us. In turn, we will seek compensation from our suppliers involved in the supply chain.

We have not received any material complaints from our customers due to quality issues in relation to the marine fuel supplied.

Insurance

We maintain insurance coverage against, among other things, (i) liability for third party bodily injury occurred in our office premises; and (ii) employees’ compensation insurance for our employees.

We believe that our existing insurance policies are sufficient and align with the prevailing industry standards and practices for our current operations. We had not made, and had not been the subject of, any material insurance claim.

Employees

The following table sets forth a breakdown of our employees categorized by function:

Function	Number of Employees
Management	2
Accounting and finance department	1
Sales and purchase department	2
Administration department	1
Operations department	1
Total	7

We take pride in maintaining a positive working relationship with our employees, and we have not encountered any significant labor disputes.

Remuneration policy

Our remuneration package offered to our employees includes salary, discretionary bonuses and other allowances. In general, we determine employees’ salaries based on each employee’s qualifications, position and seniority. We have designed an annual review system to assess the performance of our employees, which forms the basis of our decisions with respect to salary raises, bonuses and promotions.

We provide a Mandatory Provident Fund plan for all qualifying employees in Hong Kong.

Properties

We do not own any property and we rent the following leased properties from independent third parties for our operations:

Property address	Usage	Term
Room 1112, 11/F, C C Wu Building, 302-8 Hennessy Road, Wan Chai, Hong Kong	Office	10 January 2024 – 9 January 2026
111 North Bridge Road, #23-06A, Peninsula Plaza, Singapore	Office	1 March 2024 – 28 February 2026

Intellectual Properties

We have 1 trademark in Hong Kong:

Trademark	Registration number	Registered owner	Class	Place of registration	Date of registration	Expiry date
	306492709	Petrolink Energy Limited	4	Hong Kong	March 6, 2024	March 5, 2034

During the years ended December 31, 2023 and 2022, and up to the date of this registration statement, we were not involved in any proceedings with regard to, and we did not receive notice of any claim of, infringement of any intellectual property rights that may be threatened or pending in which we may be involved either as a claimant or respondent which would have a material impact on our business, financial conditions or results of operations.

Legal And Regulatory Compliance

During the years ended December 31, 2023 and 2022, and up to the date of this registration statement, we had obtained the licenses, approvals and permits that are required and material for our business and operations.

Litigation

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material adverse effect on our business, financial condition, cash-flow or results of operations. We may periodically be subject to legal proceedings, investigations and claims relating to our business. We may also initiate legal proceedings to protect our rights and interests.

REGULATIONS

The section sets forth a summary of the material laws and regulations applicable to our business operations in Hong Kong.

(A)	TRADE DESCRIPTION

Trade Description Ordinance (Chapter 362 of the Laws of Hong Kong)

After an amendment in 2012, which came into operation in 2013, some new provisions in the Trade Description Ordinance (’‘TDO’’) are relevant to commercial practice including advertising and marketing.

Under section 2 of the TDO, trade description can now be applied to a service. It means in relation to a service, an indication, direct or indirect, and by whatever means given, with respect to the service or any part of the service including an indication of any of the following matters:

(a)	nature, scope, quantity (including the number of occasions on which, and the length of time for which, the service is supplied or to be supplied), standard, quality, value or grade;

(b)	fitness for purpose, strength, performance, effectiveness, benefits or risks;

(c)	method and procedure by which, manner in which, and location at which, the service is supplied or to be supplied;

(d)	availability;

(e)	testing by any person and the results of the testing;

(f)	approval by any person or conformity with a type approved by any person; (g) a person by whom it has been acquired, or who has agreed to acquire it; (h) the person by whom the service is supplied or to be supplied;

(i)	after-sale service assistance concerning the service;

(j)	price, how price is calculated or the existence of any price advantage or discount.

Under section 7A of the TDO, a trader who applies a false trade description to a service supplied or offered to be supplied to a consumer; or supplies or offers to supply to a consumer a service to which a false trade description is applied commits an offence. Under section 13E of the TDO, if the commercial practice (including advertising and marketing) contains misleading omission as to material information the trader commits a criminal offence.

Under section 18 of the TDO, any person who commits an offence under inter alia, section 7A or section 13E shall be liable on conviction on indictment to a maximum fine of HK$500,000.00 and imprisonment for 5 years; and on summary conviction to a maximum fine of HK$100,000.00 and imprisonment for 2 years. Further, under section 18A of the TDO, on conviction of an offence under inter alia sections 7A and 13E, the court has the additional power to order the payment of compensation.

According to section 20 of the TDO, if the offence is committed by a limited company and the offence has been committed with the consent or connivance or is attributable to the neglect of a person including a director, officer or manager they also commit the offence.

(B)	MISREPRESENTATION

Misrepresentation Ordinance (Chapter 284 of the laws of Hong Kong)

Under the Misrepresentation Ordinance, where a person has entered into a contract after a misrepresentation has been made to him, and (a) the misrepresentation has become a term of the contract; or (b) the contract has been performed, or both, then, if otherwise he would be entitled to rescind the contract without alleging fraud, he shall be so entitled, subject to the provisions of this Ordinance, notwithstanding the matters mentioned in (a) and (b) above.

Under section 3 of the Misrepresentation Ordinance:

(1)	Where a person has entered into a contract after a misrepresentation has been made to him by another party thereto and as a result thereof he has suffered loss, then, if the person making the misrepresentation would be liable to damages in respect thereof had the misrepresentation been made fraudulently, that person shall be so liable notwithstanding that the misrepresentation was not made fraudulently, unless he proves that he had reasonable grounds to believe and did believe up to the time the contract was made that the facts represented were true.

(2)	Where a person has entered into a contract after a misrepresentation has been made to him otherwise than fraudulently, and he would be entitled, by reason of the misrepresentation, to rescind the contract, then, if it is claimed, in any proceedings arising out of the contract, that the contract ought to be or has been rescinded the court or arbitrator may declare the contract subsisting and award damages in lieu of rescission, if of opinion that it would be equitable to do so, having regard to the nature of the misrepresentation and the loss that would be caused by it if the contract were upheld, as well as to the loss that rescission would cause to the other party.

(3)	Damages may be awarded against a person under subsection (2) whether or not he is liable to damages under subsection (1), but where he is so liable any award under subsection (2) shall be taken into account in assessing his liability under subsection (1).

(C)	PERSONAL DATA

Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong)

The Personal Data (Privacy) Ordinance protects the privacy interests of living individuals in relation to personal data. It covers any automated and non-automated data relating directly or indirectly to a living individual and applies to both public and private bodies as data users that control the collection, holding, processing or use of personal data.

There are six principles in respect of the purpose and manner of collection of data, the accuracy and duration of retention of data, the use of personal data, the security of personal data, the information to be generally available and the access to personal data. In general, the personal data shall be lawfully and fairly collected and steps should be taken to ensure that the data subject is explicitly or implicitly informed on or before collecting the data. Personal data should also be accurate, up-to-date and kept no longer than necessary while unless with the consent from the data subjects, personal data should be used for the purposes for which they were collected or a directly related purpose.

The Office of the Privacy Commissioner for Personal Data is the governing body to promote, administer and oversee the enforcement of the Personal Data (Privacy) Ordinance. It has the power to carry out inspections of any personal data systems, to receive complaints from individuals and to investigate data users in respect of the complaints filed.

(D)	EMPLOYMENT

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage (set at HK$40 per hour as at the date of this prospectus) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPF Schemes Ordinance”)

Employers are required to enroll their regular employees (except for certain exempt persons) aged between at least 18 but under 65 years of age and employed for 60 days or more in a Mandatory Provident Fund (“MPF”) scheme within the first 60 days of employment.

For both employees and employers, it is mandatory to make regular contributions into an MPF scheme. For an employee, subject to the maximum and minimum levels of income (set at HK$30,000 and HK$7,100 per month, respectively, as at the date of this prospectus), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling (set at HK$1,500 as at the date of this prospectus). The employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (set at HK$30,000 as at the date of this prospectus).

(E) HEALTH AND SAFETY

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Employers must as far as reasonably practicable ensure the safety and health in their workplaces by:

●	providing and maintaining plant and systems of work that are safe and without risks to health;

●	making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;

●	as regards any workplace under the employer’s control: maintenance of the workplace in a condition that is safe and without risks to health; and provision and maintenance of means of access to and egress from the workplace that are safe and without any such risks;

●	providing all necessary information, instructions, training and supervision for ensuring safety and health; and

●	providing and maintaining a working environment for the employer’s employees that is safe and without risks to health.

Failure to comply with any of the above provisions constitutes an offence and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment for six months.

The Commissioner for Labor may also issue an improvement notice against non-compliance of the Occupational Safety and Health Ordinance or suspension notice against activity or condition of workplace which may create imminent risk of death or serious bodily injury. Failure to comply with such notice without reasonable excuse constitutes an offence punishable by a fine of HK$200,000 and HK$500,000 respectively and imprisonment of up to 12 months.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the Employees’ Compensation Ordinance, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to section 15(1A) of the Employees’ Compensation Ordinance, employer shall report work injuries of its employee to the Commissioner of Labor not later than 14 days after the accident, irrespective of whether the accident gives rise to any liability to pay compensation.

Pursuant to section 40 of the Employees’ Compensation Ordinance, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the Employees’ Compensation Ordinance and at common law for injuries at work in respect of all their employees (including full-time and part-time employees). Under section 40(1B) of the Employees’ Compensation Ordinance, where a principal contractor has undertaken to perform any construction work, it may take out an insurance policy for an amount not less than HK$200 million per event to cover his liability and that of his subcontractor(s) under the Employees’ Compensation Ordinance and at common law. Where a principal contractor has a policy of insurance under section 40(1B) of the Employees’ Compensation Ordinance, the principal contractor and a subcontractor insured under the policy shall be regarded as having complied with section 40(1) of the Employees’ Compensation Ordinance.

An employer who fails to comply with the Employees’ Compensation Ordinance to secure an insurance cover is liable on conviction upon indictment to a fine at level 6 (currently at HK$100,000) and to imprisonment for two years.

Limitation Ordinance (Chapter 347 of the Laws of Hong Kong)

Under the Limitation Ordinance, the time limit for an applicant to commence common law claims for personal injuries is three years from the date on which the cause of action accrued.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property on the land.

The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

(F) GENERAL

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person who carries on a business in Hong Kong to apply for business registration within one month from the date of commencement of the business, and to display a valid business registration certificate at the place of business.

Any person who fails to apply for business registration or display a valid business registration certificate at the place of business shall be guilty of an offence and shall be liable to a fine of HK$5,000 and imprisonment for one year.

MANAGEMENT

Directors and Executive Officers

The following table provides information regarding our directors and executive officers:

Directors and Executive officers	Age	Position
Tak Wing, Ho	36	Director, Chief Financial Officer, and the Chairman of the Board
Ying Ying, Chow	31	Director and Chief Executive Officer
Wai Hong, Lin	35	Independent Director
Sze Ho, Chan	36	Independent Director
Wai Ming, Yiu	42	Independent Director

Tak Wing, Ho is the Chief Financial Officer, Director, and the Chairman of the board of the Company. Mr. Ho has more than 11 years of experience of handling financial and audit operation in companies. In addition to overseeing the general corporate strategy, business development, and management of the Company, Mr. Ho is also responsible for financial planning, budgeting, and financial reporting. Mr. Ho started his accounting career in 2012, served as Accounting Officer of Super Star Group. From 2017 to 2023, Mr. Ho served as the account of Tri Co Trading Co Ltd, a fuel trading company. From 2023 to present, Mr. Ho serviced as the Chief Financial Officer of the Operating Subsidiary. Mr. Ho received his Advanced Diploma in Accounting from Hong Kong Baptist University and his Bachelor of Science degree in Accounting from HKUSPACE.

Ying Ying, Chow is the Chief Executive Officer and Director of the Company, overseeing the general corporate strategy, risk management, business development, operation management and expansion of our Company. Prior to joining PTL in 2023, Ms. Chow served as the Assistant General Manager of Credit One Finance Limited, where she is responsible for strategic decision-making, overseeing operations, AML & compliance, investor relations, business development, risk management and investor relations, from 2017 to 2023. Ms. Chow received a Bachelor of Art degree from Hong Kong Baptist University in 2015, Postgraduate Diploma in Business Management and Executive Diploma in Anti-Money Laundering and Counter Terrorist Financing from HKUSPACE in 2023.

Wai Hong, Lin is the independent director and the chair of the audit committee and the member of the nominating committee and the compensation committee. Mr. Lin has over 13 years of experience in accounting, audit, capital market and corporate finance. Mr. Lin currently serves as the Manager of Alpha Financial Group Limited from 2020, and served as the Associate of Ample Capital Limited from 2018 to 2019, where he executed a wide variety of capital markets and corporate finance transactions, including IPO, merger and acquisitions, and the preparation of financial statement in US GAAP. From 2015 to 2018, Mr. Lin served as the Senior Associate in the Audit function of PricewaterhouseCoopers Limited (“PwC”), where he performed annual audit and interim review on the listed companies, and involved in various IPO projects. From 2012 to 2015, Mr. Lin served as the Senior Associate of East Asia Sentinel Limited, where he performed the similar functions as in PwC. Mr. Lin has been the member of Hong Kong Institute of Certified Public Accountants since 2015 and a licensed representative of Type 6 regulated activities under the Securities and Futures Ordinance since 2018. Mr. Lin received his BBA degree from Hong Kong University of Science and Technology in 2011.

Sze Ho, Chan is the independent director and the chair of the nominating committee and the member of the audit committee and the compensation committee. Mr. Chan is currently the Chief Executive Officer and Director of Garden Stage Limited (NASDAQ: GSIW), since December 2020 as the Director of its subsidiary, I Win Securities Limited. Mr. Chan has more than 11 years of experience in the financial services industry, covering the area of margin financing, securities trading, asset management, and wealth management. Prior to joining I Win Securities in December 2020, Mr. Chan worked in the Wealth Management division of CMBC Securities Company Limited, as its Senior Manager, from January 2018 to July 2020. Prior to joining CMBC Securities Company Limited, Mr. Chan served as the Manager of the Wealth Management division of CITICS Securities International, from July 2011 to July 2017. Mr. Chan received a Bachelor of Construction Engineering and Management from the City University of Hong Kong in 2010 and a High Diploma in Building Technology and Management from the Hong Kong Polytechnic University in 2007.

Wai Ming, Yiu is the independent director and the chair of the compensation committee and the member of the audit committee and the nominating committee. Mr. Yiu has extensive experience in legal and commercial matters. Mr. Yiu is currently the Senior Executive of Liu & Co., a Hong Kong law firm since 2022, and served as Senior Executive of H.T.Ngan & Co., a Hong Kong law firm from 2019 to 2022. From 2018 to present, Mr. Yiu has been serving as the Principal Consultant of Anchor Business Solution, a business consultancy firm, in which Mr. Yiu provides resolutions to complex business issues, project management to corporate transactions, and advices to the senior management of the corporate clients. From 2013 to present, Mr. Yiu also has been serving as the Managing Director of Riches Enterprise Limited, a business consultancy firm. From 2011 to 2018, Mr. Yiu served as the General Manager of Jinlifeng Group Hong Kong Limited, managing its sales and marketing effort. From 2006 to 2011, Mr. Yiu served as the Business Account Manager of Hang Seng Bank Limited. Mr. Yiu received Bachelor of Business from Edith Cowan University on 2005.

Family Relationships

None of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Chinese Communist Party Affiliations

None of the members of our board or the boards of our consolidated foreign operating entities are officials of the Chinese Communist Party (“CCP”). None of the members of our board or the boards of our consolidated foreign operating entities are or were members of, or affiliated with the CCP.

Duties of Directors

Under BVI law, our Directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under BVI law.

Terms of Directors

Pursuant to our Amended and Restated Memorandum and Articles of Association, each of our directors holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Board of Directors

Our board of directors consist of 5 directors, three of whom will be independent as such term is defined by the Nasdaq Capital Market. We expect that all current directors will continue to serve after this Offering.

The directors will be up for re-election at our annual general meeting of shareholders.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We established three committees under the board of directors: an audit committee, a compensation committee and a nominating committee. We adopted a charter for each of the three committees. Copies of our committee charters will be posted on our corporate investor relations website prior to our listing on the Nasdaq Capital Market.

Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Mr. Wai Hong, Lin, Mr. Sze Ho, Chan, Mr. Wai Ming, Yiu. Mr. Wai Hong, Lin is the chair of our audit committee. The audit committee oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of Mr. Wai Hong, Lin, Mr. Sze Ho, Chan, Mr. Wai Ming, Yiu. Mr. Wai Ming, Yiu is the chair of our compensation committee. The compensation committee is responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee. Our nominating committee consists of Mr. Wai Hong, Lin, Mr. Sze Ho, Chan, Mr. Wai Ming, Yiu. Mr. Sze Ho, Chan is the chair of our nominating committee. We have determined that Mr. Wai Hong, Lin, Mr. Sze Ho, Chan, Mr. Wai Ming, Yiu satisfy the “independence” requirements under Nasdaq Rule 5605. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee is responsible for, among other things

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Foreign Private Issuer Exemption

We are a “foreign private issuer”, as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to BVI requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Controlled Company Exception

We may also be eligible to utilize the controlled company exemptions under the Nasdaq corporate governance rules. We will be a “controlled company” within the meaning of Nasdaq rules. As at the date of this prospectus, 100% of the issued share capital of the Company is owned by PTLE Limited, which in turn is owned 70% by Mr. Tak Wing, Ho (our Director, Chief Financial Officer, and the Chairman of the Board) and 30% by Ms. Ying Ying, Chow (our Director and Chief Executive Officer).

Following completion of this Offering, 90% of the issued share capital of the Company will be owned by PTLE Limited. Under the Nasdaq rules, a company of which more than 50% of the voting power with respect to the election of directors is held by another person or group of persons acting together is a “controlled company” and may elect not to comply with certain stock exchange rules regarding corporate governance, including the following requirements:

–	that a majority of its board of directors consist of independent directors;

–	that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

–	that its compensation committee be composed solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practices in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Remuneration

The directors may receive such remuneration as our board of directors may determine from time to time. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Meetings of directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors. A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our Directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Code of Business Conduct and Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

We adopted (i) a written code of business conduct and ethics; (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions; and (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Employment Agreements and Director Offer Letters

On March 26, 2024, PTL Limited has entered into separate standard employment agreements (the “Director and Officer Employment Agreement”) with its directors and senior executive officers, namely, Ms. Ying Ying, Chow (Company’s Director and Chief Executive Officer), and Mr. Tak Wing, Ho, (Company’s Chief Financial Officer and Chairman of the Board), respectively (Mr. Ho and Ms. Chow collectively refer as the “Named Directors and Executives”).

The initial term of the Director and Officer Employment Agreements is for a term of one year unless terminated earlier. Upon expiration of the initial-year term, the Director and Officer Employment Agreements shall be automatically extended for successive one-year terms unless a three-months prior written notice to terminate the Director and Officer Employment Agreement or unless terminated earlier pursuant to the terms of the agreements.

Pursuant to the Director and Officer Employment Agreements, Mr. Tak Wing, Ho will receive cash compensation of salary HK$350,400 (US$ 44,790) annually from PTL Limited; and Ms. Ying Ying, Chow will receive cash compensation of salary HK$216,000 (US$ 27,610) annually from PTL Limited and the cash compensation of salary HK$120,000 (US$ 15,340) annually from Petrolink Energy Limited, the Operating Subsidiary.

PTL Limited is entitled to terminate Director and Officer Employment Agreement with Mr. Ho and Ms. Chow for cause at any time without remuneration for certain acts of Named Directors and Executives, as being convicted of any criminal conduct, any act of gross or willful misconduct, or any severe, willful, grossly negligent, or persistent breach of any employment agreement provision, or engaging in any conduct which may make the continued employment of such officer detrimental to our company. Each Named Directors and Executives has agreed to hold, both during and after the terms of his agreement, in confidence and not to use for the officer’s benefit or the benefit of any third party, any trade secrets, other information of a confidential nature or non-public information of or relating to us in respect of which we owe a duty of confidentiality to a third party. In addition, each senior executive has agreed not to, for a period of one year following the termination of his employment, carry on any business in direct competition with the business of the PTL group of companies, solicit or seek or endeavor to entice away any customers, clients, representative, or agent of the PTL group of companies or in the habit of dealing with the PTL group of companies who is or shall at any time within two years prior to such cessation have been a customer, client, representative, or agent of the PTL group of companies, and use a name including the words used by the PTL group of companies in its name or in the name of any of its products, services or their derivative terms, or Chinese or English equivalent in such a way as to be capable of or likely to be confused with the name of the PTL group of companies.

Agreements with independent directors

We entered into director offer letters with each of our independent director nominees which agreements set forth the terms and provisions of their engagement.

Compensation of Directors and Executive Officers

For FY2022 and FY2023, none of the Company’s directors/officers, namely, Ms. Ying Ying, Chow and Mr. Tak Wing, Ho, received compensation in any form, cash or equity, in connection with their service as the directors and/or officers of PTL Limited.

For FY2023, by our Operating Subsidiary, we paid an aggregate of HK$145,600 (US$18,667) as compensation to Ms. Ying Ying, Chow and Mr. Tak Wing, Ho, our directors and executive officers, as well as an aggregate of HK$3,000 (US$385) contributions to the Mandatory Provident Fund (“MPF”), a statutory retirement scheme introduced after the enactment of the Mandatory Provident Fund Schemes Ordinance in Hong Kong. For FY2022, by our Operating Subsidiary, we paid an aggregate of nil as compensation to our directors and executive officers as well as an aggregate of nil contributions to the MPF.

Ms. Ying Ying, Chow will continue to receive cash compensation, in the form of salary, bonus, and pension from the Operating Subsidiary.

As the appointments of our independent directors will only become effective upon the effectiveness of the registration statement of which this prospectus forms a part, for FY2023, we did not have any non-executive directors and therefore have not paid any compensation to any non-executive directors.

Except our contribution to the MPF, we have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. We do not have any equity incentive plan in place.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2023 and 2022, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

In the ordinary course of business, from time to time, we carry out transactions and enter into arrangements with related parties. Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

Employment Agreements

See “Management — Employment Agreements and Director Offer Letters” on page 83.

Material Transactions with Related Parties

The following is a list of related parties which the Company has balances/transactions with:

(a)	Mr. Tak Wing, Ho, a director of the Company.

(b)	Mr. Chi Nap, Yau, a former director of Petrolink Hong Kong.

(c)	Tri Co Trading Co., Limited, controlled by Mr. Chi Nap, Yau.

a.	Due from a director

As of December 31, 2023 and 2022, the balance of amount due from a director was as follows:

	2023	2022
Mr. Tak Wing, Ho (a)(1)	$122,749	$-
Mr. Chi Nap, Yau (b) (1)	-	133,124
	$122,749	$133,124

(1)	The balance as of December 31, 2023 and 2022 represented the advances for operational purposes. These amounts were unsecured, interest-free, repayable on demand, and trade-related. As of the date of this report, the entire balance has been settled with a director on July 19, 2024.

b.	Accounts receivable – a related party

As of December 31, 2023 and 2022, the balance of accounts receivable from a related party was as follows:

	2023	2022
Tri Co Trading Co., Limited (c) (1)	$-	$4,374,401
	$-	$4,374,401

(1)	Tri Co Trading Co. Limited is under control by a common director Mr. Chi Nap, Yau from November 1, 2022 to March 7, 2023. The balance as of December 31, 2023 and 2022 represented the accounts receivable regarding the sales of the marine fuel. The amount was unsecured, interest-free, repayable on demand and trade-related. As of the date of this report, the entire balance has been settled on February 20, 2023.

c.	Accounts payable – a related party

As of December 31, 2023 and 2022, the balance of accounts payable to a related party was as follows:

	2023	2022
Tri Co Trading Co., Limited (c) (1)	$-	$1,848,656
	$-	$1,848,656

(1)	Tri Co Trading Co. Limited is under control by a common director Mr. Chi Nap, Yau from November 1, 2022 to March 7, 2023. The balance as of December 31, 2023 and 2022 represented the accounts payable regarding the purchases of the marine fuel. The amount was unsecured, interest-free and repayable on demand. As of the date of this report, the entire balance has been settled on February 1, 2023.

d.	Related party transactions

The Company sells marine fuel to Tri Co Trading Co., Limited (c). For the years ended December 31, 2023 and 2022, the sales of marine fuel to Tri Co Trading Co., Limited (c) were $3,731,638 and $3,223,218, respectively.

The Company purchases marine fuel from Tri Co Trading Co., Limited (c). For the years ended December 31, 2023 and 2022, the purchases of marine fuel from Tri Co Trading Co., Limited (c) were nil and $345,451, respectively.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this Offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Ordinary Shares beneficially owned prior to this Offering		Ordinary Shares beneficially held immediately after this Offering
Name of Beneficial Owner	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares
Directors, Director Nominees and Named Executive Officers:
Tak Wing, Ho (1)	11,250,000	100%	11,250,000	90%
Ying Ying, Chow(1)	11,250,000	100%	11,250,000	90%
Wai Hong, Lin	—	0%	—	—%
Sze Ho, Chan	—	0%	—	—%
Wai Ming, Yiu	—	0%	—	—%
Directors and executive officers as a group	11,250,000	100%	11,250,000	90%

5% or Greater Shareholders:
PTLE Limited (1)	11,250,000	100%	11,250,000	90%

(1)	PTLE Limited is a BVI business company incorporated under the laws of the British Virgin Islands, which is owned as to 70% by Mr. Tak Wing, Ho (our Director, Chief Financial Officer, and the Chairman of the Board) and 30% by Ms. Ying Ying, Chow (our Director and Chief Executive Officer). Mr. Ho and Ms. Chow are deemed to hold the voting and dispositive power over the Ordinary Shares held by PTLE Limited. The registered address of PTLE Limited is at Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola British Virgin Islands. Mr. Ho and Ms. Chow did not enter into any voting arrangement or agreement.

DESCRIPTION OF SHARE CAPITAL

We are a British Virgin Islands business company incorporated under the laws of BVI on December 29, 2023, and our affairs are governed by our memorandum and articles of association (as amended and restated from time to time), and the BVI Business Companies Act of 2020 (as amended) (the “BVI Act”) which is referred to as the BVI Act below and the common law of the British Virgin Islands.

We are authorized to issue an unlimited number of Ordinary Shares with no par value each. All of our shares to be issued in the offering will be issued as fully paid. There were 11,250,000 Ordinary Shares issued and outstanding.

Ordinary Shares

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates evidencing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their Ordinary Shares.

Distributions

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each ordinary share that such shareholder holds.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the British Virgin Islands, however, do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our Directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in Amended and Restated Memorandum and Articles of Association to allow cumulative voting for elections of directors.

Meetings

We must provide written notice of all meetings of shareholders, stating the time, date and place at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the Ordinary Shares entitled to vote on the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing at least 50% of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within half an hour of the start time of the meeting, the meeting shall be dissolved or, at the discretion of the chairman of the meeting of shareholders (the “Chairman”),shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Chairman may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the members present shall be a quorum. No business may be transacted at any meeting of shareholders unless a quorum is present at the time when the meeting proceeds to business. The directors may, at any time prior to the time appointed for the meeting of members to commence, appoint any person to act as the Chairman or, if the directors do not make any such appointment, the chairman of the Board shall preside as the Chairman. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the directors present shall elect one of their number to be the Chairman.

Any corporation or other form of corporate legal entity that is a shareholder shall be deemed for the purpose of our Amended and Restated Memorandum and Articles of Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s Amended and Restated Memorandum and Articles of Association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Amended and Restated Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extra common majority of shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of the shares under either BVI law or our Amended and Restated Memorandum and Articles of Association.

Transfer of Ordinary Shares

Subject to the restrictions in our Amended and Restated Memorandum and Articles of Association, the lock-up agreements with our underwriters described in “Shares Eligible for Future Sale — Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Share. If our board of directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors shall not decline any transfer of Ordinary Shares, nor may they suspend registration thereof, where such transfer is: (a) to any mortgagee or chargee whose interest has been noted on the Company’s register of members; or (b) by any such mortgagee or chargee pursuant to the power of sale under its security or otherwise and in accordance with the terms of the relevant security document..

Liquidation

As permitted by BVI law and our Amended and Restated Memorandum and Articles of Association, the company may be voluntarily liquidated by a resolution of shareholders or, if permitted under Part XII of the BVI Act, if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors or by resolution of members provided the shareholders have approved, by resolution of members, a liquidation plan approved by the directors.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may, on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued Ordinary Shares have been fully paid in accordance with the terms of its issuance and subscription, the directors shall not have the right to make calls on such fully paid Ordinary Shares and such fully paid Ordinary Shares shall not be subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Amended and Restated Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of rights

We may from time to time by resolution of directors or resolution of members modify all or any of the rights attached to any class of shares, by amendment to our Amended and Restated Memorandum and Articles of Association.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors or by a resolution of shareholders:

●	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

●	subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and

●	subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Under BVI Law, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our Amended and Restated Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our Directors can refuse access to permit the shareholder to inspect the document or limit the inspection of the document. Where we fail or refuse to permit a shareholder to inspect a document or permits a member to inspect a document subject to limitations, that shareholder may apply to the British Virgin Islands High Court for an order that he or she should be permitted to inspect the document or to inspect the document without limitation. See “Where You Can Find More Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares to the extent available, from time to time as our board of directors shall determine.

Listing

Our Ordinary Shares have been approved for listing on the Nasdaq Capital Market under the symbol “PTLE”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation, with its offices located at Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and, for illustrative purposes only, the Delaware General Corporation Law (the “DGCL”), which governs companies incorporated in the state of Delaware.

Mergers and Similar Arrangements

Under the BVI Act, two or more companies, each a “constituent Company”, may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction or proposed transaction is (i) between the director and the company and (ii) the transaction or proposed transaction is or is to be entered into in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if (a) the material facts of the interest of the director in the transaction are known by the shareholders entitled to vote at a meeting of shareholders and the transaction is approved or ratified by a resolution of shareholders; or (b) the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision that, if proposed as an amendment to the Amended and Restated Memorandum and Articles of Association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days immediately following the date of the shareholders’ approval. These shareholders then have 20 days from the date of such notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Under Delaware law each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding stock entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation.

Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least 20 days prior to the meeting.

A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and accrue at 5% over the Federal Reserve discount rate.

Indemnification of Directors and Officers

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy (e.g. for purporting to provide indemnification against civil fraud or the consequences of committing a crime).

Under our Amended and Restated Memorandum and Articles of Association, we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under BVI law, the directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In exercising the powers of a director, the directors ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Shareholder action by Written Consent

BVI law and our Amended and Restated Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a resolution duly consented to in writing members representing a majority of the votes of shares entitled to vote on the resolution in accordance with Under the DGCL, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder Proposals

BVI law and our Amended and Restated Memorandum and Articles of Association provide that shareholders holding 30% or more of the voting rights entitled to vote on any matter for which a meeting is to be requested may request that the directors shall requisition a shareholder’s meeting. Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

As a BVI company, we are not obliged by law to call shareholders’ annual general meetings, but our Amended and Restated Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

There are no prohibitions in relation to cumulative voting under the laws of the BVI but our Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting. Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under our Amended and Restated Memorandum and Articles of Association, a director of our Company may be removed from office, with or without cause, by a resolution of directors or resolution of members of our Company. Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding Up

Under our Amended and Restated Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of directors or by a resolution of members provided the shareholders have approved, by resolution of members, a liquidation plan approved by the directors. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents

Subject to the provisions of the BVI Act, our directors or shareholders may from time to time amend our Memorandum or Articles by resolution of directors or resolution of members. Our directors shall give notice of such resolution to the BVI registered agent of our Company, for the BVI registered agent to file with the BVI Registrar of Corporate Affairs (the “Registrar”) a notice of the amendment to our Memorandum or Articles, or a restated memorandum and articles of association incorporating the amendment(s) made, and any such amendment(s) to our Memorandum or the Articles will take effect from the date of the registration by the Registrar of the notice of amendment or restated memorandum and articles of association incorporating the amendment(s) made. Notwithstanding any provision to the contrary in our Memorandum or Articles, our directors shall not have the power to amend our Memorandum or Articles: (a) to restrict the rights or powers of the members to amend our Memorandum or Articles; (b) to change the percentage of members required to pass a resolution to amend our Memorandum or Articles; or (c) in circumstances where our Memorandum or Articles cannot be amended by the members. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Anti-Money Laundering — BVI

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exception applies under the Anti-Money Laundering Regulations (as revised) of the BVI, as amended and revised from time to time or any other applicable law.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the BVI, pursuant to the Proceeds of Criminal Conduct Act (as revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there has not been a public market for our Ordinary Shares, we cannot assure you that a liquid trading market for the Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future.

After the IPO and the issuance of 1,250,000 Ordinary Shares offered hereby and exclusion of the exercise of underwriter’s over-allotment options, we will have an aggregate of 12,500,000 Ordinary Shares outstanding. Of that amount, 1,250,000 Ordinary Shares will be publicly held by investors participating in this Offering, and 11,250,000 Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

The Ordinary Shares sold in this Offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. The Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

All of our Ordinary Shares that will be outstanding upon the completion of this Offering, other than those Ordinary Shares sold in this Offering are “restricted securities”, as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of Ordinary Shares then outstanding, or

●	the average weekly trading volume of the Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of this Offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the representative, it will not, for a period of 180 days after the date of this prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any notion or contract to sell, grant any option, right or warrant to purchase, lead, or otherwise transfer or dispose of directly or indirectly, any share of capital share of the Company or any securities convertible into or exercisable or exchangeable for shares of capital share of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital share of the Company of any securities convertible into or exercisable or exchangeable for shares of capital shares of the company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital share of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital share of the Company or such other securities, in such or otherwise.

Our directors, executive officers and shareholders have agreed, subject to limited exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 180 days after the date of this prospectus, without the prior written consent of the representative. See “Underwriting.”

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of the Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for the Ordinary Shares may dispose of significant numbers of the Ordinary Shares in the future. We cannot predict what effect, if any, future sales of the Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of the Ordinary Shares from time to time. Sales of substantial amounts of the Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of the Ordinary Shares. See “Underwriting”.

TAXATION

The following sets forth the material BVI, Hong Kong and U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect and on U.S. Treasury regulations in effect or, in some cases, proposed, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

Material United States Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations relating to the ownership and disposition of our Ordinary Shares by a U.S. holder (as defined below) that holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, banks or other financial institutions, insurance companies, broker-dealers, pension plans, cooperatives, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), holders who are not U.S. holders, holders who own (directly, indirectly, or constructively) 10% or more of our voting shares, holders who will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations with respect to the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under applicable United States Treasury regulations.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be a “passive foreign investment company,” or “PFIC,” for United States federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The discussion below under “Dividends” and “Sale or Other Disposition of Ordinary Shares” is written on the basis that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the PFIC rules discussed below, any cash distributions (including the amount of any tax withheld) paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be reported as a “dividend” for United States federal income tax purposes. A non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at a reduced United States federal tax rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met.

A non-United States corporation (other than a corporation that is a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (b) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. In the event we are deemed to be a resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose) and in that case we would be treated as a qualified foreign corporation with respect to dividends paid on our Ordinary Shares. Each non-corporate U.S. holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our Ordinary Shares. Dividends received on the Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC “resident enterprise” under the Enterprise Income Tax Law, a U.S. holder may be subject to PRC withholding taxes on dividends paid on our Ordinary Shares. In that case, a U.S. holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on Ordinary Shares. A U.S. holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of Ordinary Shares

Subject to the Passive Foreign Investment Company (PFIC) rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be treated as a capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Rules

Based on our current and anticipated operations and the composition of our assets, we were not PFIC for U.S. federal income tax purposes. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code (“IRC”), for any taxable year if either:

●	at least 75% of its gross income is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this Offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this Offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this Offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you will continue to be treated as a PFIC, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for any taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income,

●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year, and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Ordinary Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of your taxable year over your adjusted basis in such Ordinary Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares. If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the IRC Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under IRC Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

Hong Kong Taxation

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

Stamp duty

Hong Kong stamp duty is generally payable on the transfer of “Hong Kong stocks”. The term “stocks” refers to shares in companies incorporated in Hong Kong, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Ordinary Shares are not required to be registered in Hong Kong given that the books for the transfer of Ordinary Shares are located in the United States. The transfer of Ordinary Shares is therefore not subject to stamp duty in Hong Kong. If Hong Kong stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.1% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

Certain Mainland China Tax Laws and Regulations Consideration

The Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income (“Double Tax Avoidance Arrangement”)

The National People’s Congress of the PRC enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018. According to Enterprise Income Tax Law and the Regulation on the Implementation of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008 and further amended on April 23, 2019, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in Mainland China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a preferential withholding arrangement. According to the Notice of the State Administration of Taxation (“SAT”) on Negotiated Reduction of Dividends and Interest Rates issued on January 29, 2008, revised on February 29, 2008, and the Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or Double Tax Avoidance Arrangement, the withholding tax rate in respect of the payment of dividends by a Mainland China enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the Mainland China enterprise and certain other conditions are met, including: (i) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the Mainland China resident enterprise; and (ii) the Hong Kong enterprise must have directly owned such required percentage in the Mainland China resident enterprise throughout the 12 months prior to receiving the dividends. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such Mainland China tax authorities may adjust the preferential tax treatment; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties issued by the SAT on February 3, 2018 and effective from April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

We are a holding company incorporated in the BVI with all our operations conducted and all revenue generated by our Operating Subsidiary in Hong Kong. We do not have, nor do we currently intend to establish, any subsidiary in Mainland China or set up any establishment in Mainland China. We do not plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China, and none of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China. As confirmed by Company’s PRC Counsel, China Commercial Law Firm, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this Offering.

Enterprise Income Tax Law

The Enterprise Income Tax Law and the Implementing Rules impose a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises in Mainland China, except where tax incentives are granted to special industries and projects. Under the Enterprise Income Tax Law, an enterprise established outside PRC with “de facto management bodies” within Mainland China is considered a “resident enterprise” for Mainland China enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by the SAT and last amended on December 29, 2017 and the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions promulgated by the SAT on January 29, 2014 set out the standards used to classify certain Chinese invested enterprises controlled by Mainland China enterprises or Mainland China enterprise groups and established outside of China as “resident enterprises”, which also clarified that dividends and other income paid by such Mainland China “resident enterprises” will be considered Mainland China source income and subject to Mainland China withholding tax, currently at a rate of 10%, when paid to non-Mainland China enterprise shareholders. This notice also subjects such Mainland China “resident enterprises” to various reporting requirements with the Mainland China tax authorities. Under the Implementing Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

On October 17, 2017, the SAT issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, issued by the SAT, on December 10, 2009, and partially replaced and supplemented by the rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the SAT, on February 3, 2015. Under Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a Mainland China establishment, the relevant gain is to be regarded as effectively connected with the Mainland China establishment and therefore included in its enterprise income tax filing, and would consequently be subject to enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a Mainland China establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments bears the withholding obligation. Pursuant to Bulletin 37, the withholding party shall declare and pay the withheld tax to the competent tax authority in the place where such withholding party is located within 7 days from the date of occurrence of the withholding obligation. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

We are a holding company incorporated in the BVI with all our operations conducted and all revenue generated by our Operating Subsidiary in Hong Kong. We do not have, nor do we currently intend to establish, any subsidiary in Mainland China or set up any establishment in Mainland China. We do not plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China, and none of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China. As confirmed by Company’s PRC Counsel, China Commercial Law Firm, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this Offering.

BVI Taxation

The Company and all distributions, interest and other amounts paid by the company in respect of the Ordinary Shares of the Company to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax is payable with respect to any shares, debt obligations or other securities of a BVI company.

All instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to our Company.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI as a BVI company with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as (i) political and economic stability; (ii) an effective and sophisticated judicial system with a dedicated commercial court; (iii) tax neutral treatment, with no tax levied against companies incorporated in the BVI by the local tax authorities; and (iv) the absence of foreign exchange control or currency restrictions and (v) the availability of professional and support services.

However, certain disadvantages accompany incorporation in the BVI: (a) the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and (b) BVI companies do not have standing to sue before the federal courts of the United States.

We believe the disadvantages of incorporating in the BVI are outweighed by the benefits to us and our investors of such incorporation.

Our Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. All our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process upon whom process may be served in any action brought against us under the securities laws of the United States.

Hong Kong

David Fong & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

British Virgin Islands

We have been advised by Ogier, our counsel as to the laws of the BVI that the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

Ogier has further advised us that there is uncertainty as to whether the BVI would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

UNDERWRITING

In connection with this offering, we have entered into an underwriting agreement with Dominari Securities LLC, as representative of the underwriters, or the representative, in this offering. The representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. The underwriters have agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Ordinary Shares
Dominari Securities LLC	1,000,000
Revere Securities LLC	250,000
Total	1,250,000

The underwriters are committed to purchase all the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares. The underwriters are not obligated to purchase the Ordinary Shares covered by the underwriter’s over-allotment option to purchase Ordinary Shares as described below. The underwriters are offering the Ordinary Shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Pricing of this Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The offering price for our Ordinary Shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development, and other factors deemed relevant. The offering price of our Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value, or other established criteria of value of our company.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the closing of this offering, permits the underwriters to purchase a maximum of 187,500 additional Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Ordinary Shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Ordinary Shares listed next to the names of all underwriters in the preceding table.

Discounts and Expenses

The underwriting discounts for the shares and the over-allotment shares are equal to 7.0% of the offering price. The underwriting discounts do not include (i) a 1.0% non-accountable expense allowance, or (ii) certain out-of-pocket expenses, each as described below.

The following table shows the price per share and total offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

		Total
	Per Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
IPO price	$4	$5,000,000	$5,750,000
Underwriting discounts to be paid by us(1)	$0.28	$350,000	$402,500
Proceeds to us, before expenses	$3.72	$4,650,000	$5,347,500

(1)	This only includes the proceeds of the sale of Ordinary Shares underwritten by the underwriter.

We have agreed to pay to the underwriters, by deduction from the gross proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the Ordinary Shares in this offering.

We have agreed to pay expenses relating to the offering, including: (i) our legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing, and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, and the underwriting agreement and related documents (all in such quantities as the representative may reasonably require); (iii) the costs of preparing and printing stock certificates and warrant certificates; (iv) the costs of any “due diligence” meetings; (v) all reasonable and documented fees and expenses for conducting a net road show presentation; (vi) all filing fees and communication expenses relating to the registration of the shares to be sold in the offering with the SEC and the filing of the offering materials with FINRA; (vii) the reasonable and documented fees and disbursements of the representative’s counsel; (viii) background checks of the Company’s officers and directors; (ix) preparation of bound volumes and mementos in such quantities as the representative may reasonably request; (x) transfer taxes, if any, payable upon the transfer of securities from us to the representative; and (xi) the fees and expenses of the transfer agent, clearing firm, and registrar for the shares; provided that the actual accountable expenses of the representative shall not exceed $250,000. We are required to supply the representative and its counsel, at our cost, with a reasonable number of bound volumes of the offering materials within a reasonable time after the closing of this offering as well as commemorative tombstones.

We paid an expense deposit of $50,000 to the representative, upon the execution of letter of intent between us and the representative for the representative’s anticipated out-of-pocket expenses. Upon the first confidential filing to the SEC, we will pay up to an additional $50,000 to the representative. Upon the closing of this offering, we will pay up to an additional $150,000 to the representative. Any expense deposits will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A) and Rule 5110(g)(4)(B).

In consideration for termination of the engagement letter, dated March 15, 2024, between the Company and Pacific Century Securities, LLC (“Pacific Century”), the Company is making an one-time payment in the amount of $100,000 as a termination fee. In addition, Pacific Century is receiving a Right of First Refusal for a period of 12 months from August 14, 2024. The foregoing arrangements have been deemed compensation by FINRA and have been included as compensation for this offering.

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above and non-accountable expenses, will be approximately $1,358,189, including a maximum aggregate reimbursement of $250,000 of representative’s accountable expenses, and such accountable expenses is inclusive of the out-of-pocket accountable expense reimbursement to be paid to Pacific Century.

Right of First Refusal

As part of consideration for termination of the engagement letter, dated March 15, 2024, between the Company and Pacific Century, we have granted Pacific Century a right of first refusal on an exclusive basis, for a period of twelve (12) months from August 14, 2024, to manage any public future public and private equity and debt offering, including all equity linked financings (excluding (i) shares issued under any compensation or stock option plan approved by the Company’s shareholders, (ii) shares issued as consideration of an acquisition or as part of a strategic partnership or transaction and (iii) conventional banking arrangements and commercial debt financing), during such twelve (12) month period, of the Company, or any successor to or any current or future subsidiary of the Company, with Pacific Century receiving the right to underwrite or place a number of the securities to be sold therein having an aggregate purchase price therein equal to a minimum of the aggregate purchase price of the shares sold in this offering (excluding shares issued upon exercise of underwriters’ over-allotment option). If Pacific Century fails to accept in writing any such proposal within fifteen (15) business days after receipt of a written notice from us containing such proposal, Pacific Century will have no claim or right with respect to any such sale contained in any such notice. If, thereafter, such proposal is modified in any material respect, the Company will adopt the same procedure as with respect to the original proposed public of private sale, and Pacific Century shall have the right of first refusal with respect to such revised proposal as set forth above. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the representative, it will not, for a period of 180 days after the date of this prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any notion or contract to sell, grant any option, right or warrant to purchase, lead, or otherwise transfer or dispose of directly or indirectly, any share of capital share of the Company or any securities convertible into or exercisable or exchangeable for shares of capital share of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital share of the Company of any securities convertible into or exercisable or exchangeable for shares of capital shares of the company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital share of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital share of the Company or such other securities, in such or otherwise.

Our directors, executive officers and shareholders have agreed, subject to limited exceptions set forth below, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (the “Lock-Up Securities”), that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 180 days after the date of this prospectus, without the prior written consent of the representative.

Notwithstanding the foregoing to the contrary and subject to the conditions below, a holder may transfer Lock-Up Securities without the prior written consent of the representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities (i) as a bona fide gift, by will or intestacy, (ii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement, or (iii) to a family member or trust for the benefit of a family member (for purposes hereof, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the holder, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the representative a lock-up agreement substantially in the form of this lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made.

No Sales of Similar Securities

We have agreed not to offer; pledge; announce the intention to sell; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the representative, for a period of 180 days from the date of this prospectus.

Foreign Regulatory Restrictions on Purchase of our Ordinary Shares

We have not taken any action to permit a public offering of our Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Ordinary Shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the underwriter and its affiliates against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriters may be required to make for these liabilities.

Application for Nasdaq Listing

Our Ordinary Shares have been approved for listing on the Nasdaq Capital Market under the symbol “PTLE”.

Electronic Offer, Sale, and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and it should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate-covering transactions, stabilizing transactions, and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate-covering transactions. There is no contractual limit on the size of any syndicate-covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate-covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount. The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Ordinary Shares in the open market that could adversely affect investors who purchased in this offering.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate-covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or delaying a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Offers Outside of the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act; (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above; and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (“PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

In relation to each Member State of the European Economic Area that has implemented the Prospectus Regulation (each, a “Relevant Member State”), an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase our securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

This European Economic Area selling restriction is in addition to any other applicable selling restrictions set out below.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des Marchés Financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation; and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations, and this document has not been filed with or approved by any Irish regulatory authority, as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations; and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”); (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ - $$ - Aga e la Borsa, “CONSOB”) pursuant to Italian securities legislation, and, accordingly, no offering material relating to the securities may be distributed in Italy, and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●

to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971, as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, 2001 of Singapore (“SFA”)) under Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts of that corporation shall not be transferable within six months after that corporation has acquired the securities or securities-based derivatives contracts under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Malaysia

The securities have not been and may not be approved by the Securities Commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA). This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom, and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

The address of Dominari Securities LLC is 725 Fifth Avenue, 23rd Floor New York, NY 10022.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$1,274
The Nasdaq Capital Market Listing Fee	$80,000
FINRA Filing Fee	$5,000
Legal Fees and Expenses	$590,564
Accounting Fees and Expenses	$5,000
Printing and Engraving Expenses	$25,000
Miscellaneous Expenses	$651,351
Total Expenses (1)	$1,358,189

(1)	Among these total expenses of US$1,358,189, the amount of US$50,000 that has been incurred by the Company was capitalized as “deferred initial public offering costs” on the Company’s audited consolidated balance sheet as of December 31, 2023. The remaining amount of US$ 1,308,189 consists of the amount of expenses that has been incurred but was not capitalized on the Company’s audited consolidated balance as of December 31, 2023 or expected to further be incurred by the Company.

These expenses will be borne by us. Underwriting discounts and non-accountable expense allowance will be borne by us in proportion to the numbers of Ordinary Shares sold in this Offering.

LEGAL MATTERS

The validity of the Ordinary Shares offered hereby and certain legal matters as to BVI law will be passed upon for us by Ogier. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. We are represented by David Fong & Co. with respect to certain legal matters as to the laws of Hong Kong. Certain legal matters as to PRC law will be passed upon for us by China Commercial Law Firm. Ortoli Rosenstadt LLP may rely upon David Fong & Co. Lawyers and China Commercial Law Firm with respect to matters governed by Hong Kong law and PRC law, respectively. Loeb & Loeb LLP is acting as U.S. securities counsel for the underwriter in connection with this Offering.

EXPERTS

The consolidated financial statements as of and for FY2022 and FY2023 as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of J&S Associate PLT, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of J&S Associate PLT is B-11-14, MEGAN AVENUE 2,, 12, JALAN YAP KWAN SENG,, KUALA LUMPUR, MALAYSIA, Federal Territory of Kuala Lumpur 50450.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon the closing of our initial public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act, as applicable to foreign private issuers. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

PTL LIMITED AND SUBSIDIARIES

J&S ASSOCIATE PLT 202206000037 (LLP0033395-LCA) & AF002380 (Registered with PCAOB and MIA) B-11-14, Megan Avenue II 12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Tel: +603-4813 9469 Email : info@jns-associate.com Website : jns-associate.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

PTL Limited

Opinion on the Financial Statement

We have audited the accompanying consolidated balance sheets of PTL Limited and its subsidiaries (the ‘Company’) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive income, consolidated statements of changes in shareholders’ equity, and consolidated statements of cash flows for the year ended December 31, 2023 and 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ J&S ASSOCIATE PLT

Certified Public Accountants

PCAOB No: 6743

We have served as the Company’s auditor since 2024.

Kuala Lumpur, Malaysia

July 30, 2024

PTL Limited and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2023 and 2022

(Expressed in U.S. Dollars, except for the number of shares)

	At December 31,
	2023	2022
Assets

Current assets
Cash	$1,144,737	$92,042
Accounts receivable	7,916,288	4,817,384
Accounts receivable – a related party	-	4,374,401
Due from a director	122,749	133,124
Prepayments and other current assets	1,802,383	220,953
Total current assets	10,986,157	9,637,904

Non-current assets
Deferred initial public offering (“IPO)” costs	50,000	-
Total assets	$11,036,157	$9,637,904
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$9,266,249	$7,367,235
Accounts payable – a related party	-	1,848,656
Income tax payable	165,902	6,563
Accrued expenses and other current liabilities	253,973	1,537
Total current liabilities and total liabilities	9,686,124	9,223,991

Shareholders’ equity
Ordinary shares, no par value, unlimited number of ordinary shares authorized, 11,250,000 ordinary shares issued and outstanding as of December 31, 2023 and 2022, respectively*	1	1
Retained earnings	1,350,032	413,912
Total shareholders’ equity	1,350,033	413,913

Total liabilities and shareholders’ equity	$11,036,157	$9,637,904

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance and share split.

The accompanying notes are an integral part of these consolidated financial statements.

PTL Limited and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

For the Years Ended December 31, 2023 and 2022

(Expressed in U.S. Dollars, except for the number of shares)

	For the Years Ended December 31,
	2023	2022
Revenue	$102,106,509	$74,817,208
Cost of revenue	(100,190,534)	(73,703,892)
Gross profit	1,915,975	1,113,316

Selling, general and administrative expenses	(828,321)	(746,169)

Profit from operations	1,087,654	367,147

Other income (expense)
Interest income	1,201	126
Other income	9,789	32,698
Currency exchange loss	(3,184)	(2,299)
Total other income, net	7,806	30,525

Income before provision for income taxes	1,095,460	397,672
Income tax expense	(159,340)	(6,563)
Net income and total comprehensive income	$936,120	$391,109

Earnings per share – basic and diluted*	$0.083	$0.034

Weighted average shares outstanding – basic and diluted*	11,250,000	11,250,000

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance and share split.

The accompanying notes are an integral part of these consolidated financial statements.

PTL Limited and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2023 and 2022

(Expressed in U.S. Dollars, except for the number of shares)

	Ordinary Shares		Retained
	Shares*	Amount	Earnings	Total
Balance as of December 31, 2021	11,250,000	$1	$22,803	$22,804

Net income for the year	-	-	391,109	391,109

Balance as of December 31, 2022	11,250,000	$1	$413,912	$413,913

Net income for the year	-	-	936,120	936,120

Balance as of December 31, 2023	11,250,000	$1	$1,350,032	$1,350,033

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance and share split.

The accompanying notes are an integral part of these consolidated financial statements.

PTL Limited and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2023 and 2022

(Expressed in U.S. Dollars)

	For the Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$936,120	$391,109

Changes in operating assets and liabilities:
Accounts receivable	(3,098,904)	(1,546,236)
Account receivables – a related party	4,374,401	(4,374,401)
Prepayments and other current assets	(1,581,430)	(220,953)
Accounts payable	1,899,014	3,255,480
Account payable – a related party	(1,848,656)	1,848,656
Income taxes payable	159,339	6,563
Accrued expenses and other current liabilities	252,436	(2,557)
Net cash provided by (used in) operating activities	1,092,320	(642,339)

Cash flows from financing activities:
Advance to a director	-	(103,124)
Repayment from a director	10,375	-
Payments of offering costs related to initial public offering	(50,000)	-
Net cash used in financing activities	(39,625)	(103,124)

Net increase (decrease) in cash	1,052,695	(745,463)

Cash, beginning of year	92,042	837,505

Cash, end of year	$1,144,737	$92,042

The accompanying notes are an integral part of these consolidated financial statements.

PTL Limited and Subsidiaries

Notes to Consolidated Financial Statements

1. Organization and Business Description

Organization and Nature of Operations

PTL Limited (the “Company”) is a limited liability company established under the laws of the British Virgin Islands on December 29, 2023. It is a holding company with no business operation.

The Company owns 100% equity interest of (i) Petrolink Energy Limited (“Petrolink Hong Kong”), a limited liability company established in Hong Kong on June 21, 2013; and (ii) Petrolink Energy Pte. Ltd. (“Petrolink  Singapore”), a private company limited by shares established in Singapore on February 5, 2024.

The Company, through its wholly-owned subsidiaries, Petrolink Hong Kong and Petrolink Singapore, (collectively, the “Group”), is an established bunkering facilitator providing marine fuel logistics services for vessel refuelling, primarily serving the Asia Pacific market. The Group leverages on its close relationships and partnership within our established network in the marine fuel logistic industry, including the upstream suppliers and downstream customers, to provide a one-stop solution for vessel refuelling. The Group purchases marine fuel from its suppliers and arrange its suppliers to deliver marine fuel to its customers directly. As a bunker facilitator, the Group’s services mainly involve (i) facilitating with its suppliers to supply fuel for the use by the customers’ vessels at various ports along their voyages in the Asia Pacific region; (ii) arranging vessel refuelling activities at competitive pricing to the customers; (iii) offering trade credit to the customers for vessel refuelling; (iv) handling unforeseeable circumstances faced by the customers and providing contingency solutions to the customers in a timely manner; and (v) handling disputes, mainly in relation to quality and quantity issues on marine fuel, if any.

Reorganization

A reorganization of the legal structure of the Company (the “Reorganization”) was completed on February 21, 2024. Prior to the Reorganization, Petrolink Hong Kong, the operating subsidiary of the Company, was controlled by Mr. Tak Wing, Ho. As part of the Reorganization, PTLE Limited, being the immediate holding company of the Company, was first incorporated under the laws of the British Virgin Islands on December 21, 2023 and was controlled by Mr. Tak Wing, Ho. Subsequently, the Company was incorporated as a wholly owned subsidiary of PTLE Limited. On February 5, 2024, Petrolink Singapore was incorporated in Singapore as a wholly-owned subsidiary of the Company. On February 21, 2024, Mr. Tak Wing, Ho transferred his all ordinary shares in Petrolink Hong Kong to the Company. Consequently, the Company became the holding company of Petrolink Hong Kong on February 21, 2024. The Company and its subsidiaries resulting from Reorganization has always been under the common control of the same controlling shareholders before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

The accompanying consolidated financial statements reflect the activities of PTL Limited and the following entities:

Subsidiaries	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities

Petrolink Energy Limited (“Petrolink Hong Kong”)	June 21, 2013	Hong Kong	100%	Providing marine fuel logistics services and one-stop solutions for vessel refuelling
Petrolink Energy Pte. Ltd. (“Petrolink Singapore”)	February 5, 2024	Singapore	100%	Sales office

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

PTL Limited and Subsidiaries

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the allowance for expected credit loss and uncertain tax position. Actual results could differ from those estimates, and as such, differences could be material to the consolidated financial statements.

Functional Currency and Foreign Currency Translation and transaction

The functional currency of the Company and its subsidiaries is the U.S. Dollars (“US$” or “$”). The Company’s consolidated financial statements are reported using the US$. Foreign currency transaction gains and losses are recognized upon settlement of foreign currency transactions. In addition, for unsettled foreign currency transactions, foreign currency transaction gains and losses are recognized for changes between the transaction exchange rates and month-end exchange rates. Foreign currency transaction gains and losses are included in other income (expense), net, in the accompanying consolidated statements of income and comprehensive income in the period incurred.

Cash

Cash includes cash on hand and demand deposits in accounts maintained with commercial banks that can be added or withdrawn without limitation. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of approximately US$64,103 (HK$500,000). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Accounts Receivable

Accounts receivable are recognized and carried at original invoiced amount less an allowance for expected credit loss.

Effective on January 1, 2022, the Company adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The new standard replaces the ‘incurred loss methodology’ credit impairment model with a new forward-looking “methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.” In applying the new standard, the Company has adopted the loss rate methodology to estimate historical losses on accounts receivable. The Company has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. The Company’s adoption did not result in a material change in the carrying values of the Company’s financial assets on the adoption date.

Prepayments

Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the realizability of the prepayments becomes doubtful. For the years ended December 31, 2023 and 2022, there was no impairment recorded as the Company considers all of the prepayments fully realizable.

PTL Limited and Subsidiaries

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (Continued)

Deferred IPO costs

The Company capitalizes certain legal, accounting and other third party fees that are directly associated with in process equity financings as deferred IPO costs until such financings are consummated. After consummation of the equity financing, these costs are recorded in shareholders’ equity (deficit) as a reduction of additional paid in capital generated as a result of the offering. Should the equity financing for which those costs relate no longer be considered probable of being consummated, all deferred offering costs will be charged to operating expenses in the statement of income and comprehensive income at such time. The Company has incurred and deferred IPO costs of approximately US$50,000 during the year ended December 31, 2023. We will incur additional offering costs during the year ending December 31, 2024 as part of our initial public offering. The deferred IPO costs were offset against the IPO proceeds upon completion of the offering.

Revenue Recognition

The Company adopted the revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company generally recognizes sales and distribution of marine fuel revenue on a gross basis as the Company has control of the products or services before they are delivered to the Company’s customers. In drawing this conclusion, the Company considered various factors, including latitude in establishing the sales price, discretion in the supplier selection and that the Company is normally the primary obligor in the Company’s sales arrangements.

Revenue from the sales and distribution of marine fuel is recognized at a point in time when the Company’s customers obtain control of the marine fuel, which is typically upon delivery of each promised gallon or barrel to an agreed-upon delivery point. Shipping and handling activities are considered to be fulfillment activities rather than promised services and are not, therefore, considered to be separate performance obligations. The Company’s sales terms provide no right of return outside of a standard quality policy and returns are generally and have not been significant. Payment terms are generally set at 30 days after the delivery of the fuel.

Cost of Revenue

The Company’s cost of revenue is primarily comprised of the purchase of marine fuel and delivery services necessary in the course of sales and distribution of marine fuel.

PTL Limited and Subsidiaries

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (Continued)

Government Subsidies

Government subsidies primarily relate to non-recurring entitlements granted by the Hong Kong government pursuant to the Employment Support Scheme under the Anti-epidemic Fund. The Company recognizes government subsidies as other income when they are received because they are not subject to any past or future conditions. Government subsidies received and recognized as other income totaled nil and $26,398 for the years ended December 31, 2023 and 2022, respectively.

Employee Benefit Plan

Employees of the Company located in Hong Kong participate in a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Employees are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment. The Company is required to contribute to the plan based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. Total expenses for the plan were $7,863 and $13,680 for the years ended December 31, 2023 and 2022, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

The Company believes there were no uncertain tax positions as of December 31, 2023 and 2022, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated. As of December 31, 2023, income tax returns for the years ended December 31, 2017 through December 31, 2023 for OPS HK remain open for statutory examination by Hong Kong tax authorities.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and To converted into ordinary shares. As of December 31, 2023 and 2022, there were no dilutive shares.

The Company underwent a 11,250,000-for-1 stock split on July 11, 2024. As a result, the number of shares outstanding increased from 1 to 11,250,000, and the par value per share decreased from USD1 to USD0.00000009. The EPS for the financial year ended December 31, 2023 and 2022, including its opening balances presented has been adjusted to reflect the increased number of shares. The stock split did not impact the total equity or net income of the Company

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

PTL Limited and Subsidiaries

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (Continued)

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Significant Risks

Currency Risk

Other than the Group’s sales and purchases activities are transacted in US$, the Group’s other operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Group considers the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and cash equivalents and accounts receivable. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash and cash equivalents with financial institutions located in Hong Kong. As of December 31, 2023 and 2022, $1,144,736 and $91,272 were deposited with financial institutions located in Hong Kong. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of US$64,103 (HK$500,000). Otherwise, these balances are not covered by insurance. The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Company adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company has adopted the loss rate methodology to estimate historical losses on accounts receivable. The Company has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors. The Company believes that no significant credit risk exists as the risk is mitigated by the Company’s assessment of its customers’ creditworthiness, years of relationship and its ongoing monitoring of outstanding balances.

For the years ended December 31, 2023 and 2022, all of the Company’s assets were located in Hong Kong and most of the Company’s revenue were derived from its subsidiary located in Hong Kong. The Company has a concentration of its revenue, purchases, accounts receivable and accounts payable with specific customers and suppliers.

For the year ended December 31, 2023, two customers accounted for approximately 20.3% and 10.5% of the Company’s total revenue. For the year ended December 31, 2022, two customers accounted for approximately 11.3% and 10.5% of the Company’s total revenue.

As of December 31, 2023, three customers’ accounts receivable accounted for approximately 38.6%, 17.0% and 11.9% of the total accounts receivable. As of December 31, 2022, two customers’ accounts receivable accounted for approximately 47.6% and 10.9% of the total accounts receivable.

For the year ended December 31, 2023, three suppliers accounted for approximately 42.2%, 13.9% and 10.3% of the Company’s total purchases. For the year ended December 31, 2022, two suppliers accounted for approximately 55.6% and 14.3% of the Company’s total purchases.

As of December 31, 2023, four suppliers’ accounts payable accounted for approximately 50.7%, 22.0% and 13.6% of the total accounts payable. As of December 31, 2022, four suppliers’ accounts payable accounted for approximately 27.4%, 26.2%, 20.1% and 13.8% of the total accounts payable.

PTL Limited and Subsidiaries

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (Continued)

Recently Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In January 2021, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2021-01, Reference Rate Reform (Topic 848). ASU No. 2021-01 is an update of ASU No. 2020-04, which is in response to concerns about structural risks of interbank offered rates, and particularly the risk of cessation of LIBOR. Regulators have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation. ASU No. 2020-04 provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. ASU No. 2020-04 is elective and applies to all entities, subject to meeting certain criteria, that have contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The ASU No. 2021-01 update clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in this update are effective immediately through December 31, 2022, for all entities. On December 21, 2022, the FASB issued a new Accounting Standards Update ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, that extends the sunset (or expiration) date of ASC Topic 848 to December 31, 2024. This gives reporting entities two additional years to apply the accounting relief provided under ASC Topic 848 for matters related to reference rate reform. The Company does not expect the cessation of LIBOR to have a material impact on the financial position, results of operations, cash flows or disclosures.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which requires an enhanced disclosure of significant segment expenses on an annual and interim basis. This guidance will be effective for the annual periods beginning the year ended December 31, 2024, and for interim periods beginning January 1, 2025. Early adoption is permitted. Upon adoption, the guidance should be applied retrospectively to all prior periods presented in the financial statements. The Company does not expect the adoption of this guidance to have a material impact on tis consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which improves the transparency of income tax disclosures by requiring consistent categories and greater disaggregation of information in the effective tax rate reconciliation and income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. This guidance will be effective for the annual periods beginning the year ended December 31, 2025. Early adoption is permitted. Upon adoption, the guidance can be applied prospectively or retrospectively. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

PTL Limited and Subsidiaries

Notes to Consolidated Financial Statements

3. Accounts Receivable

Accounts receivable consisted of the following at December 31:

	2023	2022
Accounts receivable	$7,916,288	$4,817,384
Less: allowance for expected credit loss	-	-
Accounts receivable, net	$7,916,288	$4,817,384

There was no credit loss for the years ended December 31, 2023 and 2022.

4. Prepayments and Other Current Assets

Prepayments and other current assets consisted of the following at December 31:

	2023	2022
Other deposits	$209,420	$199,963
Other receivables	-	1
Advance to suppliers	1,592,963	20,989
	$1,802,383	$220,953

5. Accrued Expenses and Other Current Liabilities

Components of accrued expenses and other current liabilities are as follows as of December 31:

	2023	2022
Accruals for operating expenses	$2,896	$-
Other payables	251,077	1,537
Total	$253,973	$1,537

6. Income Taxes

British Virgin Islands

Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to $256,410 (HK$2,000,000), and 16.5% on any part of assessable profits over $256,410 (HK$2,000,000).

PTL Limited and Subsidiaries

Notes to Consolidated Financial Statements

6. Income Taxes (Continued)

The components of the income tax expense (benefit) are as follows:

	For the years ended December 31,
	2023	2022
Current
BVI	$-	$-
Hong Kong	159,340	6,563
Deferred
BVI	-	-
Hong Kong	-	-
Provision for income taxes	$159,340	$6,563

Income tax payable consist of the following as of December 31:

	2023	2022
Income tax payable	$165,902	$6,563
	$165,902	$6,563

As of December 31, 2023 and 2022, the Company and Petrolink Hong Kong did not have any net operating loss carry-forward.

The following table reconciles Hong Kong statutory rates to the Company’s effective tax:

	For the years ended December 31,
	2023	2022
Profit before income taxes	$1,095,460	$397,672
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	180,751	65,616
Reconciling items:
Tax effect of income that is not taxable*	(198)	(4,376)
Effect of two-tier tax rate	(21,213)	(54,677)
Income tax expense	$159,340	$6,563

*	Income that is not taxable mainly consisted of the interest income and the government subsidies which are non-taxable under Hong Kong income tax law.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2022, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the years ended December 31, 2023 and 2022. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2023.

PTL Limited and Subsidiaries

Notes to Consolidated Financial Statements

7. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of the British Virgin Islands on December 29, 2023. The authorized number of Ordinary Shares was unlimited with no par value. On December 29, 2023, the Company issued 1 share to the controlling shareholder at no par value.

On July 11, 2024, the Company effectuated a share split of its issued and outstanding shares at a ratio of 11,250,000 for one, such that after such share split, the number of issued shares in the Company was 11,250,000 ordinary shares with no par value. As a part to the Company’s recapitalization prior to the completion of its anticipated initial public offering, the Company believes it is appropriate to reflect these share issuances as nominal share issuance on a retroactive basis similar to share split pursuant to ASC 260. The Company has retroactively adjusted all shares and per share data for all the periods presented. As a result of all events mentioned above, the Company had an unlimited number with no par value ordinary shares authorized, of which 11,250,000 were issued and outstanding as of December 31, 2023 and 2022.

8. Related Party Balance and Transactions

The following is a list of related parties which the Company has balances/transactions with:

(a)	Mr. Tak Wing, Ho, a director of the Company.

(b)	Mr. Chi Nap, Yau, a former director of Petrolink Hong Kong.

(c)	Tri Co Trading Co., Limited, controlled by Mr. Chi Nap, Yau.

a.	Due from a director

As of December 31, 2023 and 2022, the balance of amount due from a director was as follows:

	2023	2022
Mr. Tak Wing, Ho (a)(1)	$122,749	$-
Mr. Chi Nap, Yau (b) (1)	-	133,124
	$122,749	$133,124

(1)	The balance as of December 31, 2023 and 2022 represented the advances for operational purposes. These amounts were unsecured, interest-free, repayable on demand, and trade-related. As of the date of this report, the entire balance has been settled with a director on July 19, 2024.

b.	Accounts receivable – a related party

As of December 31, 2023 and 2022, the balance of accounts receivable from a related party was as follows:

	2023	2022
Tri Co Trading Co., Limited (c) (1)	$-	$4,374,401
	$-	$4,374,401

(1)	Tri Co Trading Co. Limited is under control by a common director Mr. Chi Nap, Yau from November 1, 2022 to March 7, 2023. The balance as of December 31, 2023 and 2022 represented the accounts receivable regarding the sales of the marine fuel. The amount was unsecured, interest-free, repayable and trade-related on demand. As of the date of this report, the entire balance has been settled on February 20, 2023.

c.	Accounts payable – a related party

As of December 31, 2023 and 2022, the balance of accounts payable to a related party was as follows:

	2023	2022
Tri Co Trading Co., Limited (c) (1)	$-	$1,848,656
	$-	$1,848,656

(1)	Tri Co Trading Co. Limited is under control by a common director Mr. Chi Nap, Yau from November 1, 2022 to March 7, 2023. The balance as of December 31, 2023 and 2022 represented the accounts payable regarding the purchases of the marine fuel. The amount was unsecured, interest-free, repayable on demand and trade-related. As of the date of this report, the entire balance has been settled on February 1, 2023.

d.	Related party transactions

The Company sells marine fuel to Tri Co Trading Co., Limited (c). For the years ended December 31, 2023 and 2022, the sales of marine fuel to Tri Co Trading Co., Limited (c) were $3,731,638 and $3,223,218, respectively.

The Company purchases marine fuel from Tri Co Trading Co., Limited (c). For the years ended December 31, 2023 and 2022, the purchases of marine fuel from Tri Co Trading Co., Limited (c) were nil and $345,451, respectively.

PTL Limited and Subsidiaries

Notes to Consolidated Financial Statements

9. Commitments and Contingencies

Commitments

As of December 31, 2023, the Company did not have any significant capital and other commitments.

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its consolidated financial position, cash flows or results of operations on an individual basis or in the aggregate. As of December 31, 2023 and 2022, the Company is not a party to any material legal or administrative proceedings.

10. Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are all located in Hong Kong and most of the Company’s revenue and expense are derived in Hong Kong. The single segment represents the Company’s core business of providing marine fuel logistics services and one-stop solutions for vessel refuelling mainly in Hong Kong. The following table shows the revenue by geographical location of the Company’s revenue for the years ended December 31, 2023 and 2022, respectively, where is based on the location at which the marine fuel is delivered to the customer:

	For the years ended December 31,
	2023	2022
Hong Kong	$95,186,597	$71,331,173
United Arab Emirates	3,026,682	558,075
Singapore	1,724,319	549,221
Saudi Arabia	780,000	-
China	671,962	2,378,739
Others*	716,949	-
Total	$102,106,509	$74,817,208

*	Others includes Peru, South Africa, Netherlands, United States and Kenya.

11. Subsequent Events

On January 8, 2024, Petrolink Hong Kong has entered into an operating lease agreement with a third party for office spaces in Hong Kong that will expire on January 9, 2026.

On February 5, 2024, Petrolink Singapore was incorporated in Singapore as a wholly-owned subsidiary of the Company.

On February 16, 2024, Petrolink Singapore has entered into an operating lease agreement with a third party for office spaces in Singapore that will expire on February 28, 2026.

On June 28, 2024, the shareholder of the Company, namely PTLE Limited approved a share subdivision pursuant to which each of the Company’s existing issued and unissued shares with no par value each into 11,250,000 shares with no par value each, and all the subdivided shares shall be ranked pari passu in all respects with each other as part of the Company’s reorganization. The share subdivision has been completed on July 11, 2024. As a result of the share subdivision, the Company had an unlimited number with no par value ordinary shares authorized, and had 11,250,000 ordinary shares issued and outstanding, which were held by PTLE Limited.

The Company evaluated all events and transactions that occurred after December 31, 2023 up through the date the Company issued these consolidated financial statements. Other than the event disclosed above, there was no other subsequent event occurred that would require recognition or disclosure in the Company’s consolidated financial statements.

PTL Limited

1,250,000 Ordinary Shares

PROSPECTUS

October 15, 2024

Until and including November 9, 2024 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.